As Filed with the Securities and Exchange Commission on May 3, 2012

Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOME INNS & HOTELS MANAGEMENT INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
State or other jurisdiction of incorporation or (organization)	(I.R.S. Employer Identification No.)

No. 124 Caobao Road

Xuhui District

Shanghai 200235

People’s Republic of China

+86 21 3401-9898

(Address and telephone number of Registrant’s principal executive office)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, and telephone number for agent of service)

Copies to:

Huiping Yan Chief Financial Officer Home Inns & Hotels Management Inc. No. 124 Caobao Road Xuhui District Shanghai 200235 People’s Republic of China +86 21 3401-9898	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value $0.005 per share	8,149,616	$11.63(2)	$94,780,035(2)	$10,862
Ordinary shares, par value $0.005 per share	(3)	(3)	(3)	(3)

(1)	American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby were previously registered under a separate registration statement on Form F-6 (Registration No. 333-137983). Each ADS represents two ordinary shares.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s ADSs on the NASDAQ Global Market on April 30, 2012 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(3)	An indeterminate aggregate number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

HOME INNS & HOTELS MANAGEMENT INC.

American Depositary Shares

(each representing two ordinary shares,

par value $0.005 per ordinary share)

This prospectus relates to the proposed sale from time to time by us or any selling shareholder of American depositary shares, or ADSs, of Home Inns & Hotels Management Inc., or Home Inns. Each ADS represents two ordinary shares, par value $0.005 per ordinary share, of Home Inns. We will not receive any proceeds from the sale of ADSs by any selling shareholder.

Our ADSs are listed on the NASDAQ Global Market under the symbol “HMIN.” On May 3, 2012, the closing price of our ADSs on the NASDAQ Global Market was $24.21 per ADS.

If required, we will provide the specific terms of any offering and the offered securities as well as information about the selling shareholders, if any, in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Investing in our ADSs involves a high degree of risk. You should carefully consider the “Risk Factors” which are incorporated by reference into this prospectus and which may be included in any prospectus supplement.

We or any selling shareholder may sell the securities to or through underwriters or dealers, through agents, directly to purchasers, or through a combination of these methods. The names of any underwriters or dealers will be stated in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any of the selling shareholders may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information about Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to our American depositary shares, each of which represents two ordinary shares;

•	“China” or “PRC” refers to the People’s Republic of China, excluding (solely for the purposes of this prospectus) Taiwan, Hong Kong and Macau;

•	“Ctrip Entities” refers to Ctrip.com (Hong Kong) Limited, a Hong Kong company, and C-Travel International Limited, a Cayman Islands company;

•	“Home Inns,” “we,” “us,” “our company” and “our” refer to Home Inns & Hotels Management Inc., a Cayman Islands company, and its predecessor entities and subsidiaries;

•	“our hotels” refers, collectively, to our leased-and-operated and our franchised-and-managed hotels;

•	“RMB” or “Renminbi” refers to the legal currency of China; “$,” “US$” or “U.S. dollars” refers to the legal currency of the United States;

•

“outstanding ordinary shares” and “ordinary shares outstanding” refer to our outstanding ordinary shares, excluding 3,370,850 ordinary shares that have been issued to The Bank of New York Mellon but are reserved in anticipation of the exercise of options and vesting of restricted shares under the share incentive plan that we adopted in 2006; and

•	“shares” or “ordinary shares” refers to our ordinary shares, par value $0.005 per share.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current or then-current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current or then-current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

•	our anticipated growth strategies;

•	our future business development, results of operations and financial condition;

•	our ability to continue to control costs and maintain profitability; and

•	the expected growth of and change in the travel and lodging business in China.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement, including the following risks:

•	changes in national, regional or local economic conditions;

•	severe weather conditions, natural disasters or travelers’ fears of exposure to serious contagious diseases;

•	competition from other hotels, the attractiveness of our hotels to customers, and our ability to maintain and increase sales to existing customers and attract new customers;

•	local market conditions such as an oversupply of, or a reduction in demand for, hotel rooms;

•	the quality and performance of managerial and other employees of our hotels;

•	increases in operating costs and expenses due to inflation and other factors;

•	the availability and cost of capital to allow us and our franchisees to fund construction and renovation of, and make other investments in, our hotels;

•	seasonality of the lodging business and the timing of major national or regional events; and

•	the risk that leased properties may be subject to challenges as to their compliance with the relevant government regulations or their compatibility with the government planning and re-zoning.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

EXCHANGE RATE INFORMATION

This prospectus contains translations of RMB amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this annual report is based on the noon buying rate published by the Federal Reserve Board. Unless otherwise noted, all translations of financial data from RMB to U.S. dollars in this annual report were made at a rate of RMB 6.2939 to US$1.00, the certified exchange rate in effect as of December 30, 2011. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On April 27, 2012, the noon buying rate was RMB 6.3093 to US$1.00.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. The source of these rates is the Federal Reserve Board.

	Noon Buying Rate
	Period End	Average(1)	Low	High
Period
2007	7.2946	7.5806	7.8127	7.2946
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.6497	6.6745	6.6000
2011	6.2939	6.4630	6.6364	6.2939
October	6.3547	6.3710	6.3825	6.3534
November	6.3765	6.3564	6.3839	6.3400
December	6.2939	6.3482	6.3733	6.2939
2012
January	6.3310	6.3119	6.3330	6.2940
February	6.2935	6.3000	6.3120	6.2935
March	6.2975	6.3125	6.3315	6.2975
April (through April 27, 2012)	6.3093	6.3056	6.3150	6.2975

(1)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

OUR COMPANY

We are a leading economy hotel chain in China, based on the number of our hotels, the number of our hotel rooms, and the geographic coverage of our hotel chain. We develop and operate economy hotels across China under our award-winning “Home Inn” brand, our new “Yitel” brand and our recently acquired “Motel 168” brand. Since we commenced operations in 2002, we have become one of the best-known economy hotel chains in China. We offer a consistent product and high-quality services to primarily serve the fast growing population of value-conscious individual business and leisure travelers who demand clean, comfortable and convenient lodging.

We have experienced substantial growth while maintaining profitability since 2003. Our hotels in operation grew rapidly from 10 hotels in 4 cities as of the end of 2003 to 1,426 hotels in 212 cities as of the end of 2011. Our total revenues grew from RMB 2.60 billion in 2009 to RMB 2.91 billion in 2010 and RMB 3.96 billion (US$629.1 million) in 2011. Meanwhile, our net income attributable to Home Inns’ shareholders grew from RMB 256.0 million in 2009 to RMB 359.5 million in 2010 and declined to RMB 351.6 million (US$55.9 million) in 2011.

We have achieved our growth by utilizing two business models. We either lease real estate properties with which we develop and operate hotels, or we franchise our brand and manage these franchised hotel properties. We refer to the former type of hotels as “leased-and-operated hotels” and to the latter type of hotels as “franchised-and-managed hotels.” As of December 31, 2011, our hotel chain consisted of 698 leased-and-operated hotels in operation with an additional 55 leased-and-operated hotels contracted or under construction and 728 franchised-and-managed hotels in operation and an additional 143 franchised-and-managed hotels contracted or under construction.

Home Inns & Hotels Management (Hong Kong) Limited, or Home Inns Hong Kong, was incorporated in Hong Kong in 2001 by its individual founders and Ctrip, a leading China-based travel consolidator. In 2002, Home Inns Hong Kong and a subsidiary of Beijing Tourism Group entered into a joint venture agreement to form Home Inns & Hotels Management (Beijing) Limited, or Home Inns Beijing. Home Inns Hong Kong gradually increased its ownership interest in Home Inns Beijing until Home Inns Beijing became its wholly-owned subsidiary in 2007.

In May 2006, we incorporated Home Inns & Hotels Management Inc. in the Cayman Islands in preparation for our initial public offering. In June 2006, all of the then-existing shareholders of Home Inns Hong Kong exchanged their respective shares of Home Inns Hong Kong for an equivalent number of shares of Home Inns & Hotels Management Inc. of equivalent classes, and Home Inns Hong Kong became our wholly-owned subsidiary. We completed our initial public offering in October 2006.

In October 2007, we acquired the Top Star hotel chain, which had 26 hotels in operation at the time of the acquisition with approximately 4,200 rooms located in 18 cities across China. Effective October 1, 2011, we acquired Motel 168 International Holdings Limited, or Motel 168, which had 297 hotels in operation at the time of the acquisition, including 144 leased-and-operated hotels and 153 franchised-and-managed hotels, with approximately 47,099 rooms located in 85 cities across China.

As of December 31, 2011, we had 1,426 hotels in operation, including 698 leased-and-operated hotels and 728 franchised-and-managed hotels, with approximately 176,562 rooms located in 212 cities across China, and an additional 198 hotels under development.

Our principal executive offices are located at No. 124 Caobao Road, Xuhui District, Shanghai 200235, People’s Republic of China. Our telephone number at this address is +86 21 3401 9898. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017.

RISK FACTORS

Please see the factors set forth under the heading “Risk Factors” in our most recently filed Annual Report on Form 20-F, which is incorporated in this prospectus by reference, and, if applicable, in any accompanying prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us to fund capital expenditures and for other general corporate purposes and we will not receive any of the proceeds from the sale of our securities by any selling shareholder.

SELLING SHAREHOLDERS

Holders of ADSs Issued in Relation to Our Acquisition of Motel 168

We are registering the ADSs held by the selling shareholders, including the ordinary shares represented by such ADSs, for sale from time to time after the date of this prospectus.

We issued the ADSs in September 2011 in an acquisition of a 100% ownership interest in Motel 168 to the then shareholders of Motel 168, a transaction exempt from the registration requirements of the Securities Act.

Selling shareholders of ADSs may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by these selling shareholders may be deemed to be underwriting commissions.

The table below sets forth, among other things, the name and address of shareholders of ADSs that may offer ADSs pursuant to this prospectus, the number of ordinary shares owned by each such selling shareholders, to the extent known to us as of the date of this prospectus and based upon information provided to us by the selling shareholders on or prior to May 3, 2012. To our knowledge, none of such selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

The selling shareholders listed in the table below may from time to time offer and sell pursuant to this prospectus any and all of the ADSs, including the ordinary shares represented by the ADSs. Accordingly, no estimate can be given as to the number of ordinary shares that will be held by such selling shareholders upon consummation of any sales.

Information about the selling shareholders listed in the table below may change over time, and we may not be made aware of changes in the ownership of our ADSs. Any changed information that is provided to us by such selling shareholders will be set forth in prospectus supplements to this prospectus.

Name	Shares Owned Prior to Offering	Percent of Class Prior to Offering	Shares Being Offered	Shares Owned After Offering	Percent of Class After Offering
Merrylin International Investment Limited(2)	2,098,526	2.3%	(1)	(1)	(1)
GSS III Monroe Holdings Limited(3)	6,051,090	6.7%	(1)	(1)	(1)

(1)	We do not know when or in what amounts the selling shareholders may offer ordinary shares represented by ADSs for sale. See “Plan of Distribution.” Because the selling shareholders may offer all or some of the ordinary shares represented by ADSs pursuant to this offering, we cannot estimate the number of ordinary shares represented by ADSs that will be held by the selling shareholders after the completion of this offering or the percentage they would represent after the offering. The percent of class prior to offering is based on our 90,751,272 ordinary shares outstanding as of the date of this prospectus.
(2)	The address of Merrylin International Investment Limited is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(3)	The address of GSS III Monroe Holdings Limited is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined statement of operations for the year ended December 31, 2011 gives effect to the acquisition of Motel 168 by Home Inns as if the acquisition transaction had occurred on January 1, 2010.

Such unaudited pro forma combined statement of operations is based on the historical financial statements of Home Inns and Motel 168 incorporated into or included elsewhere in this document. The pro forma combined statement of operations has been adjusted to give effect to the acquisition transaction; such adjustments are described in the notes below.

The unaudited combined pro forma financial information:

•

does not purport to represent what the combined results of operations actually would have been if the Motel 168 acquisition had occurred on January 1, 2010 or what those results will be for any future periods; and

•

excludes matters not directly attributable to the acquisition of Motel 168. No adjustment, therefore, has been made for actions which have been or may be taken now that the acquisition has been completed, such as any of our integration plans related to Motel 168.

The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

•

U.S. GAAP financial information for Home Inns has been derived from Home Inns’ audited consolidated statement of operations for the year ended December 31, 2011 contained in Home Inns’ Annual Report on Form 20-F incorporated into this document.

•

The operating information on Motel 168 has been derived from the Motel 168 unaudited consolidated financial statements for the nine-month period ended September 30, 2011, which was prepared on an IFRS basis and is contained in this Form F-3. Adjustments have been made to convert the Motel 168 IFRS financial information to U.S. GAAP and to align those policies with Home Inns’ U.S. GAAP accounting policies. The basis for these adjustments is explained in the notes to the information accompanying the tables.

The following combined pro forma financial statements should be read in conjunction with:

•	the accompanying notes;

•	the consolidated financial statements of Home Inns for the year ended December 31, 2011 and the notes relating thereto; and

•	the consolidated financial statements of Motel 168 for the nine-month period ended September 30, 2011 and the notes relating thereto, included in this Form F-3.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(Amounts expressed in thousands,

except shares and per share data and where otherwise stated)

	Actual for Home Inns year ended December 31, 2011	Actual for Motel 168 nine-months ended September 30, 2011 IFRS	Pro forma adjustments	Notes	Pro forma for the year ended December 31, 2011
	RMB	RMB	RMB		RMB	US$
Revenues:
Leased-and-operated hotels	3,559,740	1,050,044	20,650	3e(i)	4,630,434	735,702
Franchised-and-managed hotels	399,986	34,698	—		434,684	69,064

Total revenues	3,959,726	1,084,742	20,650		5,065,118	804,766
Less: Business tax and related surcharges	(249,274)	—	(62,281)	3e(i),3f	(311,555)	(49,501)

Net revenues	3,710,452	1,084,742	(41,631)		4,753,563	755,265

Operating costs and expenses:
Leased-and-operated hotel costs—
Rents and utilities	(1,232,662)	(465,892)	—		(1,698,554)	(269,873)
Personnel costs	(657,155)	(186,274)	—		(843,429)	(134,007)
Depreciation and amortization	(398,914)	(156,718)	1,421	3d	(554,211)	(88,055)
Consumables, food and beverage	(258,120)	(94,204)	—		(352,324)	(55,979)
Others	(413,815)	(188,894)	45,083	3f	(557,626)	(88,598)

Total leased-and-operated hotel costs	(2,960,666)	(1,091,982)	46,504		(4,006,144)	(636,512)
Personnel costs of franchised-and-managed hotels	(72,009)	—	(6,105)	3f	(78,114)	(12,411)
Sales and marketing expenses	(44,451)	(22,740)	15,425	3e(i),3f	(51,766)	(8,225)
General and administrative expenses	(335,888)	(61,650)	70,301	3b,3d, 3e(ii),3f	(327,237)	(51,993)
Total operating costs and expenses	(3,413,014)	(1,176,372)	126,125		(4,463,261)	(709,141)

Income from operations	297,438	(91,630)	84,494		290,302	46,124

Interest income	31,996	1,478	—		33,474	5,318
Interest expense	(46,868)	(1,362)	(64,437)	3c,3e(ii)	(112,667)	(17,901)
Gain on change in fair value of convertible notes	198,547	—	—		198,547	31,546
Gain on buy-back of convertible bonds	1,521	—	—		1,521	242
Non-operating income	35,899	7,262	—		43,161	6,858
Non-operating expenses	(7,315)	—	—		(7,315)	(1,162)
Foreign exchange gain, net	15,849	1,613	—		17,462	2,774

Income before income tax expense	527,067	(82,639)	20,057		464,485	73,799
Income tax expense	(169,442)	(33,739)	788	3d	(202,393)	(32,157)

Net income	357,625	(116,378)	20,845		262,092	41,642

Less: Net income attributable to noncontrolling interests	(6,094)	—	—		(6,094)	(968)

Net income attributable to Home Inns’ shareholders	351,531	(116,378)	20,845		255,998	40,674

Earnings per share
—Basic	4.17	—	—		2.84	0.45
—Diluted	1.26	—	—		0.23	0.04

See notes to unaudited pro forma combined statement of operations

NOTES

1. BASIS OF PRESENTATION

The unaudited pro forma combined statement of operations has been prepared in accordance with U.S. GAAP with respect to Home Inns and IFRS with respect to Motel 168.

The unaudited pro forma combined statement of operations should be read in conjunction with the historical financial statements from which it was derived: (a) the audited consolidated financial statements of Home Inns as at and for the year ended December 31, 2011, prepared in accordance with U.S. GAAP; and (b) the unaudited consolidated financial statements of Motel 168 as at and for the nine-month period ended September 30, 2011, prepared in accordance with IFRS.

The Motel 168 acquisition has been treated as an acquisition of a business, with Home Inns as the acquirer and Motel 168 as the acquiree, assuming the acquisition had been completed on January 1, 2010. This unaudited pro forma combined statement of operations is not intended to reflect the operating results that would have actually resulted had the Motel 168 acquisition been consummated on January 1, 2010. Further, the pro forma combined statement of operations is not necessarily indicative of the results of operations that may be obtained in the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma combined statement of operations has been prepared in a manner consistent with the accounting policies adopted by Home Inns. These accounting policies differ in certain respects from those of Motel 168. The pro forma statement of operations adjusts Motel 168’s IFRS financial statements to conform with Home Inns’ U.S. GAAP accounting policies; see Note 3(e).

3. OTHER PRO FORMA ADJUSTMENTS

(a) Purchase Consideration

Purchase consideration is as follows:

	Consideration		Notes
	(in RMB thousands except where indicated)
Issuance of ordinary shares as of September 30, 2011 (number of shares)		8,149,616
Closing market price as of September 30, 2011	US$	12.885
RMB equivalent of equity interest fair value transferred to sellers		667,314	i
Total cash consideration		2,201,731

Total purchase consideration		2,869,045
Less: book value of net assets acquired		(559,266)
Less: fair value adjustments		(502,932)	ii

Goodwill		1,806,847

i.	Due to the acquisition date (October 1, 2011) being a Saturday, the closing market price of $12.885 as of September 30, 2011, the date closest to the acquisition date, was used to calculate the fair value of the equity interest transferred to the sellers of Motel 168. The number of ordinary shares of Home Inns common stock issued is 8,149,616.

The cash portion of the estimated purchase consideration, payable in U.S. dollars, was translated based on an exchange rate of $1 = RMB 6.3549, which was the exchange rates on September 30, 2011, as mutually agreed by Home Inns and the sellers of Motel 168.

ii.	Fair value adjustments

Except as noted below, the carrying value of current assets and liabilities in Motel 168’s financial statements are considered to approximate their fair values. For purposes of the pro forma analysis, the following adjustments were made to reflect the fair value of net assets acquired:

•	The intangible assets of RMB 1,139,253 thousand (US$181,009 thousand) reflect the fair value of brand name, favorable leases, franchise agreements and customer relationships.

•	Deferred tax assets of RMB 41,100 thousand (US$6,530 thousand) reflect the tax effect of unfavorable lease liabilities.

•	The estimated fair value of the unfavorable lease liabilities is RMB 392,608 thousand (US$62,379 thousand).

•	Deferred tax liabilities of RMB 284,813 thousand (US$45,252 thousand) reflect the tax liability in connection with brand name, favorable leases, franchise agreements and customer relationships.

Goodwill represents the total excess of the purchase consideration over the fair value of the assets acquired of RMB 1,806,847 thousand (US$287,079 thousand).

(b) Transaction Costs

Total acquisition costs of RMB 63,824 thousand (US$10,141 thousand) were expensed as incurred in the year ended December 31, 2011 in Home Inns’ consolidated statement of operations. A pro forma adjustment has been made to reconcile out the transaction costs in the unaudited pro forma combined statement of operations as these costs are directly related to this transaction and are non-recurring.

(c) Interest Expense

In September 2011, Home Inns entered into a senior secured credit facility under which Home Inns can borrow up to US$240 million. The proceeds of the borrowing could only be used for the acquisition of 100% of the shares of Motel 168. The annual interest rate on this borrowing is LIBOR plus 3.90% and the total upfront fee is RMB 91,617 thousand (US$14,556 thousand). A pro forma adjustment is made to recognize the interest expense of RMB 47,812 thousand (US$7,597 thousand) and upfront fee amortization of RMB 17,178 thousand (US$2,729 thousand) for the nine-month period ended September 30, 2011 as if the loan were borrowed on January 1, 2010 and no repayment had been made as of September 30, 2011. The total adjustment amount was RMB 64,990 thousand (US$10,326 thousand). The weighted average interest rate of 4.22% for the fourth quarter of 2011 was used to calculate the interest expense adjustment. The upfront fee is amortized over four years. For the nine-month period ended September 30, 2011, an increase or decrease in the interest rate of one-eighth of a percent would increase or decrease our interest expenses by RMB 5,977 thousand (US$950 thousand).

(d) Amortization Expense

The franchise agreements and customer relationships, which are intangible assets with definite useful lives, were recorded at their fair value of RMB 48,770 thousand (US$7,749 thousand) and RMB 6,990 thousand (US$1,111 thousand), respectively. The useful lives of franchise agreement and customer relationship are estimated at 8 years and 4 years, respectively.

Favorable and unfavorable lease agreements, amortized over the remaining lease terms, were recorded at their fair value of RMB 399,193 thousand (US$63,425 thousand) and RMB 392,608 thousand (US$62,379 thousand), respectively.

Therefore, a pro forma adjustment was made to record the amortization expenses of RMB 4,572 thousand (US$726 thousand) for franchise agreement in “general and administrative expenses”. A credit to “operating costs and expenses—depreciation and amortization” of RMB 1,421 thousand (US$226 thousand) was recorded for the net amount of amortization of favorable lease agreements RMB 20,216 thousand (US$3,212 thousand), unfavorable lease agreements RMB (22,947) thousand (US$3,646 thousand) and customer relationships RMB 1,310 thousand (US$208 thousand). In connection with above adjustment, the related income tax benefit of RMB 788 thousand (US$125 thousand) was recognized accordingly using the statutory tax rate of 25%.

(e) Pro Forma U.S. GAAP Adjustments

The following adjustments have been made to conform the Motel 168 IFRS financial information to U.S. GAAP and with Home Inns’ U.S. GAAP accounting policies.

i.	Customer reward program

Motel 168 invites its customers to participate in a customer reward program. Members enjoy discounts on room rates and priority in hotel reservation and accumulate membership credits for their paid stays, which can be redeemed for room night awards and other gifts. Under IFRS, the consideration received for the sale of services (from which the awards credits are earned) is allocated based on fair value to (1) the service delivered and (2) the awards credits. The consideration allocated to the awards credits are presented as “deferred revenue” and are recognized as revenue over the period the awards credits will be redeemed. The business tax and related surcharges related to the consideration are also deferred as other receivable and are recognized as business tax expenses over the period accordingly. Under U.S. GAAP, the estimated incremental costs to provide membership upgrades, room night awards and other gifts are accrued and recorded as accruals for customer reward program as members accumulate points and recognized as sales and marketing expenses in the statements of operations. A pro forma adjustment increase of sales and marketing expenses of RMB 637 thousand (US$101 thousand) is made to recognize the customer reward program related expense of Motel 168 according to U.S. GAAP as if the acquisition were completed on January 1, 2010. The revenue of RMB 20,650 thousand (US$3,281 thousand) and business tax and related surcharges of RMB 1,136 thousand (US$180 thousand) deferred under IFRS were recognized under U.S.GAAP accordingly.

ii.	Onerous contract provisions

Under IFRS, onerous contract provisions are recognized when a contract becomes onerous regardless of whether the entity has ceased using the rights under the contract. Most of the lease contracts of Motel 168 are considered as irrevocable due to high penalties. Provisions for onerous contract comprise future rents payable net of the economic benefits expected to be received on onerous property leases. Under U.S. GAAP, provisions are not recognized for unfavorable contracts unless the entity has ceased using the rights under the contract.

A pro forma adjustment was made to reverse general and administrative expenses of RMB 4,944 thousand (US$786 thousand) and interest expense of RMB 553 thousand (US$88 thousand) to give effect to the acquisition of Motel 168 by Home Inns as if the transaction had occurred on January 1, 2010.

(f) Reclassifications

Certain transactions were reclassified from the financial statements of Motel 168 so their presentation would be consistent with Home Inns.

The following reclassifications were made to the statement of operations for the nine-month period ended September 30, 2011:

Amount of Reclassification
(in RMB thousands)
Business tax and related surcharges	61,145
Cost of sales	(45,083)
Sales and marketing expenses	(16,062)
General and administrative expenses	(6,105)
Personnel costs of Franchised-and-managed hotels	6,105

•	Business tax and related surcharges were reclassified from operating costs and expenses—others by RMB 61,145 thousand (US$9,715 thousand).

•	Commission fees to external agencies of RMB 16,062 thousand (US$2,552 thousand) were reclassified from sales and marketing expenses to operating costs and expenses—others.

•	Cost of sales was decreased by RMB 45,083 thousand (US$7,163 thousand) for the above-mentioned factors.

•	Personnel costs of franchised-and-managed hotels of RMB 6,105 thousand (US$970 thousand) were separated from general and administrative expenses.

(g) Earnings per Ordinary Share

Pro forma earnings per ordinary share for the year ended December 31, 2011, have been calculated based on the estimated weighted average number of ordinary shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of ordinary shares outstanding for the year ended December 31, 2011, has been calculated as if the shares issued for acquisition had been issued on January 1, 2010.

The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2011:

	For the Year Ended December 31, 2011
	Historical Home Inns	Pro Forma Combined
	(in RMB thousands, except per share data)
Net earnings attributable to Home Inns from continuing operations	351,531	255,998
Dilutive effect of issuance and buy-back of convertible bonds	(845)	(845)
Dilutive effect of issuance of convertible notes	(232,278)	(232,278)

Net income for diluted earnings	118,408	22,875
Weighted-average shares for basic earnings per share	84,222	90,295
Dilutive effect of share options, convertible bonds and convertible notes	10,077	10,078

Weighted-average shares for diluted earnings per share	94,299	100,373
Basic earnings per share attributable to Home Inns from continuing operations	4.17	2.84
Diluted earnings per share attributable to Home Inns from continuing operations	1.26	0.23

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our authorized share capital consists of 200,000,000 ordinary shares, par value US$0.005 each, 90,751,272 of which are issued and outstanding (excluding the 3,370,850 ordinary shares that we reserved for issuance upon the exercise of our outstanding options and vesting of restricted shares under the share incentive plan). In addition, as of the same date, we have options issued and outstanding under our share incentive plan that are exercisable, if and when vested, for 6,940,730 of our ordinary shares, as well as 955,350 restricted shares that are as yet unvested.

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2011 Revision) of the Cayman Islands, which is referred to as the Companies Law below. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Register of Members. Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

Voting Rights. Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by one or more shareholders present in person or by proxy entitled to vote and who together held not less than 10% of the paid up voting share capital of our company.

A quorum required for a meeting of shareholders consists of shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, holding not less than one-third of our voting share capital. Shareholders’ meetings may be held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least one-third of our voting share capital. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including alter the amount of our authorized share capital, consolidate and divide all or any of our share capital into shares of larger amount than our existing share capital, and cancel any authorized but unissued shares.

Transfer of Shares. Subject to the restrictions of our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by at least a majority of the holders of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information About Us.”

History of Securities Issuances

The following is a summary of our recent securities issuances.

2007 Convertible Bond Offering. In December 2007, we issued and sold RMB 1.11 billion aggregate principal amount of US$ settled zero coupon convertible senior bonds due 2012, which we refer to as our convertible bonds, to non-U.S. investors under Regulation S of the Securities Act. The convertible bonds are convertible at the option of the holder into fully paid ordinary shares with a par value of US$0.005 per share at a conversion price of US$26.545 per ordinary share (equal to US$53.09 per ADS), based on a fixed exchange rate of RMB 7.4 to US$1.00. Accordingly, the number of ordinary shares to be issued on conversion is fixed. A holder will receive 509.079 ordinary shares per RMB 100,000 principal amount of bonds upon conversion, subject only to contingent adjustment for dilutive events or change of control. The convertible bonds bear no coupon but pay 102.53% of the principal amount upon maturity if not converted. The holders have the option to put the bonds, and we can call the bonds if the market price of our ADSs reaches a certain hurdle. In the fourth quarter of 2008, we began to gradually repurchase and retire our convertible bonds. Following these repurchases, our outstanding convertible bonds had an aggregate principal amount of RMB 110.8 million (US$17.6 million) as of the date of this prospectus.

Private Placement. On May 21, 2009, we issued US$50 million in equity, or 7,514,503 ordinary shares, to Ctrip.com International, Ltd. through a private placement. The purchase price per ordinary share is set at US$6.6538 or US$13.3076 per ADS. Total proceeds, net of issuance costs from the issuance, amounted to RMB 341.1 million.

2010 Convertible Note Offering. In December 2010, we issued and sold US$184 million aggregate principal amount of 2.00% convertible senior notes due 2015, which we refer to as our convertible notes, to qualified institutional buyers under Section 144A of the Securities Act. The convertible notes mature on December 15, 2015. A holder may convert its convertible notes into our ADSs at any time until the close of business on the business day immediately preceding the maturity date. Holders may only convert notes with a principal amount of $1,000 or a multiple of $1,000. The conversion rate was initially 20.2560 ADSs per $1,000 principal amount of convertible notes (equivalent to a conversion price of approximately $49.37 per ADS). The conversion rate is subject to adjustment. As of the date of this prospectus, all of our convertible notes remained outstanding.

Options and Stock Purchase Rights. As of the date of this prospectus, we have granted 9,559,750 options to some of our directors, officers, employees and other individuals under our 2006 Share Incentive Plan, of which 1,620,764 have been exercised, 507,006 have been cancelled and 6,940,730 remain outstanding. As of the date of this prospectus, we have also granted 955,350 restricted shares to some of our directors, officers and employees, all of which are unvested.

Motel 168 Acquisition. In September 2011, we issued 8,149,616 ordinary shares, valued at US$164.5 million, to the then shareholders of Motel 168 International Holdings Limited as part of the consideration for our acquisition of a 100% ownership interest in Motel 168.

Differences in Corporate Law

The Companies Law is modeled after that of the United Kingdom but does not follow recent United Kingdom statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of 90% of the shares affected within four months, the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, Cayman Islands courts can be expected to follow English the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge:

•	an act which is ultra vires such company or illegal;

•	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company; and

•	an action which requires a resolution with a qualified or special majority which has not been obtained.

Indemnification. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association, we may indemnify our directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are party or are threatened to be made a party by reason of their acting as our directors, officers, employees or agents. To be entitled to indemnification, these persons must have acted in good faith and in the best interest of our company and not contrary to the interest of our company, and must not have acted in a manner willfully or grossly negligent and, with respect to any criminal action, they must have had no reasonable cause to believe their conduct was unlawful. Our amended and restated memorandum and articles of association also allow for indemnification of such person in the case of a suit initiated by our company or in the right of our company.

We have entered into indemnification agreements with our directors and executive officers to indemnify them to the fullest extent permitted by applicable law and our articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.

Registration Rights

Granted to Shareholders in June 2006. Pursuant to a shareholders agreement entered into in June 2006, we have granted certain registration rights to holders of our registrable securities. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights. At any time, holders of at least 50% of registrable securities have the right to demand that we file a registration statement covering the offer and sale of their securities with anticipated aggregate proceeds in excess of US$5 million. We, however, are not obligated to effect a demand registration if (1) we have already effected two demand registrations, (2) during the period beginning on the 60th day prior to our good faith estimate of the filing date of, and ending on the 180th day after the effective date of, a public offering of our securities initiated by us, or (3) if the securities to be registered can be registered on Form F-3. We have the right to defer filing of a registration statement for up to 120 days if we provide the requesting holders a certificate signed by either our chief executive officer or chairman of the board of directors stating that in the good faith judgment of the board of directors that filing of a registration statement will be detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 24-month period.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our securities other than, among other things, relating to a stock option plan or a corporate reorganization, then we must offer holders of registrable securities an opportunity to include in the registration all or any part of their registrable securities. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Form F-3 Registration Rights. When we are eligible for use of Form F-3, holders of our registrable securities then outstanding have the right to request that we file a registration statement under Form F-3. We are not obligated to file a registration statement on Form F-3 if we have already effected one registration on Form F-3 in any six-month period or the holders propose to sell registrable securities and such other securities (if any) at an aggregate public price of less than US$500,000, net of any underwriters’ discounts or commissions.

Expenses of Registration. We will pay all expenses, other than underwriting discounts and commissions, relating to any demand, piggyback or F-3 registration.

Registration Rights of Ctrip Entities. Set forth below is a description of the registration rights of the Ctrip Entities:

Demand Registration Rights. At any time, holders of at least 25% of the ordinary shares held by the Ctrip Entities and their transferees and assignees have the right to demand that we file a registration statement covering the offer and sale of their securities. We are obligated under the registration rights agreement to use our best efforts to register our ordinary shares for resale if the Ctrip Entities or their transferees and assignees make such a request. We are not obligated to affect such demand registrations on more than three occasions. If the holders of shares initiating a demand intend to distribute their shares by means of an underwriting, the underwriters will have the right to limit the number of shares having registration rights to be included in the registration statement. We have the ability to defer the filing of a registration statement for up to 90 days if we furnish to the demanding holder or holders a certificate signed by one of our directors stating that in the good faith judgment of the board of directors, filing of a registration statement will be detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period.

Piggyback Registration Rights. If we propose to file a registration statement with respect to a public offering of our securities for our own account or for the account of any person that is not the Ctrip Entities or their transferees and assignees, we must offer the Ctrip Entities and their transferees and assignees the opportunity to include their securities in the registration statement. If the registration statement is for an underwritten offering and the underwriters determine that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the offering and the underwriting will be allocated first to us, second to the Ctrip Entities and their transferees and assignees, and third to other holders.

Form F-3 Registration Rights. When we are eligible for use of Form F-3, holders of at least 25% of the ordinary shares held by the Ctrip Entities or their transferees and assignees have the right to request that we file a registration statement under Form F-3. Such requests for registrations are not counted as demand registrations. We have the ability to defer the filing of such a registration statement for up to 90 days if we furnish to the requesting holder or holders a certificate signed by one of our directors stating that in the good faith judgment of the board of directors, filing of a registration statement will be detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period.

Expenses of Registration. We will pay all expenses, other than underwriting discounts and commissions, relating to any demand, piggyback or F-3 registration.

Registration Rights Relating to the 2.00% Convertible Senior Notes due 2015. In connection with the issuance of the 2.00% Convertible Senior Notes due 2015 in December 2010, we filed an effective shelf registration statement on May 19, 2011 for re-sales by holders of our notes and any securities into which such notes are converted, and we agreed to file certain supplements and amendments to the shelf registration statement upon requests from such holders.

Registration Rights Relating to the Motel 168 Acquisition. Pursuant to the registration rights agreement among Home Inns & Hotels Management, Inc., GSS III Monroe Holdings Limited and Merrylin International Investment Limited, entered into on September 30, 2011, we have granted certain registration rights to the selling shareholders of Motel 168 in connection with the acquisition. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights. At any time, holders of at least 50% of outstanding registrable securities have the right to demand that we file a registration statement covering the offer and sale of their securities. We, however, are not obligated to effect a demand registration if we have already effected two demand registrations. We have the right to defer filing of a registration statement for up to 90 days if we provide the requesting holders a certificate signed by one of our directors stating that in the good faith judgment of the board of directors that filing of a registration statement will be detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our securities other than, among other things, relating to a stock option plan or a corporate reorganization, then we must offer holders of registrable securities an opportunity to include in the registration all or any part of their registrable securities. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Form F-3 Registration Rights. Provided that we are eligible for use of Form F-3, holders of at least 50% of the outstanding ordinary shares have the right to request that we file a registration statement under Form F-3. Such requests for registrations are not counted as demand registrations. We have the ability to defer the filing of such a registration statement for up to 90 days if we furnish to the requesting holder or holders a certificate signed by one of our directors stating that in the good faith judgment of the board of directors, filing of a registration statement will be detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period. The shareholders have already exercised this right and we are currently preparing a registration statement on Form F-3 for filing with the SEC.

Expenses of Registration. We will pay all expenses, other than underwriting discounts and commissions, relating to any demand, piggyback or F-3 registration.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, or ADSs. Each ADS represents two ordinary shares (or a right to receive two ordinary shares) deposited with the office of The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The depositary will keep books at its corporate trust office for the registration of ADSs and transfers of ADSs which, at all reasonable times, will be open for inspection by the ADS holders, provided that inspection will not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs. The depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the deposit agreement or at the reasonable written request of our company.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find More Information About Us.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

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Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Transmission of Notices to Shareholders

We will promptly transmit to the depositary those communications that we make generally available to our shareholders. If those communications were not originally in English, we will translate them. Upon our request, the depositary will arrange for the timely mailing of copies of such communications to all preferred ADS holders.

Voting Rights

How do you vote?

You may instruct the depositary to vote the deposited securities. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. We intend to ask the depositary to request voting instructions of holders of our ADSs in the future.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of the Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares must pay:	For:

US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	•	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.02 (or less) per ADS	•	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	•	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

US$0.02 (or less) per ADSs per calendar year	•	Depositary services

Registration or transfer fees	•	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	•	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	•	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	•	As necessary

The Bank of New York Mellon, as depositary, has agreed to reimburse us for expenses we incur that are related to the establishment and maintenance of the ADR program, including investor relations expenses and Nasdaq application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not linked to the amounts of fees the depositary collects from investors.

The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary also collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The depositary has agreed to reimburse us for expenses we incur that are related to the establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not linked to the amounts of fees the depositary collects from investors.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
•	Change the nominal or par value of our shares;

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

•	Reclassify, split up or consolidate any of the deposited securities;
•	Distribute securities on the shares that are not distributed to you; or
•	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered a written notice of its election to resign to us and a successor depositary shall not have been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the American Depositary Shares. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the Depository Trust Company, or DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, including:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, our directors and our shareholders be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets is located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, against us or against them.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States and Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as our agent upon whom process may be served in connection with this offering.

Maples and Calder, our counsel as to Cayman Islands law, and Commerce & Finance Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought against us or our directors or officers in that jurisdiction predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, and which is neither obtained in a manner nor is of a kind the enforcement of which is against natural justice or the public policy of the Cayman Islands, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Currently the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands does not impose any withholding taxes on dividends paid to shareholders by a Cayman Islands corporation, nor does the Cayman Islands impose any other taxes on shareholders of a Cayman Islands corporation who are not themselves residents of the Cayman Islands. The Cayman Islands is not a party to any tax treaties that are applicable to any payments made to or by our company.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law, enterprises established outside of China but whose “de facto management body” is located in China are considered “resident enterprises” for PRC tax purposes. Under the applicable implementation regulations, “de facto management body” is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. Substantially all of our management is currently based in China, and may remain in China in the future. If we are treated as a “resident enterprise” for PRC tax purposes, foreign holders of our ADSs or ordinary shares may be subject to a 10% PRC withholding tax upon dividends payable by us and on gains realized on their sales or other dispositions of our ADSs or ordinary shares.

United States Federal Income Taxation

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (defined below) under present law of an investment in the ADSs or ordinary shares. This summary applies only to investors that hold the ADSs or ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States as in effect on the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	broker dealers;

•	U.S. expatriates;

•	traders that elect to mark to market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding an ADS or ordinary share as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that actually or constructively own 10.0% or more of our voting stock;

•	persons who acquired ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	persons holding ADSs or ordinary shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSs OR ORDINARY SHARES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ADSs or ordinary shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are a partner in partnership or other entity taxable as a partnership that holds ADSs or ordinary shares, your tax treatment generally will depend on your status and the activities of the partnership.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to U.S. federal income tax.

The U.S. Treasury has expressed concerns that parties to whom ADSs are pre-released, or intermediaries in the chain of ownership between holders of ADSs and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming, by U.S. Holders of ADSs, of foreign tax credits for U.S. federal income tax purposes. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain non-corporate U.S. Holders, as described below. Accordingly, the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders could be affected by future actions that may be taken by the U.S. Treasury, intermediaries in the chain of ownership between us and holders of the ADSs, or parties to whom ADSs are pre-released.

Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of all our distributions to you with respect to the ADSs or ordinary shares generally will be included in your gross income as ordinary dividend income on the date of actual or constructive receipt by the depositary, in the case of ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. As we do not maintain records of earnings and profits in accordance with U.S. Federal income tax principles, U.S. Holders should expect that the full amount of any distribution will be reported as dividend. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders including individual U.S. Holders, for taxable years beginning before January 1, 2013, dividends may constitute “qualified dividend income” that is taxed at the lower applicable capital gains rate provided that (1) the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or we are eligible for the benefit of the income tax treaty between the United States and the PRC, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under Internal Revenue Service authority, ordinary shares, or ADSs representing such shares, are considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market, as our ADSs are (but not our ordinary shares). Thus, we do not believe that dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. You should consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation generally will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs or ordinary shares generally will constitute “passive category income” or, in the case of certain U.S. Holders, constitute “general category income.” Subject to certain conditions and limitations, any PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. U.S. Holders should consult their tax advisors regarding the creditability of any PRC tax.

Taxation of Disposition of ADSs or Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized for the ADS or ordinary share and your tax basis in the ADS or ordinary share. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. However, in the event we are deemed to be a Chinese resident enterprise under PRC tax law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat such gain as PRC source income. U.S. Holders should consult their tax advisors regarding the creditability of any PRC tax.

Passive Foreign Investment Company

Based on the price of our ADSs and ordinary shares and the composition of our income and assets, we believe that we were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our taxable year that ended December 31, 2011. However, the application of the PFIC rules is subject to ambiguity in several aspects and we must make a separate determination each year as to whether we are a PFIC (after the close of such taxable year). Accordingly, we cannot assure you that we will not be a PFIC for our current or any future taxable year. A non-U.S. corporation is considered to be a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income (the “income test”), or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the total value of our assets for purposes of the asset test generally will be calculated using the market price of our ADSs and ordinary shares, our PFIC status will depend in large part on the market price of our ADSs and ordinary shares, which may fluctuate considerably. Accordingly, fluctuations in the market price of the ADSs and ordinary shares may result in our being a PFIC for any year. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in any offering. If we are a PFIC for any year during which you hold ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which you hold ADSs or ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the ADSs or ordinary shares, as applicable. If we are a PFIC for any taxable year and any of our foreign subsidiaries is also a PFIC, a U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.

If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can avoid certain adverse tax consequences described above by making a “qualified electing fund” election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. However, we do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock to elect out of the tax treatment discussed above. If you make a valid mark-to-market election for the ADSs or ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of your taxable year over your adjusted basis in such ADSs or ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss realized on the actual sale or disposition of the ADSs or ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or ordinary shares. Your basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amounts. If you make such an election, the tax rules that apply to distributions by corporations that are not PFICs will apply to distributions by us, except that the lower applicable capital gains rate discussed above under “—Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares” will not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Nasdaq Global Market is a qualified exchange and, consequently, provided that the ADSs continue to be listed on the Nasdaq Global Market and are regularly traded, if you are a holder of ADSs, the mark-to-market election would be available to you were we to be a PFIC.

If you hold ADSs or ordinary shares in any year in which we are a PFIC, you will be required to file Internal Revenue Service Form 8621 regarding distributions received on the ADSs or ordinary shares and any gain realized on the disposition of the ADSs or ordinary shares.

You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in ADSs or ordinary shares.

Information Reporting and Backup Withholding

Pursuant to the Hiring Incentives to Restore Employment Act of 2010 and recently promulgated temporary regulations thereunder, individual U.S. Holders and certain entities may be required to submit to the IRS certain information with respect to his or her beneficial ownership of the ADSs or ordinary shares, if such ADSs or ordinary shares are not held on his or her behalf by a financial institution. This new law also imposes penalties if an individual U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell our ordinary shares, represented by ADSs, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the ADSs for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the ADSs from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the ADSs in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the ADSs to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the ADSs will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered ADSs if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the ADSs, we or any selling shareholder will sell the ADSs to them as principals. They may then resell those ADSs to the public at varying prices determined by the dealers at the time of resale. If required, the applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the ADSs directly. In this case, no underwriters or agents would be involved. Such ADSs may also be sold through agents designated from time to time. If required, the applicable prospectus supplement will name any agent involved in the offer or sale of the offered ADSs and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the ADSs directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those ADSs. If required, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase ADSs at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in any applicable prospectus supplement. If required, the applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our ADSs representing our ordinary shares are listed on the New York Stock Exchange. Any underwriters that we or any selling shareholder use in the sale of offered ADSs may make a market in such ADSs, but may discontinue such market making at any time without notice.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the ADSs. Syndicate covering transactions involve purchases of the ADSs in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ADSs originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the ADSs to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

We may have agreements with agents, underwriters, and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business for which they may receive customary compensation.

The selling shareholders and any broker-dealers or agents who participate in a distribution of the ADSs may be deemed to be “underwriters.” As a result, any profits on the sale of the ADSs by selling shareholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. GSS III Monroe Holdings Limited has informed us that it is an affiliate of Morgan Stanley, which is a FINRA member and a registered broker-dealer. GSS III Monroe Holdings Limited represented at the time of its acquisition of the ordinary shares that it was acquiring the ordinary shares for its own account, for investment only and not with a view toward or for sale in connection with any distribution thereof or with any present intention of distributing or selling the ordinary shares. No other selling shareholder has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Home Inns & Hotels Management Inc. for the year ended December 31, 2011 and the audited historical financial statements of Motel 168 International Holdings Limited included in this prospectus have been so incorporated and included in reliance on the reports of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of PricewaterhouseCoopers Zhong Tian CPAs Limited Company are located at 11th Floor, PricewaterhouseCoopers Center, 2 Corporate Avenue, 202 Hu Bin Road, Shanghai 200021, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file an annual report on Form 20-F each year no later than four months after the close of our fiscal year on December 31. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants, like our company, that make electronic filings with the SEC using its EDGAR system. In addition, copies of reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information regarding the Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We will furnish The Bank of New York, the depositary of our ADSs, with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail the information contained in any notice of a shareholders’ meeting received by the depositary from us to all record holders of ADSs.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents does not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that is filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2011 filed on April 24, 2012;

•

The description of the securities contained in our registration statement on Form 8-A filed on October 13, 2006 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2011 filed on April 24, 2012, contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner of our securities, who receives a copy of this prospectus on the written or oral request of that person made to:

Home Inns & Hotels Management Inc.

No. 124 Caobao Road

Xuhui District

Shanghai 200235

People’s Republic of China +86 21 3401 9898

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS OF

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

(incorporated in the Cayman Islands with limited liability)

2012/SH-106/XIAF/VPL

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, changes in equity and cash flows present fairly, in all material respects, the financial position of Motel 168 International Holdings Limited and its subsidiaries at 31 December 2008, 2009 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards (IFRS) as issued by the IASB. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

27 April 2012

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED INCOME STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

	Note	2008	2009	2010
		Rmb	Rmb	Rmb
Revenue	21	1,349,322,151	1,372,989,162	1,701,964,515
Less:
Cost of sales	23	(1,324,455,203)	(1,345,491,373)	(1,437,602,835)
- Operating lease rentals		(441,819,318)	(491,507,863)	(508,503,817)
- Personnel costs		(213,970,435)	(218,376,072)	(244,051,128)
- Depreciation and amortization		(176,355,398)	(196,142,521)	(209,351,411)
- Consumables, food and beverage		(131,192,744)	(122,930,539)	(142,265,701)
- Utilities		(106,816,467)	(121,461,135)	(130,644,277)
- Laundry costs		(22,777,245)	(27,609,958)	(30,117,605)
- Maintenance costs		(13,437,975)	(13,317,244)	(36,798,507)
- Business taxes and other tax surcharges		(73,780,441)	(77,682,096)	(88,792,716)
- Impairment of property, plant and equipment		(79,624,970)	(4,942,205)	—
- Provisions for onerous lease contracts		(4,338,322)	(4,477,798)	—
- Other costs		(60,341,888)	(67,043,942)	(47,077,673)
Other income	22	5,350,340	8,208,215	9,638,465
Selling and marketing expenses	23	(23,437,458)	(25,691,123)	(32,217,131)
General and administrative expenses	23	(41,098,672)	(37,974,648)	(61,219,612)
Other gains/(losses)	27	145,874	(109,900)	6,966,393

Operating (loss)/profit		(34,172,968)	(28,069,667)	187,529,795

Finance income		9,325,454	2,102,312	3,777,698
Finance costs		(34,473,336)	(18,745,773)	(12,648,414)
Finance costs - net	24	(25,147,882)	(16,643,461)	(8,870,716)
Share of loss of a jointly controlled entity	8	—	—	(763,824)

(Loss)/profit before income tax		(59,320,850)	(44,713,128)	177,895,255
Income tax expense	25	(45,794,500)	(34,092,058)	(59,693,096)

(Loss)/profit for the year		(105,115,350)	(78,805,186)	118,202,159

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

	2008	2009	2010
	Rmb	Rmb	Rmb
(Loss)/profit for the year	(105,115,350)	(78,805,186)	118,202,159
Other comprehensive (loss)/income for the year, net of tax	—	—	—

Total comprehensive (loss)/income for the year	(105,115,350)	(78,805,186)	118,202,159

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS AT 31 DECEMBER 2008, 2009 AND 2010

	Note	2008	2009	2010
		Rmb	Rmb	Rmb
ASSETS
Non-current assets
Property, plant and equipment	6	1,238,853,423	1,192,686,552	1,022,778,502
Intangible assets	7	2,575,244	3,569,906	7,036,915
Investment in a jointly controlled entity	8	—	—	—
Deposits for long-term leases	9	7,117,500	7,683,387	7,854,511
Prepaid operating lease payments	10	10,794,516	9,889,549	9,477,008
Deferred income tax assets	19	49,516,610	49,987,471	49,410,543

		1,308,857,293	1,263,816,865	1,096,557,479

Current assets
Inventories	11	11,992,864	12,852,013	12,560,957
Trade and other receivables	12	166,783,278	162,096,755	91,375,099
Cash and cash equivalents	13	477,500,464	366,989,301	283,852,599

		656,276,606	541,938,069	387,788,655

Total assets		1,965,133,899	1,805,754,934	1,484,346,134

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS AT 31 DECEMBER 2008, 2009 AND 2010 (continued)

	Note	2008	2009	2010
		Rmb	Rmb	Rmb
EQUITY
Ordinary shares	14	9,384	9,384	8,989
Share premium	14	1,453,864,565	1,453,864,565	1,146,627,461
Reserves	15	(245,811,568)	(245,811,568)	(245,786,768)
Accumulated losses		(377,410,455)	(456,215,641)	(338,038,282)

Total equity		830,651,926	751,846,740	562,811,400

LIABILITIES
Non-current liabilities
Deferred revenues	18	27,495,317	49,823,664	79,035,429
Provisions	20	4,006,735	9,136,361	2,003,049
Other non-current payables	16	282,752,923	350,601,623	383,518,382

		314,254,975	409,561,648	464,556,860

Current liabilities
Trade and other payables	16	288,718,803	252,899,527	282,317,170
Dividends payable	26	51,340,865	47,037,135	47,037,135
Deferred revenues	18	36,790,974	62,668,081	87,112,596
Provisions	20	941,747	1,019,125	5,603,398
Current income tax liabilities		27,592,658	26,602,021	34,907,575
Borrowings	17	414,841,951	254,120,657	—

		820,226,998	644,346,546	456,977,874

Total liabilities		1,134,481,973	1,053,908,194	921,534,734

Total equity and liabilities		1,965,133,899	1,805,754,934	1,484,346,134

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

	Ordinary shares	Share premium	Reserves	Accumulated losses	Total equity
	Rmb	Rmb	Rmb	Rmb	Rmb
Balance at 1 January 2008	8,590	836,600,360	33,953,166	(251,932,611)	618,629,505

Comprehensive income
Loss for the year	—	—	—	(105,115,350)	(105,115,350)

Transactions with owners
Issue of ordinary shares
- for cash (Note 14(b))	397	309,894,048	—	—	309,894,445
- share exchange for legal ownership of the Old Operating Company (Notes 14(b),15)	397	307,370,157	(307,370,554)	—	—
Contribution by a shareholder (Note 15)	—	—	7,243,326	—	7,243,326
Profit appropriation	—	—	20,362,494	(20,362,494)	—

Total transactions with owners	794	617,264,205	(279,764,734)	(20,362,494)	317,137,771

Balance at 31 December 2008	9,384	1,453,864,565	(245,811,568)	(377,410,455)	830,651,926

Balance at 1 January 2009	9,384	1,453,864,565	(245,811,568)	(377,410,455)	830,651,926

Comprehensive income
Loss for the year	—	—	—	(78,805,186)	(78,805,186)

Balance at 31 December 2009	9,384	1,453,864,565	(245,811,568)	(456,215,641)	751,846,740

Balance at 1 January 2010	9,384	1,453,864,565	(245,811,568)	(456,215,641)	751,846,740

Comprehensive income
Profit for the year	—	—	—	118,202,159	118,202,159

Transactions with owners
Repurchase and cancellation of own shares (Note 14(c))	(395)	(307,237,104)	395	(395)	(307,237,499)
Profit appropriation (Note 15)	—	—	24,405	(24,405)	—

Total transactions with owners	(395)	(307,237,104)	24,800	(24,800)	(307,237,499)

Balance at 31 December 2010	8,989	1,146,627,461	(245,786,768)	(338,038,282)	562,811,400

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

	2008	2009	2010
	Rmb	Rmb	Rmb
Cash flows from operating activities
Cash generated from operations (Note 28)	305,504,201	311,600,435	560,390,932
Interest paid	(13,699,781)	(13,691,634)	(13,098,327)
Income tax paid	(56,020,774)	(35,553,556)	(50,810,614)

Net cash generated from operating activities	235,783,646	262,355,245	496,481,991

Cash flows from investing activities
Purchase of property, plant and equipment	(281,945,420)	(210,664,525)	(102,135,841)
Purchase of intangible assets	(1,952,076)	(2,052,230)	(5,482,000)
Proceeds from disposal of property, plant and equipment	711,989	135,701	26,783
Interest received	9,325,454	2,102,080	24,364,955
Proceeds from settlement of amounts due from certain related parties (Note 32(c))	182,993,052	7,682,000	—
Proceeds from disposal of a subsidiary, net of cash disposed (Note 31)	—	—	(16,307,972)

Net cash used in investing activities	(90,867,001)	(202,796,974)	(99,534,075)

Cash flows from financing activities
Proceeds from issue of ordinary shares	309,894,445	—	—
Cash payment for repurchase of own shares	—	—	(225,307,500)
Proceeds from borrowings	130,000,000	185,000,000	130,000,000
Repayments of borrowings	(255,000,000)	(350,361,486)	(384,120,657)
Dividends	(44,620,247)	(4,303,730)	—

Net cash generated from/(used in) financing activities	140,274,198	(169,665,216)	(479,428,157)

Net increase/(decrease) in cash and cash equivalents	285,190,843	(110,106,945)	(82,480,241)
Cash and cash equivalents at beginning of year	195,872,057	477,500,464	366,989,301
Exchange losses on cash	(3,562,436)	(404,218)	(656,461)

Cash and cash equivalents at end of year	477,500,464	366,989,301	283,852,599

The notes on pages F-9 to F-54 are an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

1	General information, group reorganization and sale of shares

(a)	General information

Motel 168 International Holdings Limited (the ‘Company’, formerly known as Merrylin International Holdings Limited) was incorporated in the Cayman Islands on 2 September 2005 with limited liability. The Company changed its name from Merrylin International Holdings Limited to Motel 168 International Holdings Limited on 5 June 2008.

The Company and its subsidiaries (together, the ‘Group’) are principally engaged in the development, operation, franchise and management of economy hotels under the Motel 168, Motel 268, Ease and Yotel brands in the People’s Republic of China (the ‘PRC’).

(b)	Group reorganization

The Group’s businesses were initially and primarily carried out by Shanghai Motel Hotel Management Company Ltd. (the ‘Old Operating Company’) and its subsidiaries. For the purpose of bringing in a new investor, GSS III Monroe Holdings Limited (‘GSS III’), the following group reorganization steps (the ‘Reorganization’) were carried out:

(1)	The Company was incorporated on 2 September 2005. After a series of share transfers, the Company was then directly or indirectly owned by Mr. Shen Feiyu and his management team (‘Mr. Shen’) before the Reorganization. The Company was engaged in investment holding and its then subsidiaries were principally engaged in the economy hotel business in the PRC.

(2)	The Old Operating Company was established in the PRC with limited liability on 6 January 2003. It was directly or indirectly owned by Mr. Shen and certain other individuals (the ‘Individual Owners Group’) as to 60% and 40% before the Reorganization. The Individual Owners Group had participating rights in the Board of the Old Operating Company and therefore, no shareholders controlled the Old Operating Company. The Old Operating Company and its subsidiaries have been principally engaged in the economy hotel business in the PRC since establishment.

(3)	Pursuant to the initial round reorganization agreements entered into between Mr. Shen and GSS III in May 2006 (the ‘Monroe I Agreements’) and the second round reorganization agreements entered into amongst Mr. Shen, GSS III and the Individual Owners Group in December 2006 (collectively ‘Monroe II Agreements’), a series of restructures in relation to the economy hotel business operated by the Old Operating Company, its subsidiaries and the then subsidiaries of the Company (the ‘Economy Hotel Business’), as well as certain restaurant businesses and a few three/four star hotels (together, the ‘Other Businesses’) owned and operated by Mr. Shen (collectively, the ‘Enlarged Businesses’) were to be undertaken. The Company was designated to be the holding company of the subsidiaries now comprising the Group.

Pursuant to the Monroe I Agreements and Monroe II Agreements, GSS III eventually in December 2006 obtained 30% interest in the Enlarged Businesses by purchasing the Company’s newly issued 300,000 shares and acquiring certain interests in the Enlarged Businesses, including the Company’s 30,000 shares, from their previous owners (i.e., Mr. Shen and the Individual Owners Group).

As a result, Mr. Shen, GSS III and the Individual Owners Group effectively owned 43.75%, 30% and 26.25% interest in the Enlarged Businesses respectively, since the Monroe II Agreements became effective on 22 December 2006 (Note 2), although the legal restructure of the Enlarged Businesses was not completed at that time. According to the Monroe II Agreements, the Enlarged Businesses were jointly controlled by Mr. Shen, GSS III and the Individual Owners Group.

As further explained in Note 2, the aforementioned Reorganization has been accounted for as an acquisition under International Financial Reporting Standard 3 ‘Business Combinations’.

(4)	Pursuant to the third round reorganization agreements entered into between Mr. Shen, GSS III, the Individual Owners Group and an individual (the ‘Individual Minority Owner’) in July 2008 (the ‘Monroe III Agreements’) and pursuant to a subscription agreement dated 9 August 2008, the Individual Minority Owner acquired 100% equity interest in the Old Operating Company from its then legal owners and immediately transferred it to the Company in consideration of the 57,894 shares issued and allotted to the Individual Minority Owner by the Company. Thereafter, the Company became the legal holding company of the subsidiaries now comprising the Group. The Other Businesses were not included in the scope of the Group.

Pursuant to the Monroe III Agreements, a series of share transfers occurred amongst the then shareholders of the Company which were completed in August 2008. The Individual Owners Group was bought out. As a result, the Company became the holding company of the Group and was then owned by GSS III, Mr. Shen and the Individual Minority Owner as to 58.531%, 40.411% and 1.058% respectively.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

1	General information, group reorganization and sale of shares (continued)

(b)	Group reorganization (continued)

Through the above mentioned transactions according to the Monroe III Agreements, the Old Operating Company and the Company were legally combined in order to conform to the legal structure as required by the Monroe II Agreements in December 2006. There was no change of control as a result of this legal restructuring carried out under the Monroe III Agreements except that the Individual Owners Group was bought out.

The share exchange with the Individual Minority Owner for the legal ownership of the Old Operating Company eliminated the related equity of the Old Operating Company that was included in the reserve at the original combination of the Company and the Old Operating Company by Monroe II Agreements in December 2006.

The Other Businesses were eventually not included in the scope of the Group. According to the compensation terms stated in one of the reorganization agreements entered into in December 2006, the Group, Mr. Shen and the Old Individual Owners Group should compensate GSS III for the failure to include the Other Businesses. The Group recorded its portion of the compensation of Rmb 31,693,967 as a liability in ‘amounts due to related parties’ in the consolidated balance sheet.

(c)	Sale of shares

On 22 September 2010, an agreement (the ‘Agreement Related to Sale of Shares’) was entered into by the shareholders of the Company whereby the shareholders agreed to sell the shares in the Company under certain conditions. According to the agreement, if the sale of shares transaction was completed before 31 December 2010 or the expiration date of the extended period under certain circumstances agreed to by Mr. Shen, GSS III and the Individual Minority Owner, GSS III shall give up its right for the compensation and the right to hold the equity interests in the Other Businesses as originally agreed in the reorganization agreements. As at 31 December 2010, the sale of shares transaction was not finalized. Therefore, the abovementioned compensation of Rmb 31,693,967 which is required to be borne by the Group remained in ‘amounts due to related parties’ in the consolidated balance sheet as at 31 December 2010.

On 27 May 2011, a Share Purchase Agreement (the ‘SPA’) was entered into by the shareholders of the Company, the Company and Home Inns & Hotels Management Inc. (the ‘Purchaser’) whereby the shareholders of the Company agreed to sell all the shares of the Company to the Purchaser. On 30 September 2011, the SPA was successfully completed and since 1 October 2011, the Purchaser began to take control over the Company.

2	Basis of preparation

The Reorganization as described in Note 1(b)(3) above has been accounted for as an acquisition under International Financial Reporting Standard 3 ‘Business Combinations’ since the Monroe II Agreements became effective on 22 December 2006 which resulted in the Company becoming the holding company of the Old Operating Company. For accounting purpose, in preparing these consolidated financial statements, the Old Operating Company is treated as the acquirer while the Company and its then subsidiaries were deemed to have been acquired by the Old Operating Company. The consolidated financial statements of the Group throughout the years ended 31 December 2008, 2009 and 2010 have been prepared as a continuation of the consolidated financial statements of the Old Operating Company and of the Group. Accordingly upon the effective date of the Monroe II Agreements in December 2006:

(a)	The assets and liabilities of the Old Operating Company and its then subsidiaries are recognized and measured in the consolidated financial statements at their historical carrying amounts prior to the Reorganization;

(b)	The retained earnings and other equity balances of the Old Operating Company prior to the Reorganization are retained in the equity balances in the consolidated financial statements;

(c)	The equity structure appearing in the consolidated financial statements (being the number and type of equity instruments issued) reflects the equity structure of the Company (the legal parent);

(d)	The cost or acquisition price of the Old Operating Company (the legal subsidiary) by the Company (the legal acquirer) is determined using the fair value of net assets of the Company prior to the Reorganization; and

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

2	Basis of preparation (continued)

(e)	As the Other Businesses were not yet included in the scope of Group by then, the Group recorded its portion of the compensation as a liability.

The consolidated financial statements are presented in Renminbi (Rmb), unless otherwise stated.

3	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to the three years presented, unless otherwise stated.

The Group’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the IASB. The consolidated financial statements have been prepared under the historical cost convention.

The preparation of consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 5.

(a)	New/revised standards, amendments and interpretations to existing standards mandatory for the financial year beginning on 1 January 2010 that are relevant to the Group’s operations:

•

IFRIC 17 ‘Distribution of Non-Cash Assets to Owners’ (effective from 1 July 2009). The interpretation was published in November 2008. This interpretation provides guidance on accounting for arrangements whereby an entity distributes non-cash assets to shareholders either as a distribution of reserves or as dividends. IFRS 5 has also been amended to require that assets are classified as held for distribution only when they are available for distribution in their present condition and the distribution is highly probable.

•

IAS 27 (Revised), ‘Consolidated and Separate Financial Statements’ (effective from 1 July 2009). The revised standard requires the effects of all transactions with non-controlling interest to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill or gains and losses. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognized in profit or loss.

•

IFRS 3 (Revised), ‘Business Combinations’, and consequential amendments to IAS 27, ‘Consolidated and Separate Financial Statements’, IAS 28, ‘Investments in Associates’, and IAS 31, ‘Interests in Joint Ventures’, are effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after 1 July 2009.

The revised standard continues to apply the acquisition method to business combinations but with some significant changes compared with IFRS 3. For example, all payments to purchase a business are recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs are expensed.

•

IAS 38 (Amendment), ‘Intangible Assets’ (effective from 1 July 2009). The amendment clarifies guidance in measuring the fair value of an intangible asset acquired in a business combination and permits the grouping of intangible assets as a single asset if each asset has similar useful economic lives.

•

IFRS 5 (Amendment), ‘Non-current Assets Held for Sale and Discontinued Operations’, effective from 1 January 2010. The amendment clarifies that IFRS 5 specifies the disclosures required in respect of non-current assets (or disposal groups) classified as held for sale or discontinued operations. It also clarifies that the general requirement of IAS 1 still apply, in particular paragraph 15 (to achieve a fair presentation) and paragraph 125 (sources of estimation uncertainty) of IAS 1.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

•

IAS 1 (Amendment), ‘Presentation of Financial Statements’, effective from 1 January 2010. The amendment clarifies that the potential settlement of a liability by the issue of equity is not relevant to its classification as current or non-current. By amending the definition of current liability, the amendment permits a liability to be classified as non-current (provided that the entity has an unconditional right to defer settlement by transfer of cash or other assets for at least 12 months after the accounting period) notwithstanding the fact that the entity could be required by the counterparty to settle in shares at any time.

The adoption of the above revised standards, amendments and interpretation starting from 1 January 2010 did not give rise to any significant impact on the Group’s results of operations and financial position.

(b)	The following new/revised standards, amendments and interpretations to existing standards have been issued and are relevant to the Group’s operations but they are not yet effective for the financial year beginning on 1 January 2010 and have not been early adopted by the Group:

•

IFRS 9, ‘Financial Instruments’, issued in December 2009. This addresses the classification and measurement of financial assets and is likely to affect the Group’s accounting for its financial assets. The standard is not applicable until 1 January 2013 but is available for early adoption.

•

IAS 24 (Revised), ‘Related Party Disclosures’ (effective for annual periods beginning on or after 1 January 2011). It introduces an exemption from all of the disclosure requirements of IAS 24 for transactions among government related entities and the government. It also clarifies and simplifies the definition of a related party. While the new definition will make it easier to apply, some entities will have more related parties and will be required to make additional disclosures.

•

‘Classification of Rights Issues’ (Amendment to IAS 32), issued in October 2009. For rights issues offered for a fixed amount of foreign currency, current practice appears to require such issues to be accounted for as derivative liabilities. The amendment states that if such rights are issued pro rata to all the entity’s existing shareholders in the same class for a fixed amount of currency, they should be classified as equity regardless of the currency in which the exercise price is denominated. The amendment should be applied for annual periods beginning on or after 1 February 2010. Earlier application is permitted.

•

‘Prepayments of a Minimum Funding Requirement’ (Amendments to IFRIC 14), issued in November 2009. The amendments correct an unintended consequence of IFRIC 14, ‘IAS 19 – The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction’. Without the amendments, entities are not permitted to recognize as an asset some voluntary prepayments for minimum funding contributions. This was not intended when IFRIC 14 was issued, and the amendments correct the problem. The amendments are effective for annual periods beginning on or after 1 January 2011. Earlier application is permitted. The amendments should be applied retrospectively to the earliest comparative period presented.

•

IFRIC 19, ‘Extinguishing Financial Liabilities with Equity Instruments’. This clarifies the requirements of IFRS when an entity renegotiates the terms of a financial liability with its creditor and the creditor agrees to accept the entity’s shares or other equity instruments to settle the financial liability fully or partially. The interpretation is effective for annual periods beginning on or after 1 July 2010. Earlier application is permitted.

•	Improvements to International Financial Reporting Standards 2010 were issued in May 2010. The effective dates vary standard by standard but most are effective on 1 January 2011.

•

IFRS 7 (Amendment), ‘Disclosures – Transfers of Financial Assets’. It introduces new disclosure requirement on transfers of financial assets. Disclosure is required by class of asset of the nature, carrying amount and a description of the risks and rewards of financial assets that have been transferred to another party yet remain on the entity’s balance sheet. The gain or loss on the transferred assets and any retained interest in those assets must be given. In addition, other disclosures must enable users to understand the amount of any associated liabilities, and the relationship between the financial assets and associated liabilities. The disclosures must be presented by type of ongoing involvement. The amendment is applicable to annual periods beginning on or after 1 July 2011 with early adoption permitted.

•

IFRS 7 (Amendment), ‘Financial Instruments: Disclosures – Offsetting Financial Assets and Financial Liabilities’. The amendment requires new disclosure requirements which focus on quantitative information about recognized financial instruments that are offset in the statement of financial position, as well as those recognized financial instruments that are subject to master netting or similar arrangements irrespective of whether they are offset. The amendment is effective for annual periods beginning on or after 1 January 2013.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

•

IFRS 9, ‘Financial Instruments’. This addresses the classification, measurement and recognition of financial assets and financial liabilities. IFRS 9 was issued in November 2009 and October 2010 and revised in December 2011. It replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 requires financial assets to be classified into two measurement categories: those measured at fair value and those measured at amortised cost. The determination is made at initial recognition. The classification depends on the entity’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. For financial liabilities, the standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity’s own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. IFRS 9 is effective for annual periods beginning on or after 1 January 2015.

•

IFRS 10, ‘Consolidated Financial Statements’ builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company. The standard provides additional guidance to assist in the determination of control where this is difficult to assess. IFRS 10 is effective for annual periods beginning on or after 1 January 2013.

•

IFRS 11, ‘Joint Arrangements’. It changes the definitions to reduce the types of joint arrangements to two, joint operations and joint ventures. The jointly controlled assets classification in IAS 31, ‘Interests in Joint Ventures’, has been merged into joint operations, as both types of arrangements generally result in the same accounting outcome. The standard will be applied at the beginning of the earliest period presented upon adoption according to transitional provisions of IFRS 11.

A joint operation is a joint arrangement that gives parties to the arrangement direct rights to the assets and obligations for the liabilities. A joint operator will recognize its interest based on its involvement in the joint operation (that is, based on its direct rights and obligations) rather than on the participation interest it has in the joint arrangement.

A joint venture, in contrast, gives the parties rights to the net assets or outcome of the arrangement. A joint venturer does not have rights to individual assets or obligations for individual liabilities of the joint venture. Instead, joint venturers share the net assets and, in turn, the outcome (profit or loss) of the activity undertaken by the joint venture. Joint ventures are accounted for using the equity method in accordance with IAS 28, ‘Investments in Associates’. Entities can no longer account for an interest in a joint venture using the proportionate consolidation method. The standard is applicable to annual periods beginning on or after 1 January 2013 with early adoption permitted, and IFRS 10, IFRS 12, IAS 27 (as amended in 2011) and IAS 28 (as amended in 2011) shall be applied at the same time.

•

IFRS 12, ‘Disclosure of Interests in Other Entities’ includes the disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. IFRS 12 is effective for annual periods beginning on or after 1 January 2013.

•

IFRS 13, ‘Fair Value Measurement’ explains how to measure fair value and aims to enhance fair value disclosures. It does not say when to measure fair value or require additional fair value measurements. It does not apply to transactions within the scope of IFRS 2, ‘Share-based Payment’, or IAS 17, ‘Leases’, or to certain other measurements that are required by other standards and are similar to, but are not, fair value (for example, value in use in IAS 36, ‘Impairment of Assets’). It is applicable prospectively as of the beginning of the annual period in which it is initially applied. The disclosure requirements of the new guidance do not need to be applied in comparative information for periods before initial application of IFRS 13. Early adoption is permitted.

•

IAS 1 (Amendment), ‘Presentation of Financial Statements’. It changes the disclosure of items presented in other comprehensive income in the statement of comprehensive income. The amendment requires entities to separate items presented in other comprehensive income into two groups, based on whether or not they may be recycled to profit or loss in the future. Items that will not be recycled will be presented separately from items that may be recycled in the future. Entities that choose to present other comprehensive income items before tax will be required to show the amount of tax related to the two groups separately. The title used by IAS 1 for the statement of comprehensive income has changed to ‘statement of profit or loss and other comprehensive income’. However IAS 1 still permits entities to use other titles. The amendment is applicable to annual periods beginning on or after 1 July 2012 with early adoption permitted.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

•

IAS 12 (Amendment), ‘Deferred Tax: Recovery of Underlying Assets’. It introduces an exception to the principle for the measurement of deferred tax assets or liabilities arising on an investment property measured at fair value. IAS 12 requires an entity to measure the deferred tax relating to an asset depending on whether the entity expects to recover the carrying amount of the asset through use or sale. The amendment introduces a rebuttable presumption that an investment property measured at fair value is recovered entirely by sale. The amendment is applicable retrospectively to annual periods beginning on or after 1 January 2012 with early adoption permitted.

The Group will apply the new/revised standards, amendments and interpretations to existing standards described above when they become effective. The Group is in the process of making an assessment on the impact of these new/revised standards, amendments and interpretations and does not anticipate that the adoption will result in any material impact on the Group’s results of operations and financial position.

3.1	Consolidation

(a)	Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Group recognises any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognised amounts of acquiree’s identifiable net assets.

Acquisition-related costs are expensed as incurred.

If the business combination is achieved in stages, the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the Group is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not re-measured, and its subsequent settlement is accounted for within equity.

Goodwill is initially measured as the excess of the aggregate of the consideration transferred and the amount of non-controlling interest over the net identifiable assets acquired and liabilities assumed. If this aggregate amount is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in profit or loss.

Inter-company transactions, balances, income and expenses on transactions between Group companies are eliminated. Profits and losses resulting from inter-company transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

(b)	Joint ventures

A jointly controlled entity is a joint venture established as a corporation, partnership or other entity in which the venturers have their respective interests and establish a contractual arrangement among them to define their joint control over the economic activity of the entity. Investment in the jointly controlled entity is accounted for using the equity method of accounting and is initially recognized at cost.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.1	Consolidation (continued)

The Group’s share of the jointly controlled entity’s profit or loss is recognized in the consolidated income statement, its share of movements in other comprehensive income is recognized in other comprehensive income, and its share of other movements in reserves is recognized in reserves. The cumulative movements are adjusted against the carrying amount of the investment. When the Group’s share of loss in the jointly controlled entity equals or exceeds its interest in the jointly controlled entity, including any other long-term interests that, in substance, form part of the investor’s net investment in the jointly controlled entity, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the jointly controlled entity. Accounting policies of the jointly controlled entity have been changed where necessary to ensure consistency with the policies adopted by the Group.

3.2	Foreign currency translation

(a)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in Rmb, which is the Company’s functional and the Group’s presentation currency.

(b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the consolidated income statement within ‘finance income or costs’.

3.3	Property, plant and equipment

Construction-in-progress represents projects under construction and is stated at cost less accumulated impairment losses if any. This includes cost of construction and other direct costs. Construction-in-progress is not depreciated until such time as the assets are completed and are ready for intended use. When the assets concerned are available for use, the costs are transferred to other property, plant and equipment categories and depreciated in accordance with the policy as stated below.

All other property, plant and equipment other than construction-in-progress are stated at historical cost less accumulated depreciation and impairment, if any. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Leasehold improvements	Over the shorter of the economic useful life or the lease period
Machinery	10 years
Motor vehicles	5 years
Furniture, fixtures and equipment	5 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (Note 3.5).

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.3	Property, plant and equipment (continued)

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within ‘other (losses)/gains’ in the consolidated income statement.

3.4	Intangible assets

Computer software

Acquired computer software licences are capitalized on the basis of costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives (5 years).

Cost associated with maintaining computer software programs are recognized as an expense incurred.

3.5	Impairment of non-financial assets

Assets that have an indefinite useful life (for example, goodwill) or intangible assets not ready for use are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

3.6	Financial assets - loans and receivables

The classification of financial assets depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition. As at 31 December 2008, 2009 and 2010, all the Group’s financial assets are classified as loans and receivables.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months after the balance sheet date which are classified as non-current assets. Loans and receivables are included in ‘deposits for long-term leases’, ‘trade and other receivables’ and ‘cash and cash equivalents’ (Notes 9, 12 and 13) in the consolidated balance sheet according to their nature.

Regular purchases and sales of financial assets are recognized on the trade-date-the date on which the Group commits to purchase or sell the asset. Loans and receivables are carried at amortised cost using the effective interest method.

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset is impaired. Impairment testing of trade and other receivables is described in Note 3.8.

3.7	Inventories

Inventories include purchased goods held for sales, food and beverage, and consumables for the operation of leased-and operated hotels. Inventories are stated at the lower of cost and net realisable value.

Cost, being cost of purchase, is determined on a weighted average basis. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expense.

3.8	Trade and other receivables

Trade receivables are amounts due from customers for merchandise sold or services rendered in the ordinary course of business. If collection of trade and other receivables is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.8	Trade and other receivables (continued)

Trade and other receivables are recognized initially at fair value. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the assets is reduced through the use of an allowance account, and the amount of the loss is recognized in the consolidated income statement. When a receivable is uncollectible, it is written off against the allowance account for receivables. Subsequent recoveries of amounts previously written off are credited to the consolidated income statement.

3.9	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

3.10	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

3.11	Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade and other payables are classified as current liabilities if payment is due within one year or less or in the normal operation cycle of the business if longer. If not, they are present as non-current liabilities.

Trade and other payables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method.

3.12	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

3.13	Borrowing costs

Borrowing costs incurred for the construction of any qualifying assets are capitalized during the period of time that is required to complete and prepare the asset for its intended use. Other borrowing costs are recognized as an expense in the period in which they are incurred.

3.14	Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized in the consolidated income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case the tax is also recognized in other comprehensive income or directly in equity, respectively.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.14	Current and deferred income tax (continued)

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill, and the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither the accounting nor the taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and jointly controlled entities, except where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

3.15	Employee benefits – pension obligations (defined contribution plan)

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate fund. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to the employee service in the current and prior periods. The contributions are recognized as employee benefit expense when they are due.

The Group has participated in defined contribution plans administered by the relevant authorities in the PRC for its employees. The Group is required to pay monthly contributions to these plans at certain percentage on relevant portion of the payroll of these employees to fund the benefits. The relevant authorities undertake to assume the retirement benefit obligations payable to the existing and future retired employees of the Group under these plans and the Group has no further obligation for post-retirement benefits beyond the contributions made.

3.16	Deferred revenues

Deferred revenues generally consist of advances received from customers for room stays, initial franchise fees received prior to the Group fulfilling its commitments to the franchisee, one-time membership fee received from sales of membership programs and the estimated deferred revenue for customer reward program.

The Group invites its customers to participate in a customer reward program since July 2006. A one-time membership fee was charged. Members enjoy discounts on room rates, priority in hotel reservation, and accumulate membership credits for their paid stays, which can be redeemed for room night awards and other gifts. And the awards expire after two-year period of time.

The consideration received, for the sale of service (from which the awards credits are earned), is allocated based on fair value to the (1) service delivered; and (2) the awards credits. The consideration allocated to the awards credits are presented as ‘deferred revenue’ and are recognized as revenue over the period the awards credits will be redeemed.

Cash received from sales of membership programs are recognized over the estimated average customer relationship period.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.17	Provisions and contingent liabilities

Provisions for legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Provisions for onerous leases are recognized when the Group believes that the unavoidable costs of meeting the lease obligations exceed the economic benefits expected to be received under the lease. Where material these leases are discounted to their present value. Provisions for dilapidation costs are recognized on a lease by lease basis.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligations. The increase in the provision due to passage of time is recognized as interest expense.

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognised because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements. When a change in the probability of an outflow occurs so that outflow is probable, it will then be recognized as a provision.

3.18 Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities, net of returns and discounts and after eliminating sales within the Group.

The Group recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and when specific criteria have been met for each of the Group’s activities as described below. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(a)	Revenue from leased-and-operated hotels

Revenue from leased-and-operated hotels represents primarily room rentals and food and beverage sales from the leased-and-operated hotels. Such revenues are recognized when goods are delivered and services are rendered.

(b)	Revenue from franchised-and-managed hotels

Revenue from franchised-and-managed hotels are derived from franchise agreements where the franchisees are required to pay (i) an initial franchise fee and;(ii) on-going management and service fees based on a percentage of revenue, which approximate to 3% to 5% of the operating revenues of the franchised hotels. The franchise agreements usually have 5-year franchising period and the initial franchise fee will be charged again to franchised hotels upon renewal of the agreements. The initial franchise fee is presented as deferred revenue when cash is received and recognized as revenue during the franchising period. On-going management and service fees are recognized when the underlying service revenue is recognized by the franchisees’ operations. Other revenues generated from franchise agreements mainly represent central reservation system usage fee, which is recognized when services are provided.

(c)	One-time membership fees

Revenues from the one-time membership fees are recognized over the estimated average customer relationship period. Membership cards issued prior to September 2009 have no expiration dates. Management made an analysis of the historic activity pattern of membership cards and estimated the possibility that membership cards with no activity for different periods are most likely to expire in the future as follows:

•	When membership cards have no activity between 1 – 1.5 years, 10% revenue will be recognized.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.18 Revenue recognition (continued)

•	When membership cards have no activity between 1.5 – 2 years, 20% (cumulative) revenue will be recognized.

•	When membership cards have no activity between 2 – 2.5 years, 30% (cumulative) revenue will be recognized.

•	When membership cards have no activity between 2.5 – 3 years, 40% (cumulative) revenue will be recognized.

•	When membership cards have no activity longer than 3 years, 100% (cumulative) revenue will be recognized.

Membership cards issued after October 2009 will expire if there is no activity for 2 years. For those cards issued after October 2009, the Group recognizes 50% of revenue from one-time membership fees when membership records show no activity for one year and 100% (cumulative) of revenue from one-time membership fees when membership records show no activity for two consecutive years.

Therefore at the balance sheet date the Group recognizes revenue from one-time membership fees by their estimation on the cards which are most likely to expire in the future, less the fees which have been recognized as revenue in the last period.

(d)	Rental income

Rental income from sublease is recognized on a straight-line basis over the periods of the respective leases.

(e)	Interest income

Interest income is recognized using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

3.19	Operating leases (as a lessee)

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

Operating leases (as a lessor)

The Group subleases certain motel properties to third parties to get higher income and provide facility to the customers. An operating lease (as a lessor) is entered into whereby the Group conveys to the lessee in return for a payment, or series of payments, the right to use an asset for an agreed period of time. Rental income from such leases is recognized in the consolidated income statement in accordance with Note 3.18(d).

3.20	Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s consolidated financial statements in the period in which the dividends are approved by the Company’s equity holders.

3.21	Government grants

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

Government grants relating to costs are deferred and recognized as other income in the consolidated income statement over the period necessary to match them with the costs that they are intended to compensate.

Government grants relating to the purchase of property, plant and equipment are included in non-current liabilities as deferred government grants and are credited to the consolidated income statement on a straight line basis over the expected lives of the related assets.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

3	Summary of significant accounting policies (continued)

3.22	Business tax and related charges

The Group is subject to business tax and related surcharges on the services provided in the PRC. Such tax is levied based on turnover at an applicable rate of approximately 5.5% and is recorded in ‘cost of sales’.

4	Financial risk management

4.1	Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, fair value interest rate risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial performance.

(a)	Market risk

(i)	Foreign exchange risk

The Group mainly operates in Mainland China and its business is principally conducted in Rmb, except that certain fundings are in foreign currencies, denominated in United States Dollars (‘USD’).

The Company and all of its subsidiaries’ functional currency is Rmb. Certain amounts due from related parties, cash and cash equivalents and amounts due to related parties denominated in foreign currencies, disclosed in Notes 12, 13 and 16 are subject to translation at each reporting date. Fluctuation of the exchange rate for Rmb against foreign currencies could affect the Group’s results of operations.

As at year end, if Rmb strengthens/weakens by 10% against USD with all other variables held constant, the profit or loss for the year will have changed as follows:

2010
Rmb
Profit for the year increase/(decrease)
- Strengthened 10%	2,810,527
- Weakened 10%	(2,810,527)

2009
Rmb
Loss for the year increase/(decrease)
- Strengthened 10%	18,421,479
- Weakened 10%	(18,421,479)

2008
Rmb
Loss for the year increase/(decrease)
- Strengthened 10%	23,590,778
- Weakened 10%	(23,590,778)

Profit or loss reacts differently to movement in foreign exchange rate for Rmb against USD in 2010 as compared with 2009, because of a change in the net amount of USD denominated cash and cash equivalents, amounts due from related parties, and due to related parties from a net USD monetary assets position in 2009 to net USD monetary liabilities position in 2010.

Profit or loss is less sensitive to movement in foreign exchange rate in Rmb against USD in 2009 as compared with 2008 because of the decrease in the net USD monetary assets position in 2009 arising from USD denominated cash and cash equivalents, amounts due from related parties, and due to related parties.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

4	Financial risk management (continued)

4.1	Financial risk factors (continued)

(ii)	Cash flow and fair value interest rate risk

The Group’s income and operating cash flows are substantially independent of changes in market interest rates as the Group has no significant interest-bearing assets and liabilities other than its bank deposits, amounts due from related parties and borrowings. Borrowings at variable rates expose the Group to cash flow interest rate risk. Bank deposits, amounts due from related parties and borrowings at fixed rates expose the Group to fair value interest rate risk. The Group has not hedged its cash flow and fair value interest rate risk. Details of the Group’s bank deposits, amounts due from related parties and borrowings have been disclosed in Notes 13, 12 and 17.

Management does not anticipate significant impact to bank deposits resulting from the changes in interest rates, because the interest rates of bank deposits are not expected to change significantly.

As at 31 December 2010, there was no impact to borrowings resulting from the change in interest rates, because the Company has repaid all the borrowings during the year.

As at 31 December 2009, if interest rates on bank borrowings are 10% higher/lower with all other variables held constant, the loss for the year ended 31 December 2009 would have changed by Rmb 965,668 mainly as a result of higher/lower interest expenses on floating rate borrowings.

As at 31 December 2008, if interest rates on bank borrowings are 10% higher/lower with all other variables held constant, the loss for the year ended 31 December 2008 would have changed by Rmb 1,911,574 mainly as a result of higher/lower interest expenses on floating rate borrowings.

Profit or loss is less sensitive to movement in interest rate year by year because of the decrease in the amount of bank deposits and borrowings.

(b)	Credit risk

The Group has no significant concentrations of credit risk. The carrying amounts of long-term deposits, trade and other receivables, cash and cash equivalents included in the consolidated financial statements represent the Group’s maximum exposure to credit risk in relation to its financial assets.

In certain operating properties lease agreements, a rental deposit is required and it will be refunded at the end of the lease agreement. At each of the balance sheet dates, the management review the credit quality of the rental deposits. Since all the hotels subject to rental deposit term are in normal operation and the rental charges are payable on monthly basis, management does not expect any credit risk.

As at 31 December 2008, 2009 and 2010, the bank deposits and cash at bank were deposited in reputable financial institutions which are considered with low credit risk. The PRC does not have an official deposit insurance program, nor does it have an agency similar to The Federal Deposit Insurance Corporation (FDIC) in the United States. However, the Group believes that the risk of failure of any of these PRC banks is remote. Bank failure is extremely uncommon in the PRC and the Group believes that those Chinese banks that hold the Group’s cash, cash equivalents and long term time deposits are financially sound based on public available information.

Most of the Group’s sales are settled in cash or in credit card by its customers. Credit sales are made to selected customers with good credit history. The Group has policies in place to ensure that trade receivables are followed up on a timely basis.

(c)	Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents and the availability of funding through an adequate amount of committed credit facilities. The Group aims to maintain flexibility in funding by keeping committed credit lines available.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

4	Financial risk management (continued)

4.1	Financial risk factors (continued)

The table below analyzes the Group’s financial liabilities that will be settled on a net basis into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than 1 year	Between 1 and 2 years	Over 2 years
	Rmb	Rmb	Rmb
At 31 December 2010
Trade and other payables	236,071,030	—	—
Dividends payable	47,037,135	—	—

	283,108,165	—	—

At 31 December 2009
Borrowings	254,120,657	—	—
Interest payments on borrowings (note)	5,706,307
Trade and other payables	210,979,466	—	—
Dividends payable	47,037,135	—	—

	517,843,565	—	—

At 31 December 2008
Borrowings	414,841,951	—	—
Interest payments on borrowings (note)	14,852,157
Trade and other payables	247,850,941	—	—
Dividends payable	51,340,865	—	—

	728,885,914	—	—

note:

The interest payments on borrowings are calculated based on borrowings held as at 31 December 2008 and 2009 without taking into account of future borrowings.

4.2	Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the consolidated balance sheet plus net debt.

The gearing ratios at 31 December 2008, 2009 and 2010 were as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
Total borrowings (Note 17)	414,841,951	254,120,657	—
Total equity	830,651,926	751,846,740	562,811,400

Total capital	1,245,493,877	1,005,967,397	562,811,400

Gearing ratio	33.3%	25.3%	0%

The decrease in the gearing ratio during 2008, 2009 and 2010 resulted primarily from the decrease in the balance of bank borrowings.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

4	Financial risk management (continued)

4.3	Fair value estimation

The face values less any estimated credit adjustments for financial assets and liabilities with a maturity of less than one year are considered reasonable approximation of their fair values due to short-term maturities of these assets and liabilities. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate available to the Group for similar financial instruments.

5	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Income taxes and deferred taxation

The Group is subject to income taxes in different jurisdictions. Significant judgement is required in determining the provision for income taxes. There are transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax assets are realized or the deferred income tax liabilities are settled. Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

The Group’s management determines the deferred income tax assets based on the enacted or substantively enacted tax rates and laws and best knowledge of profit projections of the Group for coming years during which the deferred income tax assets are expected to be utilized. Management revises the assumptions and profit projections at each balance sheet date.

(b)	Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. It could change significantly as a result of technical innovations and competitor actions in response to severe industry cycles. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

(c)	Impairment of property, plant and equipment

The Group’s management assesses at each of the balance sheet dates whether property, plant and equipment have any indication of impairment, in accordance with the accounting policy stated in Note 3.5. The recoverable amount is higher of an asset’s value in use and fair value less costs to sell, which is estimated based on the best information available to reflect the amount that is obtainable at each of the balance sheet date, from the disposal of the asset in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs to disposal, or cash to be generated from continuously using the assets.

(d)	One-time membership fees received in the membership program

The Group operates a customer reward programme that provides awards credits to program members based on accumulated paid stays. A portion of revenue of membership card is deferred and recognized when the membership cards become the ‘dead card’, which would be not used by the members forever. The deferment of revenue is estimated based on historical trends of lifetime of membership cards, which is then used to project the expected utilisation of these cards. Any remaining revenue of unutilised cards is recognized as deferred revenue.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

6	Property, plant and equipment

	Leasehold improvements	Machinery	Motor vehicles	Furniture, fixtures and equipment	Construction in progress	Total
	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb
At 1 January 2008
Cost	1,063,770,188	84,436,839	2,919,355	239,332,830	81,880,300	1,472,339,512
Accumulated depreciation	(144,816,538)	(11,071,068)	(712,713)	(55,697,114)	—	(212,297,433)
Accumulated impairment charge	(20,951,521)	(1,659,327)	(57,209)	(4,711,156)	—	(27,379,213)

Net book amount	898,002,129	71,706,444	2,149,433	178,924,560	81,880,300	1,232,662,866

Year ended 31 December 2008
Opening net book amount	898,002,129	71,706,444	2,149,433	178,924,560	81,880,300	1,232,662,866
Additions	135,429,825	17,625,471	357,218	64,000,657	46,778,688	264,191,859
Transfer	81,880,300	—	—	—	(81,880,300)	—
Disposals (Note 28)	(85,941)	(55,307)	—	(424,867)	—	(566,115)
Depreciation charge (Note 28)	(117,525,347)	(9,002,974)	(624,033)	(50,657,863)	—	(177,810,217)
Impairment charge (Note 23)	(60,245,641)	(4,767,378)	(149,618)	(14,462,333)	—	(79,624,970)

Closing net book amount	937,455,325	75,506,256	1,733,000	177,380,154	46,778,688	1,238,853,423

At 31 December 2008
Cost	1,286,331,013	101,812,305	3,276,575	303,747,695	46,778,688	1,741,946,276
Accumulated depreciation	(267,678,526)	(19,879,344)	(1,336,748)	(107,194,052)	—	(396,088,670)
Accumulated impairment charge	(81,197,162)	(6,426,705)	(206,827)	(19,173,489)	—	(107,004,183)

Net book amount	937,455,325	75,506,256	1,733,000	177,380,154	46,778,688	1,238,853,423

Year ended 31 December 2009
Opening net book amount	937,455,325	75,506,256	1,733,000	177,380,154	46,778,688	1,238,853,423
Additions	87,212,264	12,287,711	—	41,842,416	15,700,427	157,042,818
Transfer	46,778,688	—	—	—	(46,778,688)	—
Disposals (Note 28)	—	(31,933)	—	(213,668)	—	(245,601)
Depreciation charge (Note 28)	(129,594,496)	(9,545,623)	(598,091)	(58,283,673)	—	(198,021,883)
Impairment charge (Note 23)	(3,254,171)	(354,494)	12,563	(1,346,103)	—	(4,942,205)

Closing net book amount	938,597,610	77,861,917	1,147,472	159,379,126	15,700,427	1,192,686,552

At 31 December 2009
Cost	1,420,321,964	114,047,767	3,267,193	345,103,194	15,700,427	1,898,440,545
Accumulated depreciation	(397,273,021)	(29,404,651)	(1,925,457)	(165,204,476)	—	(593,807,605)
Accumulated impairment charge	(84,451,333)	(6,781,199)	(194,264)	(20,519,592)	—	(111,946,388)

Net book amount	938,597,610	77,861,917	1,147,472	159,379,126	15,700,427	1,192,686,552

Year ended 31 December 2010
Opening net book amount	938,597,610	77,861,917	1,147,472	159,379,126	15,700,427	1,192,686,552
Additions	38,425,662	4,862,220	—	20,203,626	14,194,923	77,686,431
Transfer	22,086,052	—	—	—	(22,086,052)	—
Disposals (Note 28)	(1,027,850)	(34,132)	—	(195,877)	(1,728,180)	(2,986,039)
Disposal of a subsidiary (Note 31)	(26,310,547)	(1,467,813)	—	(4,272,672)	—	(32,051,032)
Depreciation charge (Note 28)	(142,393,056)	(10,330,582)	(569,599)	(59,264,173)	—	(212,557,410)

Closing net book amount	829,377,871	70,891,610	577,873	115,850,030	6,081,118	1,022,778,502

At 31 December 2010
Cost	1,445,381,081	116,957,680	3,267,193	357,077,127	6,081,118	1,928,764,199
Accumulated depreciation	(531,551,877)	(39,284,871)	(2,495,056)	(220,707,505)	—	(794,039,309)
Accumulated impairment charge	(84,451,333)	(6,781,199)	(194,264)	(20,519,592)	—	(111,946,388)

Net book amount	829,377,871	70,891,610	577,873	115,850,030	6,081,118	1,022,778,502

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

6	Property, plant and equipment (continued)

Impairment charge of Rmb 79,624,970 and Rmb 4,942,205 for the years ended 31 December 2008 and 2009 respectively have been included in ‘cost of sales’ in the consolidated income statement. The impairment charge on property, plant and equipment arose from certain unprofitable motels.

The recoverable amounts of the cash-generated units are determined from value in use calculations. The key assumption for the value in use calculations are those regarding the discount rate and growth rate. These calculations are based on cash flow forecasts prepared by the Group, which is derived from financial budgets approved by the Board and use an estimated growth rate, ranging from 3% to 5% and a pre-tax discount rate of 21%. The growth rate used does not exceed the long-term growth rate for the relevant markets.

Depreciation expense of Rmb 176,355,398, Rmb 196,142,521 and Rmb 209,270,761 have been included in ‘cost of sales’, and Rmb 1,454,819 , Rmb 1,879,362 and Rmb 3,286,649 have been included in ‘general and administrative expenses’, for the years ended 31 December 2008, 2009 and 2010 respectively.

7	Intangible assets

Computer software
Rmb
At 1 January 2008
Cost	1,273,006
Accumulated amortisation	(181,634)

Net book amount	1,091,372

Year ended 31 December 2008
Opening net book amount	1,091,372
Additions	1,952,076
Amortisation charge (Note 28)	(468,204)

Closing net book amount	2,575,244

At 31 December 2008
Cost	3,225,082
Accumulated amortisation	(649,838)

Net book amount	2,575,244

Year ended 31 December 2009
Opening net book amount	2,575,244
Additions	2,052,230
Amortisation charge (Note 28)	(1,057,568)

Closing net book amount	3,569,906

At 31 December 2009
Cost	5,277,312
Accumulated amortisation	(1,707,406)

Net book amount	3,569,906

Year ended 31 December 2010
Opening net book amount	3,569,906
Additions	5,482,000
Disposal of a subsidiary (Note 31)	(11,397)
Amortisation charge (Note 28)	(2,003,594)

Closing net book amount	7,036,915

At 31 December 2010
Cost	10,745,512
Accumulated amortisation	(3,708,597)

Net book amount	7,036,915

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

7	Intangible assets (continued)

Amortization of computer software of Rmb 468,204, Rmb 1,057,568 and Rmb 80,650 have been included in ‘cost of sales’ for the years ended 31 December 2008, 2009 and 2010 respectively. Amortization of computer software of Rmb 1,922,944 has been included in ‘general and administrative expenses’ for the year ended 31 December 2010.

8	Investment in a jointly controlled entity

	2008	2009	2010
	Rmb	Rmb	Rmb
Opening net book amount	—	—	—
Formation of a jointly controlled entity (note (a))	—	—	500,000
Share of loss (note (b))	—	—	(500,000)

Closing net book amount	—	—	—

(a)	In April 2010, the Group and a third party company contributed capital of Rmb 500,000 each to a newly formed jointly controlled entity Suzhou Taide Hotel Management Co., Ltd (‘Suzhou Taide’), which is principally engaged in developing and operating the economic hotels. The revenue and results from incorporation up to 31 December 2010 of the jointly controlled entity, which is unlisted, and its total assets and liabilities as at 31 December 2010, are as follows:

%
	Total	Total			interest
	assets	liabilities	Revenue	Loss	held
	Rmb	Rmb	Rmb	Rmb
As at and for the period from incorporation up to 31 December 2010	23,380,059	(23,907,708)	6,801,084	(1,527,649)	50

(b)	The amount of Rmb 763,824 recognized as ‘share of loss of a jointly controlled entity’ in the consolidated income statement for the year ended 31 December 2010 is equal to the share of total loss of Suzhou Taide for the period from its incorporation up to 31 December 2010. It has exceeded the original cost of the Group’s investment in Suzhou Taide. The Group and the other investor of Suzhou Taide has each committed a loan of Rmb 10,000,000 to be lent to Suzhou Taide in the near future without a specified repayment date. This loan has the same economic effect as a capital contribution and shall be treated as being a part of the net investment in Suzhou Taide. Therefore, the Group has treated its original investment of Rmb 500,000, together with the loan of Rmb 10,000,000 that in substance form part of the Group’s net investment, as the ceiling, being Rmb 10,500,000, to pick up its share of loss of Suzhou Taide. The excess amount of Rmb 263,824 between the share of loss of Rmb 763,824 and the capital contributed amount of Rmb 500,000 is recorded as payable to the jointly controlled entity and included in amounts due to related parties (Note 32(c)).

9	Deposits for long-term leases

In the lease agreements of certain operating hotel properties, a rental deposit is required and it will be refunded at the end of the lease term. All the rental deposits are due over 5 years from the balance sheet date.

All the deposits for long-term leases are denominated in Rmb and their carrying amounts approximate their fair value as at 31 December 2008, 2009 and 2010.

The credit quality of rental deposits has been assessed by reference to historical information about the counterparty default rates. The existing counterparties do not have defaults in the past. As at 31 December 2008, 2009 and 2010, the rental deposits do not contain impaired assets.

10	Prepaid operating lease payments

The difference between the amount of deposits paid for long-term lease and their present value upon the time of payments is recognized as ‘prepaid operating lease payments’. They are subsequently amortized on a straight-line basis over the lease term.

The amortization of prepaid operating lease payments recognized as expense and included in ‘cost of sales’ amounted to Rmb 908,842, Rmb 904,967 and Rmb 721,695 respectively for the years ended 31 December 2008, 2009 and 2010.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

11	Inventories

	2008	2009	2010
	Rmb	Rmb	Rmb
Consumables	7,682,190	8,411,938	8,448,824
Food and beverage	3,938,625	3,557,431	3,366,392
Purchased goods held for sales	372,049	882,644	745,741

	11,992,864	12,852,013	12,560,957

The cost of inventories recognized as expense and included in ‘cost of sales’ amounted to Rmb 131,192,744, Rmb 122,930,539 and Rmb 142,265,701 respectively for the years ended 31 December 2008, 2009 and 2010.

12	Trade and other receivables

	2008	2009	2010
	Rmb	Rmb	Rmb
Trade receivables (note (a))	14,651,674	20,701,663	22,905,684
Less: Provision for impairment of trade receivables	(13,000)	(377,029)	(689,430)

Trade receivables - net	14,638,674	20,324,634	22,216,254
Prepayments, deposits and other receivables (note (b))	43,664,736	42,244,242	40,068,210
Amounts due from related parties (note (c))	89,905,092	87,432,828	13,361,499
Others	18,574,776	12,095,051	15,729,136

	166,783,278	162,096,755	91,375,099

(a)	Trade receivables are mainly arisen from operation of ‘lease-and-operated hotels’ and management of ‘franchised-and-managed hotels’. The majority of the Group’s sales are by credit cards or against payment of deposits which have no credit terms. For certain corporate customers, the sales are made with credit terms of 90 days generally. The ageing analysis of the trade receivables is as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
Up to 3 months	12,636,717	18,750,823	18,443,027
3 to 6 months	646,534	734,681	2,158,301
Over 6 months	1,368,423	1,216,159	2,304,356

	14,651,674	20,701,663	22,905,684

As at 31 December 2008, 2009 and 2010, trade receivables of Rmb 2,001,957, Rmb 1,573,811 and Rmb 3,257,856 were past due but not impaired. The ageing analysis of these trade receivables is as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
3 to 6 months	646,534	734,681	2,158,301
Over 6 months	1,355,423	839,130	1,614,926

	2,001,957	1,573,811	3,773,227

As at 31 December 2008, 2009 and 2010, trade receivables of Rmb 13,000, Rmb 377,029 and Rmb 689,430 were impaired and provided for. The amount of the provision was Rmb 13,000, Rmb 377,029 and Rmb 689,430. The individual impaired receivables mainly related to franchisees, which are in unexpected difficult economic situations.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

12	Trade and other receivables (continued)

Movements on the Group’s provision for impairment of trade receivables are as following:

	2008	2009	2010
	Rmb	Rmb	Rmb
At 1 January	—	13,000	377,029
Provision for receivables impairment	13,000	364,029	675,858
Receivables written off during the year as uncollectable	—	—	(363,457)

At 31 December	13,000	377,029	689,430

(b)	As at 31 December 2009 and 2010, a non-interest bearing receivable of Rmb 30,475,000 was secured by guarantees from certain entities directly or indirectly controlled by Mr. Shen, based on the Agreement Related to Sale of Shares entered into subsequently on 22 September 2010.

(c)	As at 31 December 2008 and 2009, the receivables of Rmb 31,750,000 and Rmb 31,750,000 due from related parties (Note 32(c)) are interest bearing. The interest rate on the interest bearing receivables was 6.12%-6.39% and 6.39% per annum respectively.

Except for the amounts mentioned in notes (b) and (c) above, all remaining balances are unsecured and interest-free.

The carrying amounts of the Group’s trade and other receivables are all denominated in Rmb, except for certain amounts due from related parties. The amounts due from related parties are denominated in the following currencies.

	2008	2009	2010
Rmb	82,049,325	79,584,417	12,753,828
USD	7,855,767	7,848,411	607,671

	89,905,092	87,432,828	13,361,499

The carrying amount of trade and other receivables approximates their fair value.

The maximum exposure to credit risk at the reporting date is the carrying amount of each class of receivables mentioned above. The Group does not hold any collateral as security.

13	Cash and cash equivalents

	2008	2009	2010
	Rmb	Rmb	Rmb
Cash at bank and on hand	472,921,282	362,414,407	283,852,599
Short-term bank deposits	4,579,182	4,574,894	—

	477,500,464	366,989,301	283,852,599

Cash and bank deposits are denominated in the following currencies:

	2008	2009	2010
Rmb	170,812,521	129,217,792	242,461,571
USD	306,687,943	237,771,509	41,391,028

	477,500,464	366,989,301	283,852,599

The weighted average effective interest rate on short-term bank deposits for the years ended 31 December 2008, 2009 and 2010 is 2.12%, 0.12% and 0.07% per annum respectively.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

14	Ordinary shares and share premium

	Ordinary shares issued and fully paid
	Number	Nominal value	Share premium	Total
		Rmb	Rmb	Rmb
At 1 January 2008 (note (a))	1,100,000	8,590	836,600,360	836,608,950
Proceeds from shares issued (note (b))	115,789	794	617,264,205	617,264,999

At 31 December 2008	1,215,789	9,384	1,453,864,565	1,453,873,949

At 1 January 2009 and At 31 December 2009	1,215,789	9,384	1,453,864,565	1,453,873,949

At 1 January 2010	1,215,789	9,384	1,453,864,565	1,453,873,949
Repurchase and cancellation of own shares (note (c))	(57,895)	(395)	(307,237,104)	(307,237,499)

At 31 December 2010	1,157,894	8,989	1,146,627,461	1,146,636,450

On 2 September 2005, the Company was incorporated in the Cayman Islands as a limited liability company with authorized share capital of USD 50,000 divided into 50,000 ordinary shares of USD 1 each. On 22 December 2006, the Company implemented a share split, where each ordinary share of USD 1 each was split into 1,000 ordinary shares of USD 0.001 each. Thereafter, the authorized share capital of USD 50,000 was represented by 50,000,000 ordinary shares of USD 0.001 each. All issued shares are fully paid.

(a)	The share premium as at 1 January 2008 represented the excess of the monetary value over the nominal value of the shares issued of Rmb 875,537,653 less the Group’s portion of the compensation payable to GSS III of Rmb 38,937,293 in relation to the exclusion of the Other Businesses (Note 2(e)).

(b)	In July 2008, the Company issued 42,987 and 14,908 new shares with a par value of USD 0.001 each to GSS III and the entity wholly owned by Mr. Shen for a cash consideration of USD 33,412,500 and USD 11,587,500 respectively.

In August 2008, the Company issued 57,894 new shares with a par value of USD 0.001 each to an entity owned by the Individual Minority Owner for the legal ownership of the Old Operating Company which was valued at USD 45,000,000 in the subscription agreement (Note 1(b)(4)).

Share premium of Rmb 617,264,205 arose from the equity holders’ contribution in excess of their par value per share.

(c)	In 2010, the Company repurchased 42,987 and 14,908 own shares with a par value of USD 0.001 each from GSS III and an entity wholly owned by Mr. Shen at a price of USD 33,412,500 and USD 11,587,500 respectively, among which USD 24,500,000 and USD 8,500,000 was paid off by 31 December 2010.

Pursuant to section 37 paragraph 3(g) of the Cayman Islands Companies Law, the redeemed shares were treated as cancelled and accordingly the issued ordinary shares of the Company was reduced by the nominal value of these shares. The filing of repurchase of own shares in the register of the Company was subsequently completed in December 2010.

Pursuant to section 37 paragraph 4(a) of the Cayman Islands Companies Law, an amount equivalent to the par value of the shares cancelled of Rmb 395 was transferred from the accumulated losses to the capital redemption reserve.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

15	Reserves

	Statutory reserve	Other reserves	Total
	Rmb	Rmb	Rmb
At 1 January 2008	42,390,111	(8,436,945)	33,953,166
Contribution by a shareholder (Note 32(a))	—	7,243,326	7,243,326
Deemed distribution (note (a))	—	(307,370,554)	(307,370,554)
Profit appropriation	20,362,494	—	20,362,494

At 31 December 2008	62,752,605	(308,564,173)	(245,811,568)

At 1 January 2009 and At 31 December 2009	62,752,605	(308,564,173)	(245,811,568)

At 1 January 2010	62,752,605	(308,564,173)	(245,811,568)
Repurchase and cancellation of own shares (Note 14(c))	—	395	395
Profit appropriation	24,405	—	24,405

At 31 December 2010	62,777,010	(308,563,778)	(245,786,768)

Pursuant to the Company Law of Mainland China and their respective articles of association, certain subsidiaries in Mainland China are required to transfer 10% of its net profit, as determined under Mainland China accounting regulations, to statutory reserve until the fund aggregates to 50% of their registered capital.

The transfer to statutory reserve must be made before distribution of dividends to equity holders. These reserves shall only be used to make up previous years’ losses, to expand production operations, or to increase the capital of the respective company. These companies in Mainland China may transfer their respective statutory reserves into capital, provided that the balance of the statutory reserve after such transfer is not less than 25% of the registered capital.

(a)	As described in Note 1(b)(4) and Note 14(b), the Company issued 57,894 new shares in August 2008 with a par value of USD 0.001 each to an entity owned by the Individual Minority Owner for the legal ownership of the Old Operating Company which was valued at USD 45,000,000 in the subscription agreement. As the Old Operating Company has already been treated as a subsidiary of the Group since the effective date of the Monroe II Agreements, this transaction was recorded as a deemed distribution resulting in a debit of Rmb 307,370,554 in ‘other reserves’ and corresponding credits in ‘ordinary shares’ and ‘share premium’.

16	Trade and other payables

	2008	2009	2010
	Rmb	Rmb	Rmb
Non-current payables
Accrued rental expenses (including the straight-line effect)
- Amounts due to related parties	7,015,914	14,353,208	5,968,036
- Amounts due to third parties	275,737,009	336,248,415	377,550,346

	282,752,923	350,601,623	383,518,382

Current payables
Amounts due to related parties (Note 32(c))	59,533,312	63,017,121	111,766,204
Payables for purchasing property, plant and equipment	118,829,438	66,797,731	42,148,319
Salary and social security payables	28,203,860	29,181,572	35,630,965
Trade payables	27,097,263	23,561,445	24,013,250
Other taxes payable	12,664,002	12,738,489	10,615,175
Others	42,390,928	57,603,169	58,143,257

	288,718,803	252,899,527	282,317,170

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

16	Trade and other payables (continued)

The carrying amount of trade and other payables approximates their fair value. The carrying amounts of the Group’s trade and other payables are all denominated in Rmb, except for certain amounts due to related parties. The amounts due to related parties are denominated in the following currencies.

	2008	2009	2010
Rmb	59,533,312	63,017,121	32,293,791
USD	—	—	79,472,413

	59,533,312	63,017,121	111,766,204

17	Borrowings

	2008	2009	2010
	Rmb	Rmb	Rmb
Non-current
Bank borrowings	75,000,000	—	—
Less: Amounts due within one year	(75,000,000)	—	—

	—	—	—

Current
Bank borrowings	339,841,951	254,120,657	—
Current portion of long-term borrowings	75,000,000	—	—

	414,841,951	254,120,657	—

Total borrowings	414,841,951	254,120,657	—

All bank borrowings are secured liabilities maturing within one year.

As at 31 December 2008, the Group’s certain bank borrowings of Rmb 75,000,000 were secured by a guarantee from Shanghai Merrylin Food & Beverage Management Co., Ltd.

As at 31 December 2008, the Group’s certain bank borrowings of Rmb 50,000,000 were secured by a guarantee from Meiju Hotel Management (Shanghai) Co., Ltd. and Shanghai Merrylin Food & Beverage Management Co., Ltd.

As at 31 December 2008 and 2009, the Group’s certain bank borrowings of Rmb 289,841,951 and Rmb 179,120,657 were secured by cash deposits of Mr Shen Feiyu. These borrowings have been fully repaid during the year ended 31 December 2010 and the relevant security has been released accordingly.

As at 31 December 2009, the Group’s certain bank borrowings of Rmb 75,000,000 were secured by a guarantee from Shanghai Yiju Hotel Management Co., Ltd. and Meiju Hotel Management (Shanghai) Co., Ltd., both of them are subsidiaries. Such borrowings have been repaid during the year ended 31 December 2010 and the relevant security has been released accordingly.

The weighted average effective interest rates for the years ended 31 December 2008, 2009 and 2010 were as follows:

	2008	2009	2010
Bank borrowings	6.13%	5.04%	5.27%

The carrying amounts of all bank borrowings are denominated in Rmb.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

17	Borrowings (continued)

As at 31 December 2008, 2009 and 2010, the Group had the following undrawn borrowing facilities:

	2008	2009	2010
	Rmb	Rmb	Rmb
Floating rate:
- Expiring within one year	105,000,000	230,000,000	—
Fixed rate:
- Expiring within one year	40,000,000	28,879,343	—
- Expiring beyond one year	2,158,049	132,000,000	—

	147,158,049	390,879,343	—

The facilities have been arranged to help finance the proposed expansion of the Group’s activities in Mainland China.

18	Deferred revenues

	2008	2009	2010
	Rmb	Rmb	Rmb
Non-current
- Sale of membership cards	18,940,336	33,368,749	56,352,252
- Initial franchise fees	8,554,981	16,454,915	22,683,177

	27,495,317	49,823,664	79,035,429

Current
- Advances received from customers for room stays	8,215,863	9,362,960	10,672,658
- Customer award credits	22,978,896	43,360,325	56,598,298
- Sale of membership cards	2,206,340	4,046,271	11,444,322
- Initial franchise fees	3,389,875	5,898,525	8,397,318

	36,790,974	62,668,081	87,112,596

Total deferred revenues	64,286,291	112,491,745	166,148,025

19	Deferred income tax

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. The offset amounts are as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
Deferred income tax assets:
- to be recovered after more than 12 months	47,798,775	48,716,852	45,330,672
- to be recovered within 12 months	1,717,835	1,270,619	4,079,871

	49,516,610	49,987,471	49,410,543

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

19	Deferred income tax (continued)

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

Deferred tax assets	Pre- operating expenses	Accrued rentals	Tax losses	Social security payables	Accrued payroll	Total
	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb
At 1 January 2008	5,109,962	25,549,265	7,487,140	1,592,507	—	39,738,874
(Charged)/credited to the consolidated income statement (Note 25)	(1,494,275)	5,706,875	5,419,309	145,827	—	9,777,736

At 31 December 2008	3,615,687	31,256,140	12,906,449	1,738,334	—	49,516,610

(Charged)/credited to the consolidated income statement (Note 25)	(1,414,248)	6,085,479	(3,967,146)	(233,224)	—	470,861

At 31 December 2009	2,201,439	37,341,619	8,939,303	1,505,110	—	49,987,471

(Charged)/credited to the consolidated income statement (Note 25)	(1,059,256)	4,198,141	(5,424,068)	(324,669)	2,032,924	(576,928)

At 31 December 2010	1,142,183	41,539,760	3,515,235	1,180,441	2,032,924	49,410,543

Deferred income tax assets are recognized for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable. The Group did not recognize deferred tax assets of Rmb 41,703,847, Rmb 61,867,621 and Rmb 76,094,287 in respect of losses amounting to Rmb 166,815,388, Rmb 259,037,424 and Rmb 304,377,146 as at 31 December 2008, 2009 and 2010 that can be carried forward against future taxable income. No losses would expire in 2011 and 2012.

20	Provisions

	Onerous lease contracts	Legal claims	Total
	Rmb	Rmb	Rmb
At 1 January 2008	462,468	—	462,468
Charged to the consolidated income statement:
- Additional provisions	4,338,323	—	4,338,323
- Unwinding of discount	147,691	—	147,691
- Utilized during the year	—	—	—

At 31 December 2008	4,948,482	—	4,948,482

At 1 January 2009	4,948,482	—	4,948,482
Charged to the consolidated income statement:
- Additional provisions	6,148,751	—	6,148,751
- Unwinding of discount	729,206	—	729,206
- Utilized during the year	(1,670,953)	—	(1,670,953)

At 31 December 2009	10,155,486	—	10,155,486

At 1 January 2010	10,155,486	—	10,155,486
Charged to the consolidated income statement:
- Additional provisions	—	4,785,890	4,785,890
- Unwinding of discount	1,087,090	—	1,087,090
- Utilized during the year	(6,864,924)	(1,557,095)	(8,422,019)

At 31 December 2010	4,377,652	3,228,795	7,606,447

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

20	Provisions (continued)

Analysis of total provisions:

	2008	2009	2010
	Rmb	Rmb	Rmb
Non-current provision	4,006,735	9,136,361	2,003,049
Current provision	941,747	1,019,125	5,603,398

	4,948,482	10,155,486	7,606,447

(a)	Onerous lease contracts

Provisions comprise future rents payable net of the economic benefits expected to be received on onerous property leases. The majority of the provision is expected to be utilized over the period to 2020.

(b)	Legal claims

The amounts mainly represent provisions for the legal claims brought against the Group by the landlords of certain ‘lease-and-operated hotels’ in relation to the disputes on lease payments. The provision charge of Rmb 3,870,690 has been included in ‘general and administrative expenses’ and Rmb 915,200 has been included in ‘cost of sales’ for the year ended 31 December 2010. The balance at 31 December 2010 is expected to be utilized in 2011. In the management’s opinion, after taking appropriate legal advice, the outcome of these legal claims will not give rise to any significant loss to the financial statements as a whole beyond the amounts provided at 31 December 2010.

21	Revenue by nature

	2008	2009	2010
	Rmb	Rmb	Rmb
Revenue from leased-and-operated hotels
- room rentals	1,119,567,063	1,156,747,690	1,514,272,603
- food and beverage sales	186,012,789	160,792,024	118,127,852
- others	26,043,263	27,900,321	21,649,293
Revenue from franchised-and-managed hotels income	9,662,147	18,134,429	36,615,090
One-time membership fees	5,285,574	4,656,361	3,193,377
Revenue from sublease arrangements	2,751,315	4,758,337	8,106,300

	1,349,322,151	1,372,989,162	1,701,964,515

22	Other income

	2008	2009	2010
	Rmb	Rmb	Rmb
Subsidy income	5,350,340	8,208,215	9,638,465

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

23	Expenses by nature

Expenses included in cost of sales, selling and marketing expenses, general and administrative expenses were analyzed as following:

	2008	2009	2010
	Rmb	Rmb	Rmb
Operating lease rentals	443,656,105	493,450,751	508,927,150
Personnel costs (note)	228,711,712	241,555,538	279,541,069
Depreciation and amortization	178,559,671	199,360,701	214,561,004
Consumables, food and beverage	131,192,744	122,930,539	142,265,701
Utilities	107,011,493	121,783,106	130,975,396
Business taxes and other tax surcharges	73,780,441	77,682,096	88,792,716
Impairment of property, plant and equipment (Note 6)	79,624,970	4,942,205	—
Laundry costs	22,777,245	27,609,958	30,117,605
Maintenance costs	13,437,975	13,317,244	36,798,507
Advertising and entertainment expenses	8,239,327	8,634,025	8,397,075
Provisions for onerous lease contracts	4,338,322	4,477,798	—
Other operating expenses	97,661,328	93,413,183	90,663,355

	1,388,991,333	1,409,157,144	1,531,039,578

note:

Personnel costs include salaries and other allowances of Rmb 198,183,575, Rmb 204,064,964 and Rmb 236,726,300 and social security costs of Rmb 30,528,137, Rmb 37,490,574 and Rmb 42,814,769 for the years ended 31 December 2008, 2009 and 2010.

24	Finance costs - net

	2008	2009	2010
	Rmb	Rmb	Rmb
Finance costs
Interest expenses on bank borrowings	(30,910,900)	(18,341,555)	(12,648,414)
Net foreign exchange losses	(3,562,436)	(404,218)	—

	(34,473,336)	(18,745,773)	(12,648,414)

Finance income
Interest income on bank deposits	2,786,156	2,102,312	2,281,284
Interest income on funds used by the shareholder (Note 32(c)(i))	6,539,298	—	—
Net foreign exchange gains	—	—	1,496,414

	9,325,454	2,102,312	3,777,698

Finance costs - net	(25,147,882)	(16,643,461)	(8,870,716)

25	Income tax expense

	2008	2009	2010
	Rmb	Rmb	Rmb
Current corporate income tax	55,572,236	34,562,919	59,116,168
Deferred income tax (Note 19)	(9,777,736)	(470,861)	576,928

Income tax expense	45,794,500	34,092,058	59,693,096

PRC corporate income tax is calculated based on the statutory income tax rate of 25% on the assessable income of the Group’s subsidiaries operating in Mainland China except for the subsidiaries in Shanghai Pudong New Area, where the tax rate will gradually increase from 15% to 25% starting from 1 January 2008 over 5 years and the income tax rate for the years ended 31 December 2008, 2009 and 2010 is 18%, 20% and 22% respectively.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

25	Income tax expense (continued)

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the enacted tax rate in Mainland China as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
(Loss)/profit before tax	(59,320,850)	(44,713,128)	177,895,255

Tax calculated at a tax rate of 25%	(14,830,212)	(11,178,283)	44,473,814
Tax effects of different tax rate	9,637,156	5,389,980	(7,433,085)
Jointly controlled entity’s results reported net of tax	—	—	190,956
Income not subject to tax	—	—	(2,305,646)
Expenses not deductible for tax purposes	4,609,525	6,413,777	10,666,136
Tax losses not recognized as deferred tax asset	15,509,601	20,163,774	10,928,958
Temporary differences not recognized as deferred tax asset when the asset is estimated not to be realized	30,868,430	13,302,810	3,171,963

Tax charge	45,794,500	34,092,058	59,693,096

26	Dividends

Pursuant to a shareholders’ meeting resolution dated on 1 April 2006 and other relevant shareholders’ agreements, the shareholders approved the dividend of Rmb 76,617,135. And pursuant to a shareholders’ meeting resolution dated on 26 November 2008, the shareholders approved the dividend of Rmb 52,407,977. These dividends belong to the then shareholders of the Old Operating Company before the Reorganization. The aggregated payments of dividends during the period from 1 January 2006 to 31 December 2010 are Rmb 81,987,977.

27	Other gains/(losses)

	2008	2009	2010
	Rmb	Rmb	Rmb
Gain/(loss) on disposal of property, plant and equipment (Note 28)	145,874	(109,900)	(2,256,189)
Gain on disposal of a subsidiary (Note 31)	—	—	9,222,582

	145,874	(109,900)	6,966,393

28	Cash generated from operations

	2008	2009	2010
	Rmb	Rmb	Rmb
(Loss)/profit before income tax	(59,320,850)	(44,713,128)	177,895,255
Adjustments for:
- Depreciation (Note 6)	177,810,217	198,021,883	212,557,410
- Amortisation of intangible assets (Note 7)	468,204	1,057,568	2,003,594
- Amortisation of prepaid operating lease payments (Note 10)	908,842	904,967	721,695
- (Gain)/loss on disposal of property, plant and equipment (see below)	(145,874)	109,900	2,256,189
- Finance costs - net (Note 24)	25,147,882	16,643,461	8,870,716
- Gain on disposal of a subsidiary (Note 31)	—	—	(9,222,582)
- Deferred revenues	35,739,250	47,058,357	53,884,286
- Impairment charge (Note 6)	79,624,970	4,942,205	—
Changes in working capital (excluding the effects of acquisition and exchange differences on consolidation):
- Inventories	(1,349,321)	(859,149)	185,504
- Trade and other receivables	(39,173,080)	5,710,868	81,332,283
- Trade and other payables	85,793,961	82,723,503	29,906,582

Cash generated from operations	305,504,201	311,600,435	560,390,932

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

28	Cash generated from operations (continued)

In the consolidated statement of cash flows, proceeds from sale of property, plant and equipment comprise:

	2008	2009	2010
	Rmb	Rmb	Rmb
Net book amount (Note 6)	566,115	245,601	2,986,039
Gain/(loss) on disposal of property, plant and equipment	145,874	(109,900)	(2,256,189)
Less: Increase in receivables arising from the disposal of property, plant and equipment	—	—	(703,067)

Proceeds from disposal of property, plant and equipment	711,989	135,701	26,783

29	Contingencies

The Group has contingent liabilities in respect of certain disputes arising in the ordinary course of business which led to lawsuits against the Group during the year ended 31 December 2010. It is not anticipated that any material liabilities beyond the amounts provided at 31 December 2010 will arise from these contingent liabilities set out as below.

(a)	In September 2010, Guangzhou Zhengsheng Plaza Co., Ltd. and Guangzhou Jijian Real Estate Co., Ltd. (collectively, ‘Guangzhou Zhengsheng’) filed a lawsuit against Merrylin Hotel Management (Guangzhou) Co., Ltd. (‘Guangzhou Merrylin’), a subsidiary of the Group, requesting Guangzhou Merrylin to (1) pay one month of 2008 rents of Rmb 626,432 and related late payment penalties; (2) pay rents of Rmb 151,402 and the late payment penalties of Rmb 4,648,318 for the period from 29 May 2009 to 28 November 2010; and (3) pay rents of Rmb 3,347,760 and the late payment penalties of Rmb 5,005,360 for the period from 29 November 2009 to 28 November 2010. As at 31 December 2010, after taking legal advices the management has made provisions of Rmb 746,540 for the rents under (1) and (2). Subsequently, with the development of the lawsuit, management made additional provisions of Rmb 1,753,460 in 2011 for the penalties under (1), (2) and (3). As the further amount subsequently provided for in 2011 is not significant, management did not make adjustment to the financial statements for the year ended 31 December 2010. After taking legal advices, the management believed that the likelihood of significant payment for the claimed rents under (3) and the remaining claimed late payment penalties under (1), (2) and (3) is remote. No provision was therefore made for these contingent liabilities.

(b)	On 28 December 2010, Kunshan Shenghuo Printing Co., Ltd. (‘Kunshan Shenghuo’) filed a lawsuit against Beijing Yuetai Hotel Management Co., Ltd. (‘Beijing Yuetai Management’), a subsidiary of the Group, requesting to terminate a lease agreement between Kunshan Shenghuo and Beijing Yuetai because it could not be approved and executed due to redevelopment plan of the government and requesting Beijing Yuetai Management to pay rents of Rmb 1,000,000 and contractual loss penalties of Rmb 1,600,000 to Kunshan Shenghuo. After taking legal advices, the management had provided an amount of Rmb 1,046,000 for the claimed rents under rentals payable and had fully accrued an amount of Rmb 1,600,000 for the contractual loss penalties as provision in the consolidated balance sheet as at 31 December 2010.

In July 2011, Kunshan Shenghuo revised the claim, requesting Beijing Yuetai to pay (1) rents and late payment penalties of Rmb 2,600,000; (2) water and electricity charges of Rmb 124,194; (3) compensation for the restoration to the original status of Rmb 4,481,700; (4) removal and cleaning up costs of Rmb 500,000; (5) contractual loss penalties of Rmb 1,600,000. After taking legal advices, the management believes that the accrued rentals payable and provision carried forward from prior year are sufficient. The likelihood of paying the remaining requested amounts under (1), (2), (3), (4) and (5) is remote. The management therefore decided not to make any further provision for these contingent liabilities.

(c)	In February 2010, Mrs. Zhang Duo, a third-party individual landlord, filed a lawsuit against Shanghai Yiju Hotel Management Co., Ltd. (‘Shanghai Yiju Hotel’), Shanghai Motel Management and Huangshan Motel Bing Jiang Zhong Lu Hotel Co., Ltd. (‘Huangshan Bin Jiang Zhong Lu’), all of which are subsidiaries of the Group, requesting them to pay loss of prospective earnings of Rmb 3,369,783 for the period from 20 May 2009 to the completion date of Huangshan Bin Jiang Zhong Lu’s decoration project. The losses were caused by the extension of Huangshan Bin Jiang Zhong Lu’s decoration period which prevented Zhang Duo from renting out the idle space to other potential tenants. A third party evaluation firm was involved to assess the market price of the unit rent so as to quantify the losses. As at 31 December 2010, the assessment was not completed. After taking legal advices, the Group had made an estimation on the possibility of the losses and recorded an amount of Rmb 882,255 as provision, other than the accruals for rental expenses of Rmb 851,397 for the claimed amount in the consolidated balance sheet as at 31 December 2010.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

29	Contingencies (continued)

According to series of court judgements pronounced till 26 October 2011, the abovementioned three subsidiaries should pay an aggregated loss of Rmb 2,436,918. The Company fully provided the liabilities according to court judgement and further recorded an amount of Rmb 703,266 as provision in 2011. As the further amount subsequently provided for in 2011 is not significant, the management did not make adjustment to the financial statements for the year ended 31 December 2010.

(d)	In April 2011, Shanghai Fengchao Technology Development Co., Ltd. (‘Fengchao’) filed two lawsuits against Shanghai Motel Hotel Management Company Ltd., (‘Shanghai Motel Management’), a subsidiary of the Group, requesting Shanghai Motel Management to make payments of Rmb 2,197,959 for the IT equipment purchased from Fengchao as well as the related late payment penalties of Rmb 398,300. After taking legal advices, the Group had recorded an amount of Rmb 905,426, which represented the value of the IT equipment received according to Shanghai Motel Management’s record but not the penalties as payable to Fengchao in the consolidated balance sheet as at 31 December 2010. In August 2011, Fengchao provided new evidence to the court to support the amount they claimed. Based on the new evidence, the management and its legal advisor reassessed the amount likely to be paid. As a result, additional amount of Rmb 1,292,533 was accrued but not the penalties in 2011, whereby total provision of Rmb 2,197,959 was made to cover the claimed amount for equipment. The management considers the amount of late payment penalties is not significant to the Group’s consolidated financial statements. No provision was therefore made for the penalties. As the further amount subsequently provided for in 2011 is not significant, management did not make adjustment to the financial statements for the year ended 31 December 2010.

(e)	(1)	In May 2011, Shanghai Kuandao Information Technology Co., Ltd. (‘Kuandao’) filed a series of lawsuits against Shanghai Yiju Jia Jing Hotel Co., Ltd., Shanghai Meiju Zhi Jiang Hotel Co., Ltd., Shanghai Yiju Wu Zhong Lu Hotel Co., Ltd., Shanghai Meiju Gan Quan Hotel Co., Ltd., Shanghai Yiju Bei Xin Jing Hotel Co., Ltd., Shanghai Yiju Tian Mu Dong Lu Hotel Co., Ltd., Shanghai Motel Hu Tai Lu Hotel Co., Ltd. and Shanghai Yiju Hong Qiao Hotel Co., Ltd., all of which are subsidiaries of the Group, requesting them to pay Rmb 1,429,170 for certain services provided by Kuandao as well as the related late payment penalties of Rmb 498,212. The Group has recorded a provision of Rmb 1,089,520 in 2011 based on the final judgement of the court pronounced on 26 September 2011.

	(2)	In September 2011, Kuandao filed a series of lawsuits against Shanghai Yiju Zhou Hai Hotel Co., Ltd., Shanghai Yiju Yu Shan Hotel Co., Ltd., Shanghai Xu Hui Motel Hotel Co., Ltd., Shanghai Motel Tian Lin Hotel Co., Ltd., Shanghai Motel Si Ping Lu Hotel Co., Ltd., Shanghai Motel Hua Xia Dong Lu Hotel Co., Ltd., Shanghai Motel Zhong Shan Bei Yi Lu Hotel Co., Ltd. and Shanghai Motel Hua Shan Lu Hotel Co., Ltd., all of which are subsidiaries of the Group, requesting them to pay Rmb 1,866,578 for certain services provided by Kuandao as well as the related late payment penalties of Rmb 685,631. After taking legal advices, the management has accrued an amount of Rmb 1,515,687 for the claimed amount as provision in 2011. The provision amount has no variances with the final judgement the court pronounced on 8 November 2011.

As the provision amounts made for the above two lawsuits in 2011 are not significant, management did not make adjustment to the financial statements for the year ended 31 December 2010.

(f)	On 14 May 2010, Beijing Longde Real Estate Management Co., Ltd. (‘Longde’) filed a lawsuit against Beijing Yuetai An Zhen Qiao Hotel Management Co., Ltd. (‘Beijing Yuetai’), a subsidiary of the Group, requesting Beijing Yuetai to pay rents according to the lease agreement signed on 6 June 2006 (the ‘original agreement’), disregarding the existence of the amendments to the original agreement (the ‘Amendments’), made by the two parties on 16 June 2007 and 30 April 2009. According to the lawsuit filed by Longde, the Group would have to pay additional rent and penalties of Rmb 3,617,355 as at 31 December 2010. On 18 March 2011, the court dismissed Longde’s claim with a final judgment. Longde was not satisfied with the final judgment and appealed the case to a higher court on 29 March 2011. On 17 July 2011, the higher court dismissed Longde’s claim again and the original judgment was reaffirmed.

In May 2011, Longde filed another lawsuit against Beijing Yuetai requesting to terminate the original agreement and the Amendments. After taking legal advices and taking historical judgments as reference, the management considers the likelihood of losing the lawsuit is remote. Subsequently in November of 2011, Longde withdrew the lawsuit.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

29	Contingencies (continued)

Later it was found out that Longde had transferred the related leased property in January 2011 to Mr. Wu Dong, a third-party individual, without notifying Beijing Yuetai in advance or obtaining the consent and waiver of pre-emptive rights from Beijing Yuetai. In June 2011, Mr. Wu Dong filed a lawsuit against Beijing Yuetai and Beijing Yuetai Hotel Management Co., Ltd. (‘Beijing Yuetai Management’), both of which are subsidiaries of the Group, requesting (1) Beijing Yuetai to pay rents of Rmb 8,599,992 for the period from 27 April 2010 to 26 April 2011; (2) Beijing Yuetai to pay related late payment penalties of Rmb 773,992; (3) Beijing Yuetai and Beijing Yuetai Management together to pay related default penalties of Rmb 17,199,984 and loss of prospective earnings of Rmb 18,117,862. After taking legal advices, the management considers they have properly followed the payment terms stated in the original agreement and the Amendments signed with Longde, the original landlord. It is unlikely that Beijing Yuetai and Beijing Yuetai Management would lose these lawsuits. The management therefore decided not to make any provision for these contingent liabilities. Subsequently in December of 2011, Wu Dong withdrew the lawsuit.

30	Commitments

(a)	Capital commitments

Capital expenditure contracted for at the balance sheet date but not yet incurred is as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
Property, plant and equipment	69,739,612	56,582,199	26,504,991

(b)	Operating lease commitments - as a lessee

The Group has entered into non-cancellable operating lease agreements relating to leased-and-operated hotels. The lease terms range from five years to twenty years with different renewal options and escalation clauses.

The future aggregate minimum rental payments under non-cancellable operating leases as at the balance sheet date are as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
No later than 1 year	429,075,279	464,958,953	475,063,568
Later than 1 year and no later than 5 years	1,824,977,859	2,399,708,372	1,971,192,904
Later than 5 years	6,051,303,339	5,842,779,928	5,329,217,061

	8,305,356,477	8,707,447,253	7,775,473,533

(c)	Operating lease rentals receivable - as a lessor

The Group subleases certain motel properties to third parties through operating lease arrangements.

The future aggregate minimum rentals receivable under non-cancellable operating leases as at the balance sheet date are as follows:

	2008	2009	2010
	Rmb	Rmb	Rmb
No later than 1 year	1,566,708	3,949,979	7,836,737
Later than 1 year and no later than 5 years	4,559,356	10,523,109	24,247,405
Later than 5 years	1,458,528	16,250,185	20,746,420

	7,584,592	30,723,273	52,830,562

31	Disposal of a subsidiary

In the Agreement Related to Sale of Shares entered into on 22 September 2010, the shareholders of the Company agreed to sell 100% equity interest in Shanghai Meiju Hong Tuo Hotel Co., Ltd. (the ‘Meiju Hong Tuo’), a subsidiary of the Group, to an entity indirectly owned by Mr. Shen Feiyu at a price equivalent to the paid-in capital of Meiju Hong Tuo.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

31	Disposal of a subsidiary (continued)

On 4 November 2010, Meiju Hotel Management (Shanghai) Co., Ltd., one of the Group’s subsidiaries, also being the parent company of Meiju Hong Tuo, entered into an equity transfer agreement with Shanghai Zhou Ji Holiday Hotel Co., Ltd. (the ‘Zhou Ji Hotel’), a company indirectly owned by Mr. Shen Feiyu, to sell 100% equity interest of Meiju Hong Tuo at a cash consideration of RMB 1,000,000 which equals to the paid-in capital of Meiju Hong Tuo. This disposal resulted in a gain of Rmb 9,222,582 as follows:

2010
Rmb
Total consideration received in cash	1,000,000
Less: Net liabilities of Meiju Hong Tuo as at the date of disposal	8,222,582

Gain on disposal	9,222,582

The aggregated assets and liabilities in respect of the above disposal were as follows:

2010
Rmb
Cash and cash equivalents	17,307,972
Other current assets	1,228,200
Non-current assets (Notes 6,7)	32,062,429
Current liabilities	(58,821,183)
Net liabilities disposal of	(8,222,582)
Gain on disposal	9,222,582

Total consideration received in cash	1,000,000
Less: Cash and cash equivalents in the subsidiary disposed	(17,307,972)

Net cash outflow on disposal	(16,307,972)

32	Related-party transactions

After the completion of the Group Reorganization as described in Note 1(b), the subsequent repurchase and cancellation of own shares during 2010 as described in Note 14(c) and a share transfer between GSS III and the Individual Minority Owner completed in June 2010, the Group was owned by GSS III, Mr. Shen and the Individual Minority Owner as to 57.793%, 41.144% and 1.063% respectively as at 31 December 2010.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control.

Name	Relationship with the Group
GSS III	The controlling shareholder
Merrylin International Investment Limited (BVI-1)	A company 100% controlled by Mr. Shen
Merrylin Hospitality Brands Limited (Cayman II)	A company controlled by Mr. Shen
Suzhou Tai De Hotel Management Co., Ltd.	A jointly controlled entity of the Group
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	A company controlled by Mr. Shen
Merrylin Holdings Co., Ltd.	A company controlled by Mr. Shen

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

32	Related-party transactions (continued)

Name	Relationship with the Group
Shanghai Merrylin Food & Beverage Management Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	A company controlled by Mr. Shen
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	A company controlled by Mr. Shen
Motel Wu Zhong Lu Hotel Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	A company controlled by Mr. Shen
Dalian Merrylin Co., Ltd.	A company controlled by Mr. Shen
Shanghai Dazhong Merrylin Hotel Co., Ltd.	A company controlled by Mr. Shen
Shanghai Chang Hang Merrylin Hotel Co., Ltd.	A company controlled by Mr. Shen
Suzhou Motel Hotel Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Enterprise Investment Management Co., Ltd. Beijing No. 1 Food & Beverage Branch Company	A company controlled by Mr. Shen

(a)	Transactions with related parties

Other than the repurchase of own shares as disclosed in Note 14, the security provided by related parties for bank borrowings as disclosed in Note 17 and the disposal of a subsidiary to a related party as disclosed in Note 31, the following transactions were undertaken by the Group with related parties during the years ended 31 December 2008, 2009 and 2010:

	2008	2009	2010
	Rmb	Rmb	Rmb
Revenue from rendering services to
Suzhou Motel Hotel Co., Ltd.	—	—	67,005
Suzhou Tai De Hotel Management Co., Ltd.	—	—	61,020
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	—	—	41,300
Shanghai Chang Hang Merrylin Hotel Co., Ltd.	—	—	20,100
Shanghai Dazhong Merrylin Hotel Co., Ltd.	—	—	4,674

	—	—	194,099

Interest income
Merrylin International Investment Limited (BVI-1) (Note 32(c)(i))	6,539,298	—	1,345,560

Financing to a related party
Suzhou Motel Hotel Co., Ltd	3,000,000	—	—

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

32	Related-party transactions (continued)

	2008	2009	2010
	Rmb	Rmb	Rmb
Expenses paid on behalf of
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	298,418	—	—
Motel Wu Zhong Lu Hotel Co., Ltd.	94,895	—	—
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	44,264	44,479	636
Shanghai Merrylin Food & Beverage Management Co., Ltd.	13,903	858	—
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	7,876	527,587	504,320
Shanghai Chang Hang Merrylin Hotel Co., Ltd.	—	1,200	8,850
Merrylin Holdings Co., Ltd.	—	8,400	—
Suzhou Tai De Hotel Management Co., Ltd.	—	—	138,760
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	—	—	25,620
Shanghai Merrylin Enterprise Investment Management Co., Ltd. Beijing No. 1 Food & Beverage Branch Company	—	—	24,612
Shanghai Dazhong Merrylin Hotel Co., Ltd.	—	—	8,850
Suzhou Motel Hotel Co., Ltd.	—	—	2,874

	459,356	582,524	714,522

Expenses paid on the Group’s behalf by
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	24,068,154	11,400,000	—
Suzhou Motel Hotel Co., Ltd.	6,000	—	—

	24,074,154	11,400,000	—

	2008	2009	2010
	Rmb	Rmb	Rmb
Contribution by a shareholder
GSS III (Note 32(c)(ii))	7,243,326	—	—

Rental expense (including the straight-line effect) to
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	—	13,135,054	10,945,900
Dalian Merrylin Co., Ltd.	—	7,150,373	7,063,972
Merrylin Holdings Co., Ltd.	—	336,000	336,000

	—	20,621,427	18,345,872

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

32	Related-party transactions (continued)

(b)	Key management compensation

	2008	2009	2010
	Rmb	Rmb	Rmb
Salaries and other allowances	3,150,200	3,774,000	4,224,000
Social security costs	335,300	331,159	379,594

	3,485,500	4,105,159	4,603,594

(c)	Balances with related parties

Other than the non-current payable balances to related parties as disclosed in Note 16, the Group had the following material current balances with related parties at the balance sheet dates:

	2008	2009	2010
	Rmb	Rmb	Rmb
Amounts due from related parties:

Suzhou Motel Hotel Co., Ltd.	27,500,000	25,000,526	11,456,010
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	654,525	654,525	654,525
Merrylin Hospitality Brands Limited (Cayman II)	7,855,767	7,848,411	607,671
Shanghai Meiju Hong Tuo Hotel Co., Ltd.		—	332,195
Suzhou Tai De Hotel Management Co., Ltd.	—	—	152,168
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company		—	107,358
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	44,264	44,479	45,115
Merrylin Holdings Co., Ltd. (note (i))	31,750,000	31,753,600	—
Merrylin International Investment Limited (BVI-1) (note (i))	22,083,439	22,083,439	—
Shanghai Merrylin Food & Beverage Management Co., Ltd.	13,541	45,562
Others	3,556	2,286	6,457

	89,905,092	87,432,828	13,361,499

(i)	The receivables due from Merrylin Holdings Co., Ltd., netting off payables due to Shanghai Zhou Ji Holding Hotel Co., Ltd. mainly represent the funds used by related parties directly or indirectly owned by Mr. Shen and carry interest rates ranging from 5.85% to 6.39% per annum since 1 August 2006.

	2008	2009	2010
	Rmb	Rmb	Rmb
Merrylin Holdings Co., Ltd.	31,750,000	31,750,000	—
Less:
Shanghai Zhou Ji Holding Hotel Co., Ltd. (Note 32(c))	(24,068,000)	(31,750,000)	—

	7,682,000	—	—

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

32	Related-party transactions (continued)

(c)	Balances with related parties (continued)

The receivables due from Merrylin International Investment Limited (BVI-1), an entity wholly owned by Mr. Shen, represent the accumulated interest accrued on the abovementioned funds. These accumulated interest were however not settled to the Group until towards the end of 2010 which itself was subject to interest at the rate of 6.39% per annum and led to interest income of Rmb 1,345,560 (Note 32(a)) to the Group.

The abovementioned amounts due from related parties together with the interest thereon have all been settled in 2010.

	2008	2009	2010
	Rmb	Rmb	Rmb
Amounts due to related parties:

GSS III Monroe Holdings Limited (note (ii))	31,693,967	31,693,967	90,718,787
Merrylin International Investment Limited (BVI-1) (note (ii))	—	—	20,447,593
Merrylin Holdings Co., Ltd.	2,922,962	—	336,000
Suzhou Tai De Hotel Management Co., Ltd. (Note 8(b))	—	—	263,824
Shanghai Zhou Ji Holiday Hotel Co., Ltd. (Note 32(c)(i))	24,068,154	31,323,154	—
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	8,273	—	—
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	839,495	—	—
Others	461	—	—

	59,533,312	63,017,121	111,766,204

(ii)	As described in Notes 1(b) and 1(c), the amounts due to GSS III at each balance sheet date included an amount of Rmb 31,693,967 representing the compensation resulted from the failure to include the Other Businesses in the ‘Enlarged Businesses’ based on the Monroe II Agreements. In 2008, GSS III agreed to give up the rights of certain entities in the Other Businesses, the Group wrote-back the amounts due to GSS III by Rmb 7,243,326 as contribution by a shareholder and booked it in ‘reserves’ (Note 14). Since then, the compensation payable reduced from Rmb 38,937,293 (Note 14(a)) to Rmb 31,693,967.

The remaining amounts due to GSS III of Rmb 59,024,820 and the amount due to Merrylin International Investment Limited (BVI-1) of Rmb 20,447,593 as at 31 December 2010 represented payables related to capital redemption in 2010 as described in Note 14(c).

33	Particulars of the subsidiaries and jointly controlled entity

Particulars of the subsidiaries and jointly controlled entity of the Group as at 31 December 2008, 2009 and 2010 are set out below:

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(a) Subsidiaries - established outside the PRC

Merrylin Hotel Holdings Ltd. (Mauritius)	20 September 2005	7,809	100%	100%	100%	Investment holding
Merrylin Motel Holdings Ltd. (Mauritius)	20 September 2005	7,809	100%	100%	100%	Investment holding

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(a) Subsidiaries - established outside the PRC (continued)

Merrylin Hospitality Holdings Ltd. (Mauritius)	13 April 2006	7,809	100%	100%	100%	Investment holding
Better Wide Holdings Limited (BVI)	8 January 2008	14	100%	100%	100%	Investment holding
Motel 168 Holdings Limited (Cayman)	22 November 2007	7	100%	100%	100%	Investment holding
Merrylin Restaurant Brands Limited (Cayman)	7 January 2008	7	100%	100%	100%	Investment holding
Motel 168 International Holdings Limited (HK)	7 January 2008	1	100%	100%	100%	Investment holding
Champion Merit Investments Limited (HK)	8 January 2008	2	100%	100%	100%	Investment holding
Glory Essence Development Limited (HK)	14 November 2007	1	100%	100%	100%	Investment holding
Unique Fortune Development Limited (HK)	7 January 2008	1	100%	100%	100%	Investment holding

(b) Subsidiaries - established in the PRC

Shanghai Motel Hotel Management Co., Ltd.	17 April 2003	60,000,000	100%	100%	100%	Investment holding
Merrylin Hotel Management (Guangzhou) Co., Ltd.	24 April 2006	336,571,909	100%	100%	100%	Investment holding
Shanghai Yiju Hotel Management Co., Ltd.	12 April 2006	155,684,643	100%	100%	100%	Investment holding
Beijing Yuetai Hotel Management Co., Ltd.	12 April 2006	154,989,180	100%	100%	100%	Investment holding
Meiju Hotel Management (Shanghai) Co., Ltd.	10 November 2006	142,372,512	100%	100%	100%	Investment holding
Tianjin Jinju Hotel Management Co., Ltd.	25 March 2008	308,457,000	100%	100%	100%	Investment holding
Hongju Hotel Management (Shanghai) Co., Ltd.	23 April 2009	8,194,800	—	100%	100%	Investment holding
Shanghai Shenzhou Merrylin Hotel Co., Ltd.	1 August 2006	5,000,000	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Hua Du Branch Company	3 April 2007	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Fan Yu No. 2 Branch Company	18 February 2008	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. No.1 Branch Company	19 October 2007	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Fan Yu No. 1 Branch Company	5 June 2008	—	100%	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Merrylin Hotel Management (Guangzhou) Co., Ltd. No. 2 Branch Company	27 May 2009	—	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Shenzhen Huang Gang Branch Company	14 June 2007	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Shenzhen Branch Company	18 May 2007	—	100%	100%	100%	Chained business hotel
Zhuhai Motel Hotel Management Co., Ltd.	22 May 2007	1,000,000	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Dong Guan No. 1 Branch Company	2 January 2008	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Dong Guan No. 2 Branch Company	23 August 2007	—	100%	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Shun De Branch Company	7 January 2008	—	100%	100%	100%	Chained business hotel
Huizhou Motel Mai Di Hotel Co., Ltd.	29 August 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Hui Nan Hotel Co., Ltd.	31 July 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Song Rong Hotel Co., Ltd.	3 April 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Jia Jing Hotel Co., Ltd.	2 October 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Hong Qiao Hotel Co., Ltd.	12 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Bei Xin Jing Hotel Co., Ltd.	27 September 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Yu Shan Hotel Co., Ltd.	25 August 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Bo Le Hotel Co., Ltd.	2 August 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Guang Dong Lu Hotel Co., Ltd.	3 July 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Wu Zhong Lu Hotel Co., Ltd.	9 October 2007	500,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Wan Ding Lu Hotel Co., Ltd.	2 January 2008	1,000,000	100%	100%	100%	Chained business hotel
Harbin Yiju Dong Da Zhi Jie Hotel Co., Ltd.	13 February 2007	1,000,000	100%	100%	100%	Chained business hotel
Huangshan Motel Bing Jiang Zhong Lu Hotel Co., Ltd.	11 Jun 2008	1,000,000	100%	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Xi’an Motel Qing Nian Hotel Co., Ltd.	23 August 2007	1,000,000	100%	100%	100%	Chained business hotel
Xi’an Motel Bei Guang Hotel Co., Ltd.	28 Jun 2007	1,000,000	100%	100%	100%	Chained business hotel
Hangzhou Yiju Chuang Xing Hotel Co., Ltd.	17 August 2007	1,010,000	100%	100%	100%	Chained business hotel
Hangzhou Yiju Shuo Li Hotel Co., Ltd.	17 May 2007	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Yiju Da Guang Hotel Co., Ltd.	29 October 2007	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Motel Huai Hai Hotel Co., Ltd.	4 July 2007	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Yiju Hu Ju Hotel Co., Ltd.	24 September 2007	1,000,000	100%	100%	100%	Chained business hotel
Qingdao Motel Hai Bo Hotel Co., Ltd.	15 October 2007	1,000,000	100%	100%	100%	Chained business hotel
Qingdao Motel Hua Yang Hotel Co., Ltd.	15 August 2007	1,000,000	100%	100%	100%	Chained business hotel
Chongqing Motel Jie Fang Bei Hotel Co., Ltd.	5 February 2007	1,000,000	100%	100%	100%	Chained business hotel
Changchun Yiju Hua Yi Hotel Co., Ltd.	11 October 2007	1,000,000	100%	100%	100%	Chained business hotel
Yichang Motel Hotel Management Co., Ltd.	19 January 2007	1,000,000	100%	100%	100%	Chained business hotel
Kunshan Motel Tong Feng Lu Hotel Co., Ltd.	25 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Shenyang Motel Bei Zhong Jie Hotel Co., Ltd.	20 June 2007	1,000,000	100%	100%	100%	Chained business hotel
Chengdu Motel Shuang Qiao Hotel Co., Ltd.	24 January 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Zhou Hai Hotel Co., Ltd.	21 July 2008	1,000,000	100%	100%	100%	Chained business hotel
Dalian Yiju Xing Lin Hotel Co., Ltd.	29 January 2008	1,000,000	100%	100%	100%	Chained business hotel
Wuhan Motel Wan Song Yuan Hotel Co., Ltd.	18 September 2008	1,000,000	100%	100%	100%	Chained business hotel
Beijing Yuetai An Zhen Qiao Hotel Co., Ltd.	27 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Beijing You An Men Yuetai Hotel Co., Ltd.	2 August 2007	1,000,000	100%	100%	100%	Chained business hotel
Ma’anshan Yuetai Jiefang Hotel Co., Ltd.	16 January 2009	1,000,000	—	100%	100%	Chained business hotel
Nanjing Yuetai Hotel Management Co., Ltd.	16 September 2009	1,000,000	—	100%	100%	Chained business hotel
Shanghai Meiju Wei Qing Hotel Co., Ltd.	29 September 2007	1,000,000	100%	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Shanghai Meiju Min Bao Hotel Co., Ltd.	4 May 2008	1,000,000	100%	100%	100%	Chained business hotel
Huzhou Meiju Hong Qi Hotel Co., Ltd.	7 January 2008	1,000,000	100%	100%	100%	Chained business hotel
Qingdao Meiju Da He Hotel Co., Ltd.	21 December 2007	1,000,000	100%	100%	100%	Chained business hotel
Dalian Meiju Yi Dei Jie Hotel Co., Ltd.	21 January 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Meiju Tian Yao Qiao Hotel Co., Ltd.	16 June 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Meiju Qi Xin Hotel Co., Ltd.	20 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Meiju Gan Quan Hotel Co., Ltd.	28 February 2008	1,000,000	100%	100%	100%	Chained business hotel
Jiashan Meiju Hotel Co., Ltd.	6 May 2008	1,000,000	100%	100%	100%	Chained business hotel
Tianjin Meiju Jin Tang Hotel Co., Ltd.	4 February 2008	1,000,000	100%	100%	100%	Chained business hotel
Tianjin Meiju Dong Ting Lu Hotel Co., Ltd.	16 October 2008	1,000,000	100%	100%	100%	Chained business hotel
Tianjin Motel He Nan Hotel Co., Ltd.	18 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Jilin Meiju Jin Hua Hotel Management Co., Ltd.	23 October 2008	1,000,000	100%	100%	100%	Chained business hotel
Wuhan Motel Min Yi Square Hotel Co., Ltd.	17 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Wuhan Motel Fu Xing Hotel Co., Ltd.	23 December 2008	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Meiju Ai Yu Hotel Co., Ltd.	18 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Meiju Ai Ge Hotel Co., Ltd.	13 December 2008	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Meiju Ai Zhong Hotel Co., Ltd.	30 December 2008	1,000,000	100%	100%	100%	Chained business hotel
Changsha Meiju Nan Yang Hotel Co., Ltd.	21 December 2008	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Meiju Long Pan Hotel Co., Ltd.	12 January 2009	1,000,000	—	100%	100%	Chained business hotel
Wuxi Meiju Rong Hu Hotel Co., Ltd.	4 January 2009	1,000,000	—	100%	100%	Chained business hotel
Jinan Meiju Bei Da Yuan Hotel Co., Ltd.	29 July 2009	1,000,000	—	100%	100%	Chained business hotel
Kunshan Meiju Hong Qiao Hotel Co., Ltd.	21 July 2009	1,000,000	—	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Tianjin Jinju Shu Jie Hotel Co., Ltd.	7 September 2009	1,000,000	—	100%	100%	Chained business hotel
Shanghai Motel Xin Jin Qiao Lu Hotel Co., Ltd.	25 August 2003	3,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel An Yuan Lu Hotel Co., Ltd.	9 October 2003	5,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Tian Lin Hotel Co., Ltd.	5 December 2003	2,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Huo Shan Lu Hotel Co., Ltd.	7 September 2004	5,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Zhou Jia Zui Lu Hotel Co., Ltd.	24 September 2004	5,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Shang Cheng Lu Hotel Co., Ltd.	10 October 2004	3,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Hua Xiang Lu Hotel Co., Ltd.	21 January 2005	3,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Hua Xia Dong Lu Hotel Co., Ltd.	17 March 2005	3,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Yan An Xi Lu Hotel Co., Ltd.	27 April 2005	3,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Yin Du Lu Hotel Co., Ltd.	9 June 2005	2,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Hu Tai Lu Hotel Co., Ltd.	25 January 2006	2,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Hua Shan Lu Hotel Co., Ltd.	21 September 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Da Du He Lu Hotel Co., Ltd.	1 March 2006	2,000,000	100%	100%	100%	Chained business hotel
Shanghai Xuhui Motel Hotel Co., Ltd.	10 August 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Ci Shan Jie Hotel Management Co., Ltd.	10 February 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Jin Ling Dong Lu Hotel Co., Ltd.	4 July 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Zhong Shan Bei Yi Lu Hotel Co., Ltd.	27 July 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Si Ping Lu Hotel Co., Ltd.	20 June 2006	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Gong He Xin Lu Hotel Co., Ltd.	12 January 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Xu Jia Hui Lu Hotel Co., Ltd.	6 February 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Ba Yi Lu Hotel Co., Ltd.	5 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Merrylin Ao Men Lu Restaurant Co., Ltd.	2 April 2002	1,680,000	100%	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Beijing Meiju Hotel Management Co., Ltd.	9 August 2006	1,000,000	100%	100%	100%	Chained business hotel
Beijing Motel Jin Jie Hotel Co., Ltd.	25 July 2007	1,000,000	100%	100%	100%	Chained business hotel
Wuxi Motel Hotel Co., Ltd.	15 December 2005	1,000,000	100%	100%	100%	Chained business hotel
Wuhan Motel Hotel Management Co., Ltd.	14 Jun 2005	2,000,000	100%	100%	100%	Chained business hotel
Wuhan Motel Hua Qiao Hotel Co., Ltd.	24 October 2006	2,000,000	100%	100%	100%	Chained business hotel
Hubei Motel Wang Jia Dun Hotel Management Co., Ltd.	7 August 2007	2,000,000	100%	100%	100%	Chained business hotel
Guiyang Motel Hotel Co., Ltd.	8 September 2006	1,000,000	100%	100%	100%	Chained business hotel
Motel Hangzhou Tian Cheng Lu Hotel Co., Ltd.	13 July 2006	1,000,000	100%	100%	100%	Chained business hotel
Hefei Motel Hotel Co., Ltd.	25 July 2006	1,000,000	100%	100%	100%	Chained business hotel
Nanjing Motel Jian Ning Hotel Co., Ltd.	9 October 2006	1,000,000	100%	100%	100%	Chained business hotel
Jinhua Motel Yang Guang Lu Hotel Co., Ltd.	6 November 2006	1,000,000	100%	100%	100%	Chained business hotel
Shenzhen Motel Qi Lin Hotel Co., Ltd.	27 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Shenzhen Motel Luo Fang Hotel Co., Ltd.	24 May 2005	1,000,000	100%	100%	100%	Chained business hotel
Shenzhen Motel Long He Hotel Co., Ltd.	19 October 2007	1,000,000	100%	100%	100%	Chained business hotel
Shenzhen Motel Dong Huan Hotel Co., Ltd.	21 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Shenzhen Motel Hong Ling Hotel Co., Ltd.	28 September 2008	1,000,000	100%	100%	100%	Chained business hotel
Yantai Motel Hai Hang Dian Hotel Co., Ltd.	2 March 2007	1,000,000	100%	100%	100%	Chained business hotel
Changsha Motel Hotel Co., Ltd.	1 November 2006	1,000,000	100%	100%	100%	Chained business hotel
Hunan Motel Wu Yi Hotel Co., Ltd.	6 June 2007	2,000,000	100%	100%	100%	Chained business hotel
Hunan Motel Fu Rong Hotel Co., Ltd.	26 October 2007	2,000,000	100%	100%	100%	Chained business hotel
Yiwu Yiju Che Zhan Lu Hotel Co., Ltd.	5 March 2007	1,000,000	100%	100%	100%	Chained business hotel
Suzhou Guan Qian Motel Hotel Co., Ltd.	6 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Zhongshan Motel Hotel Co., Ltd.	3 September 2006	1,000,000	100%	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Jinan Motel Pu Li Jie Hotel Co., Ltd.	19 March 2007	1,000,000	100%	100%	100%	Chained business hotel
Jiangyin Motel Hotel Co., Ltd.	22 April 2007	1,000,000	100%	100%	100%	Chained business hotel
Chongqing Motel Shang Qing Si Lu Hotel Co., Ltd.	8 June 2007	1,000,000	100%	100%	100%	Chained business hotel
Shaoxing Motel Zhong Xing Bei Lu Hotel Co., Ltd.	21 June 2007	1,000,000	100%	100%	100%	Chained business hotel
Yangzhou Motel Wen He Bei Lu Hotel Co., Ltd.	5 July 2007	1,000,000	100%	100%	100%	Chained business hotel
Changzhou Qian Ling Motel Hotel Co., Ltd.	6 June 2007	1,000,000	100%	100%	100%	Chained business hotel
Changzhou Motel Lan Ling Hotel Management Co., Ltd.	3 September 2007	1,000,000	100%	100%	100%	Chained business hotel
Tongxiang Motel Shi Ji Da Dao Hotel Co., Ltd.	24 December 2007	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Yiju Tian Mu Dong Lu Hotel Co., Ltd.	12 May 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Meiju Zhi Jiang Hotel Co., Ltd.	19 July 2008	1,000,000	100%	100%	100%	Chained business hotel
Suzhou Cheng Xi Motel Hotel Co., Ltd.	6 November 2008	1,000,000	100%	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Kunshan Heng Shan Lu Dian	14 January 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhengzhou Er Qi Square Branch Company	11 March 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Chengdu Jiu Yan Qiao Branch Company	14 April 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Hefei Sheng Li Lu Branch Company	14 May 2009	—	—	100%	100%	Chained business hotel
Guiyang Motel Jie Fang Lu Hotel Co., Ltd.	22 June 2009	1,000,000	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhenjiang Jie Fang Lu Branch Company	14 October 2009	—	—	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Shanghai Motel Hotel Management Co., Ltd. Harbin Ai De Meng Dun Lu Branch Company	10 October 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Kunshan Bei Men Lu Branch Company	16 December 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel De Ping Lu Hotel Co., Ltd.	14 April 2009	1,000,000		100%	100%	Chained business hotel
Shanghai Motel Pu Dong Nan Lu Hotel Co., Ltd.	20 October 2009	1,000,000	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Jin Chuan Lu Branch Company	5 November 2009	—	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Xin Cun Lu Branch Company	23 June 2009	—	—	100%	100%	Chained business hotel
Hangzhou Motel Ti Yu Chang Lu Hotel Co., Ltd.	15 July 2009	1,000,000	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhang Jiang Lu Branch Company	11 May 2010	—	—	—	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Wu Chang Jing An Lu Branch Company	26 April 2010	—	—	—	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2008, 2009 AND 2010

33	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at 31 December
			2008	2009	2010	Principal activities
(b) Subsidiaries - established in the PRC (continued)

Shanghai Motel Hotel Management Co., Ltd. Chang Sha Cheng Nan Dong Lu Branch Company	11 March 2010	—	—	—	100%	Chained business hotel
Shijiazhuang Meiju Qing Li Hotel Co., Ltd.	11 November 2010	1,000,000	—	—	100%	Chained business hotel

(c) Jointly controlled entity - established in the PRC

Suzhou Tai De Hotel Management Co., Ltd.	29 April 2010	1,000,000	—	—	50%	Chained business hotel

34	Approval and authorization for issue of financial statements

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on 27 April 2012.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED INCOME STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

		Nine months ended
		30 September 2011	30 September 2010
	Note	(unaudited)	(unaudited)
		Rmb	Rmb
Revenue	21	1,084,741,687	1,307,446,542
Less:
Cost of sales	23	(1,091,982,160)	(1,091,017,277)
- Operating lease rentals		(367,495,270)	(380,755,059)
- Personnel costs		(186,274,127)	(183,156,830)
- Depreciation and amortization		(156,717,735)	(159,438,654)
- Consumables, food and beverage		(94,204,403)	(105,534,486)
- Utilities		(98,396,789)	(100,793,447)
- Laundry costs		(22,718,040)	(23,029,049)
- Maintenance costs		(25,161,421)	(21,642,175)
- Business taxes and other tax surcharges		(61,145,007)	(74,112,938)
- Impairment of property, plant and equipment		(36,112,353)	—
- Provisions for onerous lease contracts		(5,951,941)	—
- Other costs		(37,805,074)	(42,554,639)
Other income	22	7,843,650	8,456,236
Selling and marketing expenses	23	(22,739,834)	(24,447,508)
General and administrative expenses	23	(60,585,869)	(46,394,549)
Other losses	27	(1,063,691)	(2,410,337)

Operating (loss)/profit		(83,786,217)	151,633,107

Finance income		3,091,555	2,964,995
Finance costs		(1,361,872)	(9,430,607)

Finance income/(costs) - net	24	1,729,683	(6,465,612)

Share of loss of a jointly controlled entity	8	(582,273)	(3,226,669)

(Loss)/profit before income tax		(82,638,807)	141,940,826
Income tax expense	25	(33,738,912)	(53,318,051)

(Loss)/profit for the period		(116,377,719)	88,622,775

The notes on pages F-61 to F-104 form an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
(Loss)/profit for the period	(116,377,719)	88,622,775
Other comprehensive (loss)/income for the period, net of tax	—	—

Total comprehensive (loss)/income for the period	(116,377,719)	88,622,775

The notes on pages F-61 to F-104 form an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS AT 30 SEPTEMBER 2011 AND 31 DECEMBER 2010

		As at
	Note	30 September 2011	31 December 2010
		(unaudited)	(audited)
		Rmb	Rmb
ASSETS

Non-current assets
Property, plant and equipment	6	873,986,227	1,022,778,502
Intangible assets	7	6,569,767	7,036,915
Interests in a jointly controlled entity	8	9,153,903	—
Deposits for long-term leases	9	7,645,036	7,854,511
Prepaid operating lease payments	10	9,175,407	9,477,008
Deferred income tax assets	19	40,344,706	49,410,543

		946,875,046	1,096,557,479

Current assets
Inventories	11	12,707,530	12,560,957
Trade and other receivables	12	97,173,481	91,375,099
Cash and cash equivalents	13	299,194,873	283,852,599

		409,075,884	387,788,655

Total assets		1,355,950,930	1,484,346,134

The notes on pages F-61 to F-104 form an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS AT 30 SEPTEMBER 2011 AND 31 DECEMBER 2010 (continued)

		As at
	Note	30 September 2011	31 December 2010

		(unaudited)	(audited)
		Rmb	Rmb
EQUITY
Ordinary shares	14	8,989	8,989
Share premium	14	1,146,627,461	1,146,627,461
Reserves	15	(214,092,801)	(245,786,768)
Accumulated losses		(454,416,001)	(338,038,282)

Total equity		478,127,648	562,811,400

LIABILITIES
Non-current liabilities
Finance lease liabilities	17	7,508,046	—
Deferred revenues	18	87,791,447	79,035,429
Provisions	20	6,021,809	2,003,049
Other non-current payables	16	376,354,155	383,518,382

		477,675,457	464,556,860

Current liabilities
Trade and other payables	16	233,888,352	282,317,170
Dividends payable	26	—	47,037,135
Deferred revenues	18	113,126,069	87,112,596
Provisions	20	14,806,230	5,603,398
Current income tax liabilities		32,310,085	34,907,575
Finance lease liabilities	17	6,017,089	—

		400,147,825	456,977,874

Total liabilities		877,823,282	921,534,734

Total equity and liabilities		1,355,950,930	1,484,346,134

The notes on pages F-61 to F-104 form an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

	Nine months ended 30 September 2010 (unaudited)
	Ordinary shares	Share premium	Reserves	Accumulated losses	Total equity
	Rmb	Rmb	Rmb	Rmb	Rmb

Balance at 1 January 2010	9,384	1,453,864,565	(245,811,568)	(456,215,641)	751,846,740
Comprehensive income
- Profit for the period	—	—	—	88,622,775	88,622,775
Transactions with owners
- Repurchase and cancellation of own shares (Note 14(a))	(395)	(307,237,104)	395	(395)	(307,237,499)

Balance at 30 September 2010	8,989	1,146,627,461	(245,811,173)	(367,593,261)	533,232,016

	Nine months ended 30 September 2011 (unaudited)
	Ordinary shares	Share premium	Reserves	Accumulated losses	Total equity
	Rmb	Rmb	Rmb	Rmb	Rmb

Balance at 1 January 2011	8,989	1,146,627,461	(245,786,768)	(338,038,282)	562,811,400
Comprehensive income
- Loss for the period	—	—	—	(116,377,719)	(116,377,719)
Transactions with owners
- Contribution by a shareholder (Note 15)	—	—	31,693,967	—	31,693,967

Balance at 30 September 2011	8,989	1,146,627,461	(214,092,801)	(454,416,001)	478,127,648

The notes on pages F-61 to F-104 form an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

		Nine months ended
		30 September 2011	30 September 2010
	Note	(unaudited)	(unaudited)
		Rmb	Rmb
Cash flows from operating activities
Cash generated from operations	28	124,490,530	433,247,100
Interest paid		(1,361,872)	(7,942,862)
Income tax paid		(27,270,565)	(25,219,748)

Net cash generated from operating activities		95,858,093	400,084,490

Cash flows from investing activities
Purchase of property, plant and equipment		(35,587,647)	(86,118,808)
Purchase of intangible assets		(1,189,393)	(2,970,000)
Proceeds from disposal of property, plant and equipment		86,041	26,923
Interest received		1,478,481	482,894

Net cash used in investing activities		(35,212,518)	(88,578,991)

Cash flows from financing activities
Cash payment for repurchase of own shares		—	(225,307,500)
Proceeds from bank borrowings		—	130,000,000
Repayments of bank borrowings		—	(229,500,000)
Repayments of borrowings under finance leases		(3,383,997)	—
Dividends	26	(40,816,739)	—

Net cash used in financing activities		(44,200,736)	(324,807,500)

Net increase/(decrease) in cash and cash equivalents		16,444,839	(13,302,001)
Cash and cash equivalents at beginning of period		283,852,599	366,989,301
Classified as assets held for sale		—	(15,011,966)
Exchange losses on cash		(1,102,565)	(350,207)

Cash and cash equivalents at end of period		299,194,873	338,325,127

Non-cash transactions:

(a)	During the nine-month period ended 30 September 2011, the Group acquired property, plant and equipment through finance lease arrangements which were non-cash transactions and capitalized costs of Rmb 16,909,132 (Note 6) under property, plant and equipment with the corresponding obligations recognized under finance lease liabilities.

(b)	During the nine-month period ended 30 September 2011, a shareholder’s loan of Rmb 10,000,000 was provided to and included as part of the interests in a jointly controlled entity through transfer of an equivalent amount due from another related party (Note 8(b)).

The notes on pages F-61 to F-104 from an integral part of these consolidated financial statements.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

1	General information, group reorganization and sale of shares

(a)	General information

Motel 168 International Holdings Limited (the ‘Company’, formerly known as Merrylin International Holdings Limited) was incorporated in the Cayman Islands on 2 September 2005 with limited liability. The Company changed its name from Merrylin International Holdings Limited to Motel 168 International Holdings Limited on 5 June 2008.

The Company and its subsidiaries (together, the ‘Group’) are principally engaged in the development, operation, franchise and management of economy hotels under the Motel 168, Motel 268, Ease and Yotel brands in the People’s Republic of China (the ‘PRC’).

(b)	Group reorganization

The Group’s businesses were initially and primarily carried out by Shanghai Motel Hotel Management Company Ltd. (the ‘Old Operating Company’) and its subsidiaries. Pursuant to the various reorganization agreements entered into from 2006 through 2008 (including the Monroe I Agreements in May 2006, the Monroe II Agreements in December 2006 and the Monroe III Agreements in July 2008), among Mr. Shen Feiyu and his management team (‘Mr. Shen’), GSS III Monroe Holdings Limited (‘GSS III’), a new individual shareholder of the Company (the ‘Individual Minority Owner’) and certain other individuals previously owning an interest in the Old Operating Company of the Group (the ‘Old Individual Owners Group’), a series of restructures (the ‘Reorganization’) in relation to the economy hotel business (the ‘Economy Hotel Business’), as well as certain restaurant businesses and a few three/four star hotels (together, the ‘Other Businesses’) owned and operated by Mr. Shen (collectively, the ‘Enlarged Businesses’) were undertaken in prior years. The legal structure in relation to the Reorganization was finally completed in August 2008. As a result, the Company being the holding company of the Group was then owned by GSS III, Mr. Shen and the Individual Minority Owner as to 58.531%, 40.411% and 1.058% respectively.

After the completion of the Group Reorganization, the subsequent repurchase and cancellation of own shares during 2010 and a share transfer between GSS III and the Individual Minority Owner completed in June 2010, the Group was owned by GSS III, Mr. Shen and the Individual Minority Owner as to 57.793%, 41.144% and 1.063% respectively up to 30 September 2011. On 1 October 2011, there had been a change of ownership as described below in Note 1(c).

The Other Businesses were eventually not included in the scope of the Group. According to the compensation terms stated in one of the reorganization agreements entered into in December 2006, the Group, Mr. Shen and the Old Individual Owners Group should compensate GSS III for the failure to include the Other Businesses. The Group recorded its portion of the compensation of Rmb 31,693,967 as a liability in ‘amounts due to related parties’ in the consolidated balance sheet which was transferred to ‘reserves’ on 30 September 2011 as described below in Note 1(c).

(c)	Sale of shares

On 27 May 2011, a Share Purchase Agreement (the ‘SPA’) was entered into by the shareholders of the Company, the Company and Home Inns & Hotels Management Inc. (the ‘Purchaser’) whereby the shareholders of the Company agreed to sell all the shares of the Company to the Purchaser. According to the SPA, GSS III will waive the payment of the amount of Rmb 31,693,967 due from the Group (Note 1(b)) upon completion of the SPA. On 30 September 2011, the SPA was successfully completed and since 1 October 2011, the Purchaser began to take control over the Company. Therefore, the abovementioned compensation of Rmb 31,693,967 which was required to be borne by the Group was waived by GSS III. The amount was treated as contribution by a shareholder and booked in ‘reserves’ in the consolidated balance sheet as at 30 September 2011 (Note 15).

2	Basis of preparation

The Reorganization as described in Note 1(b) above has been accounted for as an acquisition under International Financial Reporting Standard 3 ‘Business Combinations’ since the Monroe II Agreements became effective on 22 December 2006 which resulted in the Company becoming the holding company of the Old Operating Company. For accounting purposes, in preparing these consolidated financial statements, the Old Operating Company is treated as the acquirer while the Company and its then subsidiaries were deemed to have been acquired by the Old Operating Company. The consolidated financial statements of the Group have been prepared as a continuation of the consolidated financial statements of the Old Operating Company and of the Group. Accordingly upon the effective date of the Monroe II Agreements in December 2006:

(a)	The assets and liabilities of the Old Operating Company and its then subsidiaries are recognized and measured in the consolidated financial statements at their historical carrying amounts prior to the Reorganization;

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

2	Basis of preparation (continued)

(b)	The retained earnings and other equity balances of the Old Operating Company prior to the Reorganization are retained in the equity balances in the consolidated financial statements;

(c)	The equity structure appearing in the consolidated financial statements (being the number and type of equity instruments issued) reflects the equity structure of the Company (the legal parent);

(d)	The cost or acquisition price of the Old Operating Company (the legal subsidiary) by the Company (the legal acquirer) is determined using the fair value of net assets of the Company prior to the Reorganization; and

(e)	As the Other Businesses were not yet included in the scope of Group by then, the Group recorded its portion of the compensation as a liability.

The consolidated financial statements are presented in Renminbi (Rmb), unless otherwise stated.

The annual accounting period of the Company is from 1 January to 31 December. These consolidated financial statements represent interim financial statements of the Group for the period from 1 January 2011 to 30 September 2011.

3	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to both periods presented, unless otherwise stated.

The Group’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the IASB. The consolidated financial statements have been prepared under the historical cost convention.

The preparation of consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 5.

(a)	New/revised standards, amendments and interpretations to existing standards effective for current period financial statements and which are relevant to the Group’s operations:

•

IAS 24 (Revised), ‘Related Party Disclosures’ (effective for annual periods beginning on or after 1 January 2011). It introduces an exemption from all of the disclosure requirements of IAS 24 for transactions among government related entities and the government. It also clarifies and simplifies the definition of a related party. While the new definition will make it easier to apply, some entities will have more related parties and will be required to make additional disclosures.

•

‘Classification of Rights Issues’ (Amendment to IAS 32), issued in October 2009. For rights issues offered for a fixed amount of foreign currency, current practice appears to require such issues to be accounted for as derivative liabilities. The amendment states that if such rights are issued pro rata to all the entity’s existing shareholders in the same class for a fixed amount of currency, they should be classified as equity regardless of the currency in which the exercise price is denominated. The amendment should be applied for annual periods beginning on or after 1 February 2010. Earlier application is permitted.

•

‘Prepayments of a Minimum Funding Requirement’ (Amendments to IFRIC 14), issued in November 2009. The amendments correct an unintended consequence of IFRIC 14, ‘IAS 19 - The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction’. Without the amendments, entities are not permitted to recognize as an asset some voluntary prepayments for minimum funding contributions. This was not intended when IFRIC 14 was issued, and the amendments correct the problem. The amendments are effective for annual periods beginning on or after 1 January 2011. Earlier application is permitted. The amendments should be applied retrospectively to the earliest comparative period presented.

•

IFRIC 19, ‘Extinguishing Financial Liabilities with Equity Instruments’. This clarifies the requirements of IFRS when an entity renegotiates the terms of a financial liability with its creditor and the creditor agrees to accept the entity’s shares or other equity instruments to settle the financial liability fully or partially. The interpretation is effective for annual periods beginning on or after 1 July 2010. Earlier application is permitted.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

•	Improvements to International Financial Reporting Standards 2010 were issued in May 2010. The effective dates vary standard by standard but most are effective on 1 January 2011.

The adoption of the above revised standards, amendments and interpretations starting from 1 January 2011 did not give rise to any significant impact on the Group’s results of operations and financial position for the nine months ended 30 September 2011.

(b)	The following new standards and amendments to existing standards have been issued and are relevant to the Group’s operations but they are not yet effective for current period financial statements and have not been early adopted by the Group:

•

IFRS 7 (Amendment), ‘Disclosures - Transfers of Financial Assets’. It introduces new disclosure requirement on transfers of financial assets. Disclosure is required by class of asset of the nature, carrying amount and a description of the risks and rewards of financial assets that have been transferred to another party yet remain on the entity’s balance sheet. The gain or loss on the transferred assets and any retained interest in those assets must be given. In addition, other disclosures must enable users to understand the amount of any associated liabilities, and the relationship between the financial assets and associated liabilities. The disclosures must be presented by type of ongoing involvement. The amendment is applicable to annual periods beginning on or after 1 July 2011 with early adoption permitted.

•

IFRS 7 (Amendment), ‘Financial Instruments: Disclosures - Offsetting Financial Assets and Financial Liabilities’. The amendment requires new disclosure requirements which focus on quantitative information about recognized financial instruments that are offset in the statement of financial position, as well as those recognized financial instruments that are subject to master netting or similar arrangements irrespective of whether they are offset. The amendment is effective for annual periods beginning on or after 1 January 2013.

•

IFRS 9, ‘Financial Instruments’. This addresses the classification, measurement and recognition of financial assets and financial liabilities. IFRS 9 was issued in November 2009 and October 2010 and revised in December 2011. It replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 requires financial assets to be classified into two measurement categories: those measured at fair value and those measured at amortised cost. The determination is made at initial recognition. The classification depends on the entity’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. For financial liabilities, the standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity’s own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. IFRS 9 is effective for annual periods beginning on or after 1 January 2015.

•

IFRS 10, ‘Consolidated Financial Statements’ builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company. The standard provides additional guidance to assist in the determination of control where this is difficult to assess. IFRS 10 is effective for annual periods beginning on or after 1 January 2013.

•

IFRS 11, ‘Joint Arrangements’. It changes the definitions to reduce the types of joint arrangements to two, joint operations and joint ventures. The jointly controlled assets classification in IAS 31, ‘Interests in Joint Ventures’, has been merged into joint operations, as both types of arrangements generally result in the same accounting outcome. The standard will be applied at the beginning of the earliest period presented upon adoption according to transitional provisions of IFRS 11.

A joint operation is a joint arrangement that gives parties to the arrangement direct rights to the assets and obligations for the liabilities. A joint operator will recognize its interest based on its involvement in the joint operation (that is, based on its direct rights and obligations) rather than on the participation interest it has in the joint arrangement.

A joint venture, in contrast, gives the parties rights to the net assets or outcome of the arrangement. A joint venturer does not have rights to individual assets or obligations for individual liabilities of the joint venture. Instead, joint venturers share the net assets and, in turn, the outcome (profit or loss) of the activity undertaken by the joint venture. Joint ventures are accounted for using the equity method in accordance with IAS 28, ‘Investments in Associates’. Entities can no longer account for an interest in a joint venture using the proportionate consolidation method. The standard is applicable to annual periods beginning on or after 1 January 2013 with early adoption permitted, and IFRS 10, IFRS 12, IAS 27 (as amended in 2011) and IAS 28 (as amended in 2011) shall be applied at the same time.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

•

IFRS 12, ‘Disclosure of Interests in Other Entities’ includes the disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. IFRS 12 is effective for annual periods beginning on or after 1 January 2013.

•

IFRS 13, ‘Fair Value Measurement’ explains how to measure fair value and aims to enhance fair value disclosures. It does not say when to measure fair value or require additional fair value measurements. It does not apply to transactions within the scope of IFRS 2, ‘Share-based Payment’, or IAS 17, ‘Leases’, or to certain other measurements that are required by other standards and are similar to, but are not, fair value (for example, value in use in IAS 36, ‘Impairment of Assets’). It is applicable prospectively as of the beginning of the annual period in which it is initially applied. The disclosure requirements of the new guidance do not need to be applied in comparative information for periods before initial application of IFRS 13. Early adoption is permitted.

•

IAS 1 (Amendment), ‘Presentation of Financial Statements’. It changes the disclosure of items presented in other comprehensive income in the statement of comprehensive income. The amendment requires entities to separate items presented in other comprehensive income into two groups, based on whether or not they may be recycled to profit or loss in the future. Items that will not be recycled will be presented separately from items that may be recycled in the future. Entities that choose to present other comprehensive income items before tax will be required to show the amount of tax related to the two groups separately. The title used by IAS 1 for the statement of comprehensive income has changed to ‘statement of profit or loss and other comprehensive income’. However IAS 1 still permits entities to use other titles. The amendment is applicable to annual periods beginning on or after 1 July 2012 with early adoption permitted.

•

IAS 12 (Amendment), ‘Deferred Tax: Recovery of Underlying Assets’. It introduces an exception to the principle for the measurement of deferred tax assets or liabilities arising on an investment property measured at fair value. IAS 12 requires an entity to measure the deferred tax relating to an asset depending on whether the entity expects to recover the carrying amount of the asset through use or sale. The amendment introduces a rebuttable presumption that an investment property measured at fair value is recovered entirely by sale. The amendment is applicable retrospectively to annual periods beginning on or after 1 January 2012 with early adoption permitted.

The Group will apply the new standards and amendments to existing standards described above when they become effective. The Group is in the process of making an assessment on the impact of these new standards and amendments and does not anticipate that the adoption will result in any material impact on the Group’s results of operations and financial position.

3.1	Consolidation

(a)	Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Group recognises any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognised amounts of acquiree’s identifiable net assets.

Acquisition-related costs are expensed as incurred.

If the business combination is achieved in stages, the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date through profit or loss.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.1	Consolidation (continued)

Any contingent consideration to be transferred by the Group is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not re-measured, and its subsequent settlement is accounted for within equity.

Goodwill is initially measured as the excess of the aggregate of the consideration transferred and the amount of non-controlling interest over the net identifiable assets acquired and liabilities assumed. If this aggregate amount is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in profit or loss.

Inter-company transactions, balances, income and expenses on transactions between Group companies are eliminated. Profits and losses resulting from inter-company transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

(b)	Joint ventures

A jointly controlled entity is a joint venture established as a corporation, partnership or other entity in which the venturers have their respective interests and establish a contractual arrangement among them to define their joint control over the economic activity of the entity. Investment in the jointly controlled entity is accounted for using the equity method of accounting and is initially recognized at cost.

The Group’s share of the jointly controlled entity’s profit or loss is recognized in the consolidated income statement, its share of movements in other comprehensive income is recognized in other comprehensive income, and its share of other movements in reserves is recognized in reserves. The cumulative movements are adjusted against the carrying amount of the investment. When the Group’s share of loss in the jointly controlled entity equals or exceeds its interest in the jointly controlled entity, including any other long-term interests that, in substance, form part of the investor’s net investment in the jointly controlled entity, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the jointly controlled entity. Accounting policies of the jointly controlled entity have been changed where necessary to ensure consistency with the policies adopted by the Group.

3.2	Foreign currency translation

(a)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in Rmb, which is the Company’s functional and the Group’s presentation currency.

(b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the consolidated income statement within ‘finance income or costs’.

3.3	Property, plant and equipment

Construction-in-progress represents projects under construction and is stated at cost less accumulated impairment losses if any. This includes cost of construction and other direct costs. Construction-in-progress is not depreciated until such time as the assets are completed and are ready for intended use. When the assets concerned are available for use, the costs are transferred to other property, plant and equipment categories and depreciated in accordance with the policy as stated below.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.3	Property, plant and equipment (continued)

All other property, plant and equipment other than construction-in-progress are stated at historical cost less accumulated depreciation and impairment, if any. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Leasehold improvements	Over the shorter of the economic useful life or the lease period
Machinery	10 years
Motor vehicles	5 years
Furniture, fixtures and equipment	5 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (Note 3.5).

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within ‘other (losses)/gains’ in the consolidated income statement.

3.4	Intangible assets

Computer software

Acquired computer software licences are capitalized on the basis of costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives (5 years).

Cost associated with maintaining computer software programs are recognized as an expense incurred.

3.5	Impairment of non-financial assets

Assets that have an indefinite useful life (for example, goodwill) or intangible assets not ready to use are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

3.6	Financial assets – loans and receivables

The classification of financial assets depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition. As at 30 September 2011 and 31 December 2010, all the Group’s financial assets are classified as loans and receivables.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months after the balance sheet date which are classified as non-current assets. Loans and receivables are included in ‘deposits for long-term leases’, ‘trade and other receivables’ and ‘cash and cash equivalents’ (Notes 9 and 12 and 13) in the consolidated balance sheet according to their nature.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.6	Financial assets – loans and receivables (continued)

Regular purchases and sales of financial assets are recognized on the trade-date - the date on which the Group commits to purchase or sell the asset. Loans and receivables are subsequently carried at amortised cost using the effective interest method.

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset is impaired. Impairment testing of trade and other receivables is described in Note 3.8.

3.7	Inventories

Inventories include purchased goods held for sales, food and beverage, and consumables for the operation of leased-and operated hotels. Inventories are stated at the lower of cost and net realisable value.

Cost, being cost of purchase, is determined on a weighted average basis. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expense.

3.8	Trade and other receivables

Trade receivables are amounts due from customers for merchandise sold or services rendered in the ordinary course of business. If collection of trade and other receivables is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognized initially at fair value. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the assets is reduced through the use of an allowance account, and the amount of the loss is recognized in the consolidated income statement. When a receivable is uncollectible, it is written off against the allowance account for receivables. Subsequent recoveries of amounts previously written off are credited to the consolidated income statement.

3.9	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, and other short-term highly liquid investments with original maturities of three months or less.

3.10	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

3.11	Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade and other payables are classified as current liabilities if payment is due within one year or less or in the normal operation cycle of the business if longer. If not, they are present as non-current liabilities.

Trade and other payables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method.

3.12	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.12	Borrowings (continued)

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

3.13	Borrowing costs

Borrowing costs incurred for the construction of any qualifying assets are capitalized during the period of time that is required to complete and prepare the asset for its intended use. Other borrowing costs are recognized as an expense in the period in which they are incurred.

3.14	Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized in the consolidated income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill, and the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither the accounting nor the taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and jointly controlled entities, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

3.15	Employee benefits – pension obligations (defined contribution plan)

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate fund. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to the employee service in the current and prior period. The contributions are recognized as employee benefit expense when they are due.

The Group has participated in defined contribution plans administered by the relevant authorities in the PRC for its employees. The Group is required to pay monthly contributions to these plans at certain percentage on relevant portion of the payroll of these employees to fund the benefits. The relevant authorities undertake to assume the retirement benefit obligations payable to the existing and future retired employees of the Group under these plans and the Group has no further obligation for post-retirement benefits beyond the contributions made.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.16	Deferred revenues

Deferred revenues generally consist of advances received from customers for room stays, initial franchise fees received prior to the Group fulfilling its commitments to the franchisee, one-time membership fee received from sales of membership programs and the estimated deferred revenue for customer reward program.

The Group invites its customers to participate in a customer reward program since July 2006. A one-time membership fee was charged. Members enjoy discounts on room rates, priority in hotel reservation, and accumulate membership credits for their paid stays, which can be redeemed for room night awards and other gifts. And the awards expire after two-year period of time.

The consideration received, for the sale of service (from which the awards credits are earned), is allocated based on fair value to the (1) service delivered; and (2) the awards credits. The consideration allocated to the awards credits are presented as ‘deferred revenue’ and are recognized as revenue over the period the awards credits will be redeemed.

Cash received from sales of membership programs are recognized over the estimated average customer relationship period.

3.17	Provisions and contingent liabilities

Provisions for legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Provisions for onerous leases are recognized when the Group believes that the unavoidable costs of meeting the lease obligations exceed the economic benefits expected to be received under the lease. Where material these leases are discounted to their present value. Provisions for dilapidation costs are recognized on a lease by lease basis.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligations. The increase in the provision due to passage of time is recognized as interest expense.

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognised because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements. When a change in the probability of an outflow occurs so that outflow is probable, it will then be recognized as a provision.

3.18	Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities, net of returns and discounts and after eliminating sales within the Group.

The Group recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and when specific criteria have been met for each of the Group’s activities as described below. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(a)	Revenue from leased-and-operated hotels

Revenue from leased-and-operated hotels represents primarily room rentals and food and beverage sales from the leased-and-operated hotels. Such revenues are recognized when goods are delivered and services are rendered.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.18	Revenue recognition (continued)

(b)	Revenue from franchised-and-managed hotels

Revenue from franchised-and-managed hotels are derived from franchise agreements where the franchisees are required to pay (i) an initial franchise fee and; (ii) on-going management and service fees based on a percentage of revenue, which approximate to 3% to 5% of the operating revenues of the franchised hotels. The franchise agreements usually have 5-year franchising period and the initial franchise fee will be charged again to franchised hotels upon renewal of the agreements. The initial franchise fee is presented as deferred revenue when cash is received and recognized as revenue during the franchising period. On-going management and service fees are recognized when the underlying service revenue is recognized by the franchisees’ operations. Other revenues generated from franchise agreements mainly represent central reservation system usage fee, which is recognized when services are provided.

(c)	One-time membership fees

Revenues from the one-time membership fees are recognized over the estimated average customer relationship period. Membership cards issued prior to September 2009 have no expiration dates. Management made an analysis of the historic activity pattern of membership cards and estimated the possibility that membership cards with no activity for different periods are most likely to expire in the future as follows:

•	When membership cards have no activity between 1 – 1.5 years, 10% revenue will be recognized.

•	When membership cards have no activity between 1.5 – 2 years, 20% (cumulative) revenue will be recognized.

•	When membership cards have no activity between 2 – 2.5 years, 30% (cumulative) revenue will be recognized.

•	When membership cards have no activity between 2.5 – 3 years, 40% (cumulative) revenue will be recognized.

•	When membership cards have no activity longer than 3 years, 100% (cumulative) revenue will be recognized.

Membership cards issued after October 2009 will expire if there is no activity for 2 years. For those cards issued after October 2009, the Group recognizes 50% of revenue from one-time membership fees when membership records show no activity for one year and 100% (cumulative) of revenue from one-time membership fees when membership records show no activity for two consecutive years.

Therefore at the balance sheet date the Group recognizes revenue from one-time membership fees by their estimation on the cards which are most likely to expire in the future, less the fees which have been recognized as revenue in the last period.

(d)	Rental income

Rental income from sublease is recognized on a straight-line basis over the periods of the respective leases.

(e)	Interest income

Interest income is recognized using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

3.19	Leases (as a lessee)

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

The Group leases certain property, plant and equipment. Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

3	Summary of significant accounting policies (continued)

3.19	Leases (as a lessee) (continued)

Each lease payment under finance leases is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in other long-term payables. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The property, plant and equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset and the lease term.

Leases (as a lessor)

The Group subleases certain motel properties to third parties to get higher income and provide facility to the customers. An operating lease (as a lessor) is entered into whereby the Group conveys to the lessee in return for a payment, or series of payments, the right to use an asset for an agreed period of time. Rental income from such leases is recognized in the consolidated income statement in accordance with Note 3.18(d).

3.20	Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s consolidated financial statements in the period in which the dividends are approved by the Company’s equity holders.

3.21	Government grants

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

Government grants relating to costs are deferred and recognized as other income in the consolidated income statement over the period necessary to match them with the costs that they are intended to compensate.

Government grants relating to the purchase of property, plant and equipment are included in non-current liabilities as deferred government grants and are credited to the consolidated income statement on a straight line basis over the expected lives of the related assets.

3.22	Business tax and related charges

The Group is subject to business tax and related surcharges on the service provided in the PRC. Such tax is levied based on turnover at an applicable rate of approximately 5.5% and is recorded in ‘cost of sales’.

4	Financial risk management

4.1	Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, fair value interest rate risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial performance.

(a)	Market risk

(i)	Foreign exchange risk

The Group mainly operates in Mainland China and its business is principally conducted in Rmb, except that certain fundings are in foreign currencies, denominated in United States Dollars (‘USD’).

The Company and all of its subsidiaries’ functional currency is Rmb. Certain amounts due from related parties, cash and cash equivalents and amounts due to related parties denominated in foreign currencies, disclosed in Notes 12, 13 and 16 are subject to translation at each reporting date. Fluctuation of the exchange rate for Rmb against foreign currencies could affect the Group’s results of operations.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

4	Financial risk management (continued)

4.1	Financial risk factors (continued)

(a)	Market risk (continued)

(i)	Foreign exchange risk (continued)

As at period end, if Rmb strengthens/weakens by 10% against USD with all other variables held constant, the profit or loss for the nine-month period will have changed as follows:

Nine months ended 30 September 2011
Rmb
Loss for the period increase/(decrease)
- Strengthened 10%	(4,773,612)
- Weakened 10%	4,773,612

Nine months ended 30 September 2010
Rmb
Profit for the period increase/(decrease)
- Strengthened 10%	4,646,191
- Weakened 10%	(4,646,191)

(ii)	Cash flow and fair value interest rate risk

The Group’s income and operating cash flows are substantially independent of changes in market interest rates as the Group has no significant interest-bearing assets and liabilities other than its bank deposits. Bank deposits expose the Group to fair value interest rate risk. The Group has not hedged its cash flow and fair value interest rate risk. Details of the Group’s bank deposits have been disclosed in Note 13.

Management does not anticipate significant impact to bank deposits resulting from the changes in interest rates, because the interest rates of bank deposits are not expected to change significantly.

(b)	Credit risk

The Group has no significant concentrations of credit risk. The carrying amounts of long-term deposits, trade and other receivables, cash and cash equivalents included in the consolidated financial statements represent the Group’s maximum exposure to credit risk in relation to its financial assets.

In certain operating properties lease agreements, a rental deposit is required and it will be refunded at the end of the lease agreement. At the balance sheet date, the management review the credit quality of the rental deposits. Since all the hotels subject to rental deposit term are in normal operation and the rental charges are payable on monthly basis, management does not expect any credit risk.

As at 30 September 2011, the bank deposits and cash at bank were deposited in reputable financial institutions which are considered with low credit risk. The PRC does not have an official deposit insurance program, nor does it have an agency similar to The Federal Deposit Insurance Corporation (FDIC) in the United States. However, the Group believes that the risk of failure of any of these PRC banks is remote. Bank failure is extremely uncommon in the PRC and the Group believes that those Chinese banks that hold the Group’s cash, cash equivalents and long term time deposits are financially sound based on public available information.

Most of the Group’s sales are settled in cash or in credit card by its customers. Credit sales are made to selected customers with good credit history. The Group has policies in place to ensure that trade receivables are followed up on a timely basis.

(c)	Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents and the availability of funding through an adequate amount of committed credit facilities. The Group aims to maintain flexibility in funding by keeping committed credit lines available.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

4	Financial risk management (continued)

4.1	Financial risk factors (continued)

(b)	Credit risk (continued)

The table below analyzes the Group’s financial liabilities that will be settled on a net basis into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than 1 year	Between 1 and 2 years	Over 2 years
	Rmb	Rmb	Rmb
At 30 September 2011
Finance lease liabilities	6,017,089	5,628,937	1,879,109
Trade and other payables	184,095,834	—	—

	190,112,923	5,628,937	1,879,109

At 31 December 2010
Trade and other payables	236,071,030	—	—
Dividends payable	47,037,135	—	—

	283,108,165	—	—

4.2	Fair value estimation

The face values less any estimated credit adjustments for financial assets and liabilities with a maturity of less than one year are considered reasonable approximation of their fair values due to short-term maturities of these assets and liabilities. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate available to the Group for similar financial instruments.

5	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Income taxes and deferred taxation

The Group is subject to income taxes in different jurisdictions. Significant judgement is required in determining the provision for income taxes. There are transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax assets are realized or the deferred income tax liabilities are settled. Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

The Group’s management determines the deferred income tax assets based on the enacted or substantively enacted tax rates and laws and best knowledge of profit projections of the Group for coming years during which the deferred income tax assets are expected to be utilized. Management revises the assumptions and profit projections at each balance sheet date.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

5	Critical accounting estimates and judgements (continued)

(b)	Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. It could change significantly as a result of technical innovations and competitor actions in response to severe industry cycles. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

(c)	Impairment of property, plant and equipment

The Group’s management assesses at each of the balance sheet dates whether property, plant and equipment have any indication of impairment, in accordance with the accounting policy stated in Note 3.5. The recoverable amount is higher of an asset’s value in use and fair value less costs to sell, which is estimated based on the best information available to reflect the amount that is obtainable at each of the balance sheet dates, from the disposal of the asset in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs to disposal, or cash to be generated from continuously using the assets.

(d)	One-time membership fees received in the membership program

The Group operates a customer reward programme that provides awards credits to program members based on accumulated paid stays. A portion of revenue of membership card is deferred and recognized when the membership cards become the ‘dead card’, which would be not used by the members forever. The deferment of revenue is estimated based on historical trends of lifetime of membership cards, which is then used to project the expected utilisation of these cards. Any remaining revenue of unutilised cards is recognized as deferred revenue.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

6	Property, plant and equipment

	Leasehold improvements	Machinery	Motor Vehicles	Furniture, fixtures and equipment	Construction in progress	Total
	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb
At 1 January 2010
Cost	1,420,321,964	114,047,767	3,267,193	345,103,194	15,700,427	1,898,440,545
Accumulated depreciation	(397,273,021)	(29,404,651)	(1,925,457)	(165,204,476)	—	(593,807,605)
Accumulated impairment charge	(84,451,333)	(6,781,199)	(194,264)	(20,519,592)	—	(111,946,388)

Net book amount	938,597,610	77,861,917	1,147,472	159,379,126	15,700,427	1,192,686,552

Nine months ended 30 September 2010 (unaudited)
Opening net book amount	938,597,610	77,861,917	1,147,472	159,379,126	15,700,427	1,192,686,552
Additions	41,874,498	3,919,734	—	13,625,697	12,201,521	71,621,450
Transfer	13,972,247	—	—	—	(13,972,247)	—
Disposals (Note 28)	(604,668)	(13,452)	—	(90,960)	(1,728,180)	(2,437,260)
Depreciation charge (Note 28)	(108,513,698)	(7,840,486)	(394,248)	(45,086,830)	—	(161,835,262)
Subsidiary pending disposal (note)	(26,596,488)	(2,078,028)	—	(3,791,877)	—	(32,466,393)

Closing net book amount	858,729,501	71,849,685	753,224	124,035,156	12,201,521	1,067,569,087

At 30 September 2010 (unaudited)
Cost	1,441,240,522	115,024,037	3,267,193	351,854,948	12,201,521	1,923,588,221
Accumulated depreciation	(498,059,688)	(36,393,153)	(2,319,705)	(207,300,200)	—	(744,072,746)
Accumulated impairment charge	(84,451,333)	(6,781,199)	(194,264)	(20,519,592)	—	(111,946,388)

Net book amount	858,729,501	71,849,685	753,224	124,035,156	12,201,521	1,067,569,087

At 1 January 2011
Cost	1,445,381,081	116,957,680	3,267,193	357,077,127	6,081,118	1,928,764,199
Accumulated depreciation	(531,551,877)	(39,284,871)	(2,495,056)	(220,707,505)	—	(794,039,309)
Accumulated impairment charge	(84,451,333)	(6,781,199)	(194,264)	(20,519,592)	—	(111,946,388)

Net book amount	829,377,871	70,891,610	577,873	115,850,030	6,081,118	1,022,778,502

Nine months ended 30 September 2011 (unaudited)
Opening net book amount	829,377,871	70,891,610	577,873	115,850,030	6,081,118	1,022,778,502
Additions	27,428,406	529,377	—	19,238,500	647,239	47,843,522
Transfer	3,499,639	496,400	—	2,732,318	(6,728,357)	—
Disposals (Note 28)	—	(23,711)	—	(1,126,021)	—	(1,149,732)
Depreciation charge (Note 28)	(107,767,565)	(7,742,106)	(354,689)	(43,509,352)	—	(159,373,712)
Impairment charge (Note 23)	(27,242,829)	(2,187,521)	(62,667)	(6,619,336)	—	(36,112,353)

Closing net book amount	725,295,522	61,964,049	160,517	86,566,139	—	873,986,227

At 30 September 2011 (unaudited)
Cost	1,476,309,126	117,953,977	3,267,193	373,691,204	—	1,971,221,500
Accumulated depreciation	(639,319,442)	(47,021,208)	(2,849,745)	(259,986,137)	—	(949,176,532)
Accumulated impairment charge	(111,694,162)	(8,968,720)	(256,931)	(27,138,928)	—	(148,058,741)

Net book amount	725,295,522	61,964,049	160,517	86,566,139	—	873,986,227

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

6	Property, plant and equipment (continued)

note:

In the Agreement Related to Sale of Shares entered into on 22 September 2010, the shareholders of the Company agreed to sell 100% equity interest of Shanghai Meiju Hong Tuo Hotel Co., Ltd. (the ‘Meiju Hong Tuo’), a subsidiary of the Group, to an entity indirectly owned by Mr. Shen Feiyu at a price equal to the paid-in capital of Meiju Hong Tuo which amounted to Rmb 1,000,000. Accordingly the non-current assets of Meiju Hong Tuo were transferred out and presented as assets held for sale as at 30 September 2010. The transaction was completed in November 2010.

Because certain subsidiaries’ actual operating performances were significantly worse than budget and they are not expected to recover in the foreseeable future, the Group carried out an impairment test on property, plant and equipment as at 30 September 2011. The result of the impairment test shows that the recoverable amount of property, plant and equipment is approximately Rmb 36.1 million lower than the carrying value. Hence, an impairment provision is made against the property, plant and equipment. The recoverable amounts of the cash-generated units are determined from value in use calculations. The key assumption for the value in use calculations are those regarding the discount rate and growth rate. These calculations are based on cash flow forecasts prepared by the Group over a period of 5 years. The forecasts are derived from financial budgets approved by the Board and use an estimated growth rate, ranging from 3% to 5% and a pre-tax discount rate of 21%. The growth rate used does not exceed the long-term growth rate for the relevant markets.

For the nine-month period ended 30 September 2011, depreciation expense of Rmb 155,683,280 and Rmb 3,690,432 have been included in ‘cost of sales’ and ‘general and administrative expenses’ respectively. For the nine-month period ended 30 September 2010, depreciation expense of Rmb 159,400,009 and Rmb 2,435,253 have been included in ‘cost of sales’ and ‘general and administrative expenses’ respectively.

Furniture, fixtures and equipment include the following amounts where the Group is a lessee under finance leases:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
Cost – capitalised finance leases	16,909,132	—
Accumulated depreciation	(2,187,811)	—

Net book amount	14,721,321	—

7	Intangible assets

Computer software
Rmb
At 1 January 2010
Cost	5,277,312
Accumulated amortisation	(1,707,406)

Net book amount	3,569,906

Nine months ended 30 September 2010 (unaudited)
Opening net book amount	3,569,906
Additions	2,970,000
Amortisation charge (Note 28)	(1,986,397)
Subsidiary pending disposal (Note 6)	(11,615)

Closing net book amount	4,541,894

At 30 September 2010 (unaudited)
Cost	8,233,512
Accumulated amortisation	(3,691,618)

Net book amount	4,541,894

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

7	Intangible assets (continued)

Computer software
Rmb
At 1 January 2011
Cost	10,745,512
Accumulated amortization	(3,708,597)

Net book amount	7,036,915

Nine months ended 30 September 2011 (unaudited)
Opening net book amount	7,036,915
Additions	1,189,393
Amortisation charge (Note 28)	(1,656,541)

Closing net book amount	6,569,767

At 30 September 2011 (unaudited)
Cost	11,934,905
Accumulated amortisation	(5,365,138)

Net book amount	6,569,767

For the nine-month period ended 30 September 2011, amortization of computer software of Rmb 1,034,455 and Rmb 622,086 have been included in ‘cost of sales’ and ‘general and administrative expenses’ respectively. For the nine-month period ended 30 September 2010, amortization of computer software of Rmb 38,645 and Rmb 1,947,752 have been included in ‘cost of sales’ and ‘general and administrative expenses’ respectively.

8	Interests in a jointly controlled entity

	Investment in a jointly controlled entity	Shareholder’s loan	Subtotal	Share of loss	Total
	Rmb	Rmb	Rmb	Rmb	Rmb
At 1 January 2010	—	—	—	—	—
Formation of a jointly controlled entity (note (a))	500,000	—	500,000	—	500,000
Share of loss (note (b))	—	—	—	(3,226,669)	(3,226,669)
Excess amount booked as liability under amounts due to related parties (note (b))	—	—	—	2,726,669	2,726,669

At 30 September 2010 (unaudited)	500,000	—	500,000	(500,000)	—

At 1 January 2011	500,000	—	500,000	(500,000)	—
Shareholder’s loan (Note 31(c)(i))	—	10,000,000	10,000,000	—	10,000,000
Share of loss (note (b))	—	—	—	(582,273)	(582,273)
Reclassification of the excess amount previously booked as liability under amounts due to related parties (note (b))	—	—	—	(263,824)	(263,824)

At 30 September 2011 (unaudited)	500,000	10,000,000	10,500,000	(1,346,097)	9,153,903

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

8	Interests in a jointly controlled entity (continued)

(a)	In April 2010, the Group and a third party company contributed capital of Rmb 500,000 each to a newly formed jointly controlled entity Suzhou Tai De Hotel Management Co., Ltd. (‘Suzhou Taide’), which is principally engaged in developing and operating the economic hotels. The revenue and results for the nine-month periods ended 30 September 2011 and 2010 of the jointly controlled entity, which is unlisted, and its total assets and liabilities as at 30 September 2011 and 2010, are as follows:

	Total assets	Total liabilities	Revenue	Loss	% interest held
	Rmb	Rmb	Rmb	Rmb
As at and for the nine- month period ended 30 September 2011	19,823,021	(21,515,219)	8,708,686	(1,164,546)	50

As at and for the nine- month period ended 30 September 2010	21,698,125	(27,151,462)	3,172,994	(6,453,337)	50

(b)	The amounts of Rmb 3,226,669 and Rmb 582,273 recognized as ‘share of loss of a jointly controlled entity’ in the consolidated income statements are equal to the share of total loss of Suzhou Taide for the nine-month periods ended 30 September 2010 and 2011 respectively. They have exceeded the original cost of the Group’s investment in Suzhou Taide.

In 2010, the Group and the other investor of Suzhou Taide had each committed a loan of Rmb 10,000,000 to be lent to Suzhou Taide without a specified repayment date. Such loans have the same economic effect as a capital contribution and shall be treated as being a part of the net investment in Suzhou Taide. Therefore, the Group has treated its original investment of Rmb 500,000, together with the loan of Rmb 10,000,000 that in substance form part of the Group’s net investment, as the ceiling, being Rmb 10,500,000, to pick up its share of loss of Suzhou Taide. Since the loan was a commitment at that time and was not booked as an asset in the balance sheet, the share of loss in excess of the original investment of Rmb 500,000 was booked as a liability to Suzhou Taide of Rmb 2,726,669 in amounts due to related parties as of 30 September 2010. The excess amount, and therefore the related liability booked, was subsequently reduced to Rmb 263,824 as of 30 December 2010.

During the nine-month period ended 30 September 2011, the Group and the other investor of Suzhou Taide separately fulfilled their commitments to lend Rmb 10,000,000 to Suzhou Taide. For the Group, this was done through transfer of an equivalent amount due from another related party to shareholder’s loan lent to Suzhou Taide (Note 31(c)(i)). As a result, the loan of Rmb 10,000,000 was booked as part of the interests in Suzhou Taide. In the meantime, the above mentioned liability of Rmb 263,824 included in amounts due to related parties, which reflected the share of loss in excess of the original investment as of 31 December 2010, was reclassified into interests in a jointly controlled entity.

9	Deposits for long-term leases

In the lease agreements of certain operating hotel properties, a rental deposit is required and it will be refunded at the end of the lease term. All the rental deposits are due over 5 years from the balance sheet date.

All the deposits for long-term leases are denominated in Rmb and their carrying amounts approximate their fair value as at 30 September 2011 and 31 December 2010.

The credit quality of rental deposits has been assessed by reference to historical information about the counterparty default rates. The existing counterparties do not have defaults in the past. As at 30 September 2011 and 31 December 2010, the rental deposits do not contain impaired assets.

10	Prepaid operating lease payments

The difference between the amount of deposits paid for long-term lease and their present value upon the time of payments is recognized as ‘prepaid operating lease payments’. They are subsequently amortized on a straight-line basis over the lease term.

For the nine-month period ended 30 September 2011, the amortization of prepaid operating lease payments recognized as expense and included in ‘cost of sales’ amounted to Rmb 301,600 (For the nine-month period ended 30 September 2010: Rmb 312,701).

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

11	Inventories

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Consumables	7,993,783	8,448,824
Food and beverage	4,114,858	3,366,392
Purchased goods held for sales	598,889	745,741

	12,707,530	12,560,957

For the nine-month period ended 30 September 2011, the cost of inventories recognized as expense and included in ‘cost of sales’ amounted to Rmb 94,204,403 (For the nine-month period ended 30 September 2010: Rmb 105,534,486).

12	Trade and other receivables

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Trade receivables (note (a))	31,647,310	22,905,684
Less: Provision for impairment of trade receivables	(4,673,228)	(689,430)

Trade receivables – net	26,974,082	22,216,254
Prepayments, deposits and other receivables (note (b))	24,673,873	40,068,210
Amounts due from related parties (Note 31(c))	23,500,681	13,361,499
Others	22,024,845	15,729,136

	97,173,481	91,375,099

(a)	Trade receivables are mainly arisen from operation of ‘lease-and-operated hotels’ and management of ‘franchised-and-managed hotels’. The majority of the Group’s sales are by credit cards or against payment of deposits which has no credit terms. For certain corporate customers, the sales are made with credit terms of 90 days generally. The ageing analysis of the trade receivables is as follows:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
Up to 3 months	22,803,996	18,443,027
3 to 6 months	4,599,640	2,158,301
Over 6 months	4,243,674	2,304,356

	31,647,310	22,905,684

As at 30 September 2011, trade receivables of Rmb 4,170,086 (As at 31 December 2010: Rmb 3,773,227) were past due but not impaired. The ageing analysis of these trade receivables is as follows:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
3 to 6 months	4,170,086	2,158,301
Over 6 months	—	1,614,926

	4,170,086	3,773,227

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

12	Trade and other receivables (continued)

As at 30 September 2011, trade receivables of Rmb 4,673,228 (As at 31 December 2010: Rmb 689,430) were impaired and provided for. The amount of the provision was Rmb 4,673,228 as at 30 September 2011 (As at 31 December 2010: Rmb 689,430). The individual impaired receivables mainly related to franchisees and company customers, which are in unexpected difficult economic situations.

Movements on the Group’s provision for impairment of trade receivables are as following:

	As at
	30 September 2011	30 September 2010
	Rmb	Rmb
	(unaudited)	(unaudited)
At 1 January	689,430	377,029
Provision for receivables impairment	4,190,849	521,026
Receivables written off as uncollectable	(207,051)	(363,457)

At 30 September	4,673,228	534,598

(b)	As at 30 September 2011, rentals prepayment of Rmb 11,886,931 (which was a non-interest bearing receivable of Rmb 30,475,000 as at 31 December 2010) was secured by guarantees from certain entities directly or indirectly controlled by Mr. Shen, based on the Agreement Related to Sale of Shares entered into on 22 September 2010. During the nine-month period ended 30 September 2011, the receivable had been agreed by the relevant parties to be used for settlement of rentals payable.

(c)	Except for the amounts mentioned in note (b) above, all remaining balances are unsecured and interest-free.

The carrying amounts of the Group’s trade and other receivables are all denominated in Rmb, except for certain amounts due from related parties. The amounts due from related parties are denominated in the following currencies.

	As at
	30 September 2011	31 December 2010
Rmb	23,500,681	12,753,828
USD	—	607,671

	23,500,681	13,361,499

The carrying amount of trade and other receivables approximates their fair value.

The maximum exposure to credit risk at the reporting date is the carrying amount of each class of receivables mentioned above. The Group does not hold any collateral as security.

13	Cash and cash equivalents

As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Cash at bank and on hand	299,194,873	283,852,599

Cash and cash equivalents are denominated in the following currencies:

	As at
	30 September 2011	31 December 2010
Rmb	294,106,177	242,461,571
USD	5,088,696	41,391,028

	299,194,873	283,852,599

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

14	Ordinary shares and share premium

	Ordinary shares issued and fully paid
		Nominal
	Number	value	Share premium	Total
		Rmb	Rmb	Rmb
At 1 January 2010	1,215,789	9,384	1,453,864,565	1,453,873,949
Repurchase and cancellation of own shares (note (a))	(57,895)	(395)	(307,237,104)	(307,237,499)

At 30 September 2010 and 2011 (unaudited)	1,157,894	8,989	1,146,627,461	1,146,636,450

On 2 September 2005, the Company was incorporated in the Cayman Islands as a limited liability company with authorized share capital of USD 50,000 divided into 50,000 ordinary shares of USD 1 each. On 22 December 2006, the Company implemented a share split, where each ordinary share of USD 1 each was split into 1,000 ordinary shares of USD 0.001 each. Thereafter, the authorized share capital of USD 50,000 was represented by 50,000,000 ordinary shares of USD 0.001 each. All issued shares are fully paid.

(a)	During the nine-month period ended 30 September 2010, the Company repurchased 42,987 and 14,908 own shares with a par value of USD 0.001 each from GSS III and an entity wholly owned by Mr. Shen at a price of USD 33,412,500 and USD 11,587,500 respectively, among which USD 24,500,000 and USD 8,500,000 was paid off by 30 September 2010.

Pursuant to section 37 paragraph 3(g) of the Cayman Islands Companies Law, the redeemed shares were treated as cancelled and accordingly the issued ordinary shares of the Company was reduced by the nominal value of these shares. The filing of repurchase of own shares in the register of the Company was subsequently completed in December 2010.

Pursuant to section 37 paragraph 4(a) of the Cayman Islands Companies Law, an amount equivalent to the par value of the shares cancelled of Rmb 395 was transferred from the accumulated losses to the capital redemption reserve.

15	Reserves

	Statutory reserve	Other reserves	Total
	Rmb	Rmb	Rmb
At 1 January 2010	62,752,605	(308,564,173)	(245,811,568)
Repurchase and cancellation of own shares (Note 14(a))	—	395	395

At 30 September 2010 (unaudited)	62,752,605	(308,563,778)	(245,811,173)

At 1 January 2011	62,777,010	(308,563,778)	(245,786,768)
Contribution by a shareholder (Note 1(c))	—	31,693,967	31,693,967

At 30 September 2011 (unaudited)	62,777,010	(276,869,811)	(214,092,801)

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

16	Trade and other payables

	As at
	30 September	31 December
	2011	2010
	(unaudited)	(audited)
	Rmb	Rmb
Non-current payables

Accrued rental expenses (including the straight-line effect)
- Amounts due to related parties	4,062,473	5,968,036
- Amounts due to third parties	372,291,682	377,550,346

	376,354,155	383,518,382

Current payables

Amounts due to related parties (Note 31(c))	76,510,811	111,766,204
Payables for purchasing property, plant and equipment	27,412,820	42,148,319
Salary and social security payables	34,700,493	35,630,965
Trade payables	19,359,993	24,013,250
Other taxes payable	15,092,025	10,615,175
Others	60,812,210	58,143,257

	233,888,352	282,317,170

The carrying amount of trade and other payables approximates their fair value. The carrying amounts of the Group’s trade and other payables are all denominated in Rmb, except for certain amounts due to related parties. The amounts due to related parties are denominated in the following currencies.

	As at
	30 September 2011	31 December 2010
Rmb	252,000	32,293,791
USD	76,258,811	79,472,413

	76,510,811	111,766,204

17	Finance lease liabilities

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Non-current portion	7,508,046	—
Current portion	6,017,089	—

	13,525,135	—

Finance lease liabilities are effectively secured as the rights to the leased assets revert to the lessors in the event of default.

As at 30 September 2011, the Group leased a group of electronic equipment under finance leases. Under the terms of leases, the Group has option to purchase the equipment near the end of the lease terms.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

17	Finance lease liabilities (continued)

Analysis of gross finance lease liabilities – minimum lease payments:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
No later than 1 year	6,209,745	—
Later than 1 year and no later than 2 years	6,209,745	—
Later than 2 years and no later than 3 years	2,192,464	—

	14,611,954	—
Future finance charges on finance leases	(1,086,819)	—

Present value of finance lease liabilities	13,525,135	—

The present value of finance lease liabilities is as follows:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
No later than 1 year	6,017,089	—
Later than 1 year and no later than 2 years	5,628,937	—
Later than 2 years and no later than 3 years	1,879,109	—

	13,525,135	—

The carrying amount of the Group’s finance lease liabilities is determined using the expected further payments discounted at the borrowing rate of 6.4% per annum. The carrying amount of the liabilities approximates their fair value.

18	Deferred revenues

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Non-current

- Sale of membership cards	68,022,514	56,352,252
- Initial franchise fees	19,768,933	22,683,177

	87,791,447	79,035,429

Current

- Advances received from customers for room stays	11,009,882	10,672,658
- Customer award credits	77,248,269	56,598,298
- Sale of membership cards	16,288,772	11,444,322
- Initial franchise fees	8,579,146	8,397,318

	113,126,069	87,112,596

Total deferred revenues	200,917,516	166,148,025

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

19	Deferred income tax

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. The offset amounts are as follows:

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Deferred income tax assets:
- to be recovered after more than 12 months	37,594,443	45,330,672
- to be recovered within 12 months	2,750,263	4,079,871

	40,344,706	49,410,543

The movement in deferred income tax assets and liabilities during the period, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

Deferred tax assets	Pre- operating expenses	Accrued rentals	Tax losses	Social security payables	Accrued payroll	Total

	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb
At 1 January 2010	2,201,439	37,341,619	8,939,303	1,505,110	—	49,987,471
(Charged)/credited to the consolidated income statement (Note 25)	(764,545)	3,297,536	(5,963,682)	(194,278)	—	(3,624,969)

At 30 September 2010 (unaudited)	1,436,894	40,639,155	2,975,621	1,310,832	—	46,362,502

At 1 January 2011	1,142,183	41,539,760	3,515,235	1,180,441	2,032,924	49,410,543
Charged to the consolidated income statement (Note 25)	(607,470)	(6,278,174)	(1,266,197)	(42,760)	(871,236)	(9,065,837)

At 30 September 2011 (unaudited)	534,713	35,261,586	2,249,038	1,137,681	1,161,688	40,344,706

Deferred income tax assets are recognized for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable. As at 30 September 2011, the Group did not recognize deferred income tax assets of Rmb 71,614,528 (As at 31 December 2010: Rmb 76,094,287) in respect of losses amounting to Rmb 286,458,114 (As at 31 December 2010: Rmb 304,377,146) that can be carried forward against future taxable income. Losses as at 30 September 2011 amounting to Rmb 31,752,354, Rmb 68,636,767, Rmb 75,591,142, Rmb 35,779,905 and Rmb 74,697,946 would expire in 2012, 2013, 2014, 2015 and 2016, respectively. Losses as at 31 December 2010 amounting to Rmb 116,058,647, Rmb 127,817,873 and Rmb 60,500,626 would expire in 2013, 2014 and 2015, respectively.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

20	Provisions

	Onerous lease contracts	Legal claims	Total

	Rmb	Rmb	Rmb
At 1 January 2010	10,155,486	—	10,155,486
Charged to the consolidated income statement:
- Additional provisions	—	4,785,890	4,785,890
- Utilized during the period	(36,602)	—	(36,602)

At 30 September 2010 (unaudited)	10,118,884	4,785,890	14,904,774

At 1 January 2011	4,377,652	3,228,795	7,606,447
Charged to the consolidated income statement:
- Additional provisions	5,951,941	7,723,779	13,675,720
- Unwinding of discount	553,271	—	553,271
- Utilized during the period	(1,007,399)	—	(1,007,399)

At 30 September 2011 (unaudited)	9,875,465	10,952,574	20,828,039

Analysis of total provisions:

	As at
	30 September 2011	31 December 2010
	Rmb	Rmb
Non-current provision	6,021,809	2,003,049
Current provision	14,806,230	5,603,398

	20,828,039	7,606,447

(a)	Onerous lease contracts

Provisions comprise future rents payable net of the economic benefits expected to be received on onerous property leases. The majority of the provision is expected to be utilized over the period to 2020.

(b)	Legal claims

The amounts mainly represent provisions for the legal claims brought against the Group by the landlords of certain ‘lease-and-operated hotels’ in relation to the disputes on lease payments and by a supplier in relation to the disputes on payment for certain merchandises.

The additional provisions of Rmb 7,723,779 during the nine-month period ended 30 September 2011 comprised various amounts of Rmb 1,753,460 (Note 29(a)), Rmb 1,292,533 (Note 29(b)), Rmb 1,369,313 (Note 29(c)), Rmb 2,605,207 (Note 29(d)) and Rmb 703,266 (Note 29(g)) which had been included in ‘general and administrative expenses’, ‘property, plant and equipment’, ‘cost of sales’, ‘cost of sales’ and ‘general and administrative expenses’, respectively.

The balance at 30 September 2011 is expected to be utilized in the following twelve months. In the management’s opinion, after taking appropriate legal advices, the outcome of the legal claims against the Group will not give rise to any significant loss to the financial statements as a whole beyond the amounts provided at 30 September 2011.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

21	Revenue by nature

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Revenue from leased-and-operated hotels
- room rentals	940,110,653	1,162,507,051
- food and beverage sales	61,905,924	95,103,132
- others	16,268,195	15,816,507
Revenue from franchised-and-managed hotels income	34,697,536	26,516,480
One-time membership fees	23,387,569	3,864,678
Revenue from sublease arrangements	8,371,810	3,638,694

	1,084,741,687	1,307,446,542

22	Other income

Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Subsidy income	7,843,650	8,456,236

23	Expenses by nature

Expenses included in cost of sales, selling and marketing expenses, general and administrative expenses were analyzed as following:

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Operating lease rentals	367,803,398	381,078,522
Personnel costs (note)	214,693,788	209,914,848
Depreciation and amortization	161,030,253	163,821,659
Consumables, food and beverage	94,204,403	105,534,486
Utilities	98,664,335	101,050,577
Business taxes and other tax surcharges	61,145,007	74,112,938
Impairment of property, plant and equipment (Note 6)	36,112,353	—
Laundry costs	22,718,040	23,029,049
Maintenance costs	25,161,421	21,642,175
Advertising and entertainment expenses	6,678,134	5,856,906
Provisions for onerous lease contracts	5,951,941
Other operating expenses	81,144,790	75,818,174

	1,175,307,863	1,161,859,334

note:

Personnel costs include salaries and other allowances of Rmb 179,967,455 and social security costs of Rmb 34,726,333 for the nine-month period ended 30 September 2011. Personnel costs include salaries and other allowances of Rmb 178,447,397 and social security costs of Rmb 31,467,451 for the nine-month period ended 30 September 2010.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

24	Finance income/(costs) – net

	Nine months ended
	30 September 2011	30 September 2010
	Rmb (unaudited)	Rmb (unaudited)
Finance costs
Interest expenses on bank borrowings	—	(9,430,607)
Interest expenses on finance lease liabilities	(1,361,872)	—

	(1,361,872)	(9,430,607)

Finance income
Interest income on bank deposits	1,478,481	1,828,222
Net foreign exchange gains	1,613,074	1,136,773

	3,091,555	2,964,995

Finance income/(costs) – net	1,729,683	(6,465,612)

25	Income tax expense

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
Current corporate income tax	24,673,075	49,693,082
Deferred income tax (Note 19)	9,065,837	3,624,969

Income tax expense	33,738,912	53,318,051

PRC corporate income tax is calculated based on the statutory income tax rate of 25% on the assessable income of the Group’s subsidiaries operating in Mainland China except for the subsidiaries in Shanghai Pudong New Area, where the tax rate will gradually increase from 15% to 25% starting from 1 January 2008 over 5 years and the income tax rate for the nine-month period ended 30 September 2011 is 24% (Nine-month period ended 30 September 2010: 22%).

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the enacted tax rate in Mainland China as follows:

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
(Loss)/profit before tax	(82,638,807)	141,940,826

Tax calculated at a tax rate of 25% (2010: 25%)	(20,659,702)	35,485,207
Tax effects of different tax rate	6,123,846	(698,540)
Jointly controlled entity’s results reported net of tax	145,569	806,667
Utilisation of previously unrecognized tax losses	—	(3,150,934)
Expenses not deductible for tax purposes	13,691,133	6,032,261
Tax losses not recognized as deferred tax asset	24,527,865	12,095,219
Temporary differences not recognized as deferred tax asset when the asset is estimated not to be realized	9,910,201	2,748,171

Tax charge	33,738,912	53,318,051

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

26	Dividends

Pursuant to a shareholders’ meeting resolution dated on 1 April 2006 and other relevant shareholders’ agreements, the shareholders approved the dividend of Rmb 76,617,135. And pursuant to a shareholders’ meeting resolution dated on 26 November 2008, the shareholders approved the dividend of Rmb 52,407,977. These dividends belong to the then shareholders of the Old Operating Company before the Reorganization. The aggregated payments of dividends during the period from 1 January 2006 to 31 December 2010 were Rmb 81,987,977. During the nine-month period ended 30 September 2011, the payments of dividends were Rmb 40,816,739 and the unpaid PRC withholding income taxes of Rmb 6,220,396 are booked in ‘trade and other payables’.

27	Other losses

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
Loss on disposal of property, plant and equipment (Note 28)	(1,063,691)	(2,410,337)

28	Cash generated from operations

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
(Loss)/profit before income tax	(82,638,807)	141,940,826
Adjustments for:
- Depreciation (Note 6)	159,373,712	161,835,262
- Amortisation of intangible assets (Note 7)	1,656,541	1,986,397
- Amortisation of prepaid operating lease payments (Note 10)	301,600	312,701
- Loss on disposal of property, plant and equipment (see below)	1,063,691	2,410,337
- Finance (income)/costs - net (Note 24)	(1,729,683)	6,465,612
- Provisions for onerous lease contracts	5,951,941	—
- Deferred revenues	34,769,491	38,392,293
- Impairment charge (Note 6)	36,112,353	—
- Share of loss of a jointly controlled entity	582,273	3,226,669
Changes in working capital (excluding the effects of acquisition and exchange differences on consolidation):
- Inventories	(146,573)	(46,033)
- Trade and other receivables	(30,640,721)	1,546,936
- Trade and other payables	(165,288)	75,176,100

Cash generated from operations	124,490,530	433,247,100

In the consolidated statement of cash flows, proceeds from sale of property, plant and equipment comprise:

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited) Rmb	(unaudited) Rmb
Net book amount (Note 6)	1,149,732	2,437,260
Loss on disposal of property, plant and equipment	(1,063,691)	(2,410,337)

Proceeds from disposal of property, plant and equipment	86,041	26,923

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

29	Contingencies

The Group has contingent liabilities in respect of certain disputes arising in the ordinary course of business which led to lawsuits against the Group. It is not anticipated that any material liabilities beyond the amounts provided at 30 September 2011 will arise from these contingent liabilities set out as below.

(a)	In September 2010, Guangzhou Zhengsheng Plaza Co., Ltd. and Guangzhou Jijian Real Estate Co., Ltd. (collectively, ‘Guangzhou Zhengsheng’) filed a lawsuit against Merrylin Hotel Management (Guangzhou) Co., Ltd. (‘Guangzhou Merrylin’), a subsidiary of the Group, requesting Guangzhou Merrylin to (1) pay one month of 2008 rents of Rmb 626,432 and related late payment penalties; (2) pay rents of Rmb 151,402 and the late payment penalties of Rmb 4,648,318 for the period from 29 May 2009 to 28 November 2010; and (3) pay rents of Rmb 3,347,760 and the late payment penalties of Rmb 5,005,360 for the period from 29 November 2009 to 28 November 2010. As at 30 September 2011, the management has made provisions of Rmb 746,540 prior to 31 December 2010 for the rents under (1) and (2) and of Rmb 1,753,460 during the nine-month period ended 30 September 2011 (Note 20(b)) for the penalties under (1), (2) and (3). After taking legal advices, the management believed that the likelihood of significant payment for the claimed rents under (3) and the remaining claimed late payment penalties under (1), (2) and (3) is remote. No provision was therefore made for these contingent liabilities.

(b)	In April 2011, Shanghai Fengchao Technology Development Co., Ltd. (‘Fengchao’) filed two lawsuits against Shanghai Motel Hotel Management Company Ltd., (‘Shanghai Motel Management’), a subsidiary of the Group, requesting Shanghai Motel Management to make payments of Rmb 2,197,959 for the IT equipment purchased from Fengchao as well as the related late payment penalties of Rmb 398,300. After taking legal advices, the Group had recorded an amount of Rmb 905,426, which represented the value of the IT equipment received according to Shanghai Motel Management’s record but not the penalties as payable to Fengchao in the consolidated balance sheet as at 31 December 2010. In August 2011, Fengchao provided new evidence to the court to support the amount they claimed. Based on the new evidence, the management and its legal advisor reassessed the amount likely to be paid. As a result, additional amount of Rmb 1,292,533 was accrued but not the penalties during the nine-month period ended 30 September 2011, whereby total provision of Rmb 2,197,959 was made to cover the claimed amount for equipment. The management considers the amount of late payment penalties is not significant to the Group’s consolidated financial statements. No provision was therefore made for the penalties.

(c)	In April 2011, Shanghai Yiyun Logistics Co., Ltd. (‘Yiyun’) filed a lawsuit against Shanghai Motel Management and Shanghai Motel Huo Shan Lu Hotel Co., Ltd. (‘Shanghai Huo Shan Lu’), both of which are subsidiaries of the Group, requesting Shanghai Motel Management and Shanghai Huo Shan Lu to pay additional rents of Rmb 2,816,800 for the period from 15 November 2010 to 14 June 2011. After taking legal advices, the management has accrued an amount of Rmb 1,369,313 (Note 20(b)) for the claimed rents as provision as at 30 September 2011. The provision amount has no variances with the first judgement the court pronounced on 22 December 2011.

(d)	(1)	In May 2011, Shanghai Kuandao Information Technology Co., Ltd. (‘Kuandao’) filed a series of lawsuits against Shanghai Yiju Jia Jing Hotel Co., Ltd., Shanghai Meiju Zhi Jiang Hotel Co., Ltd., Shanghai Yiju Wu Zhong Lu Hotel Co., Ltd., Shanghai Meiju Gan Quan Hotel Co., Ltd., Shanghai Yiju Bei Xin Jing Hotel Co., Ltd., Shanghai Yiju Tian Mu Dong Lu Hotel Co., Ltd., Shanghai Motel Hu Tai Lu Hotel Co., Ltd. and Shanghai Yiju Hong Qiao Hotel Co., Ltd., all of which are subsidiaries of the Group, requesting them to pay Rmb 1,429,170 for certain services provided by Kuandao as well as the related late payment penalties of Rmb 498,212. As at 30 September 2011, the Group has recorded a provision of Rmb 1,089,520 (Note 20(b)) based on the final judgement of the court pronounced on 26 September 2011.

	(2)	In September 2011, Kuandao filed a series of lawsuits against Shanghai Yiju Zhou Hai Hotel Co., Ltd., Shanghai Yiju Yu Shan Hotel Co., Ltd., Shanghai Xu Hui Motel Hotel Co., Ltd., Shanghai Motel Tian Lin Hotel Co., Ltd., Shanghai Motel Si Ping Lu Hotel Co., Ltd., Shanghai Motel Hua Xia Dong Lu Hotel Co., Ltd., Shanghai Motel Zhong Shan Bei Yi Lu Hotel Co., Ltd. and Shanghai Motel Hua Shan Lu Hotel Co., Ltd., all of which are subsidiaries of the Group, requesting them to pay Rmb 1,866,578 for certain services provided by Kuandao as well as the related late payment penalties of Rmb 685,631. After taking legal advices, the management has accrued an amount of Rmb 1,515,687 (Note 20(b)) for the claimed amount as provision as at 30 September 2011. The provision amount has no variances with the final judgement the court pronounced on 8 November 2011.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

29	Contingencies (continued)

(e)	On 14 May 2010, Beijing Longde Real Estate Management Co., Ltd. (‘Longde’) filed a lawsuit against Beijing Yuetai An Zhen Qiao Hotel Management Co., Ltd. (‘Beijing Yuetai’), a subsidiary of the Group, requesting Beijing Yuetai to pay rents according to the lease agreement signed on 6 June 2006 (the ‘original agreement’), disregarding the existence of the amendments to the original agreement (the ‘Amendments’), made by the two parties on 16 June 2007 and 30 April 2009. According to the lawsuit filed by Longde, the Group would have to pay additional rent and penalties of Rmb 3,617,355 as at 31 December 2010. On 18 March 2011, the court dismissed Longde’s claim with a final judgment. Longde was not satisfied with the final judgment and appealed the case to a higher court on 29 March 2011. On 17 July 2011, the higher court dismissed Longde’s claim again and the original judgment was reaffirmed.

In May 2011, Longde filed another lawsuit against Beijing Yuetai requesting to terminate the original agreement and the Amendments. After taking legal advices and taking historical judgments as reference, the management considers the likelihood of losing the lawsuit is remote. Subsequently in November of 2011, Longde withdrew the lawsuit.

Later it was found out that Longde had transferred the related leased property in January 2011 to Mr. Wu Dong, a third-party individual, without notifying Beijing Yuetai in advance or obtaining the consent and waiver of pre-emptive rights from Beijing Yuetai. In June 2011, Mr. Wu Dong filed a lawsuit against Beijing Yuetai and Beijing Yuetai Hotel Management Co., Ltd. (‘Beijing Yuetai Management’), both of which are subsidiaries of the Group, requesting (1) Beijing Yuetai to pay rents of Rmb 8,599,992 for the period from 27 April 2010 to 26 April 2011; (2) Beijing Yuetai to pay related late payment penalties of Rmb 773,992; (3) Beijing Yuetai and Beijing Yuetai Management together to pay related default penalties of Rmb 17,199,984 and loss of prospective earnings of Rmb 18,117,862. After taking legal advices, the management considers they have properly followed the payment terms stated in the original agreement and the Amendments signed with Longde, the original landlord. It is unlikely that Beijing Yuetai and Beijing Yuetai Management would lose these lawsuits. The management therefore decided not to make any provision for these contingent liabilities. Subsequently in December of 2011, Wu Dong withdrew the lawsuit.

(f)	On 28 December 2010, Kunshan Shenghuo Printing Co., Ltd. (‘Kunshan Shenghuo’) filed a lawsuit against Beijing Yuetai Hotel Management Co., Ltd. (‘Beijing Yuetai Management’), a subsidiary of the Group, requesting to terminate a lease agreement between Kunshan Shenghuo and Beijing Yuetai because it could not be approved and executed due to redevelopment plan of the government and requesting Beijing Yuetai Management to pay rents of Rmb 1,000,000 and contractual loss penalties of Rmb 1,600,000 to Kunshan Shenghuo. After taking legal advices, the management had provided an amount of Rmb 1,046,000 for the claimed rents under rentals payable and had fully accrued an amount of Rmb 1,600,000 for the contractual loss penalties as provision in the consolidated balance sheet as at 31 December 2010.

In July 2011, Kunshan Shenghuo revised the claim, requesting Beijing Yuetai to pay (1) rents and late payment penalties of Rmb 2,600,000; (2) water and electricity charges of Rmb 124,194; (3) compensation for the restoration to the original status of Rmb 4,481,700; (4) removal and cleaning up costs of Rmb 500,000; (5) contractual loss penalties of Rmb 1,600,000. After taking legal advices, the management believes that the accrued rentals payable and provision carried forward from prior year are sufficient. The likelihood of paying the remaining requested amounts under (1), (2), (3), (4) and (5) is remote. The management therefore decided not to make any further provision for these contingent liabilities.

(g)	In February 2010, Mrs. Zhang Duo, a third-party individual landlord, filed a lawsuit against Shanghai Yiju Hotel Management Co., Ltd. (‘Shanghai Yiju Hotel’), Shanghai Motel Management and Huangshan Motel Bing Jiang Zhong Lu Hotel Co., Ltd. (‘Huangshan Bin Jiang Zhong Lu’), all of which are subsidiaries of the Group, requesting them to pay loss of prospective earnings of Rmb 3,369,783 for the period from 20 May 2009 to the completion date of Huangshan Bin Jiang Zhong Lu’s decoration project. The losses were caused by the extension of Huangshan Bin Jiang Zhong Lu’s decoration period which prevented Zhang Duo from renting out the idle space to other potential tenants. After taking legal advices, the Group had made an estimation on the possibility of the losses and recorded an amount of Rmb 882,255 as provision, other than the accruals for rental expenses of Rmb 851,397 for the claimed amount in the consolidated balance sheet as at 31 December 2010.

According to series of court judgements pronounced till 26 October 2011, the above mentioned three subsidiaries should pay an aggregated loss of Rmb 2,436,918. The Company fully provided the liabilities as at 30 September 2011 according to court judgements and further recorded an amount of Rmb 703,266 (Note 20(b)) as provision for the nine-month period ended 30 September 2011.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

30	Commitments

(a)	Capital commitments

Capital expenditure contracted for at the balance sheet date but not yet incurred is as follows:

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Acquisition of property, plant and equipment
- by direct purchase	800,000	26,504,991
- through finance lease arrangements (note)	63,784,877	—

	64,584,877	26,504,991

note:

During the nine-month period ended 30 September 2011, the Group entered into a series of non-cancellable lease agreements to lease a group of electronic equipment from a third-party company. The equipment are to be used together with the televisions in the leased-and-operated hotels. Such lease is categorized as finance lease. The future aggregate minimum lease payments for the equipment, not yet recorded as capital expenditure, under non-cancellable leases as at 30 September 2011 is Rmb 63,784,877.

(b)	Operating lease commitments – as a lessee

The Group has entered into non-cancellable operating lease agreements relating to leased-and-operated hotels. The lease terms range from five years to twenty years with different renewal options and escalation clauses.

The future aggregate minimum rental payments under non-cancellable operating leases as at the balance sheet date are as follows:

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
No later than 1 year	496,177,803	475,063,568
Later than 1 year and no later than 5 years	2,047,963,892	1,971,192,904
Later than 5 years	5,136,014,254	5,329,217,061

	7,680,155,949	7,775,473,533

(c)	Operating lease rentals receivable – as a lessor

The Group subleases certain motel properties to third parties through operating lease arrangements.

The future aggregate minimum rentals receivable under non-cancellable operating leases as at the balance sheet date are as follows:

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
No later than 1 year	8,167,544	7,836,737
Later than 1 year and no later than 5 years	25,125,350	24,247,405
Later than 5 years	18,205,210	20,746,420

	51,498,104	52,830,562

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

31	Related-party transactions

Previously, parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. In accordance with the revised IAS 24 ‘Related Party Disclosures’ which has become effective on 1 January 2011, the range of related parties is widened since the definition of related party has been changed. For example, an entity is now considered to be related to an associate of its parent company. Similarly two entities are considered to be related if both entities are joint ventures (or one is an associate and the other is a joint venture) of a third entity. In addition, two entities are considered as related if one entity is controlled by an individual who is part of the key management personnel of the other entity. The new definition has no impact on the disclosure of related-party transactions for the Group as it has no transactions with those additional entities now fall within the expanded range of related parties.

Name	Relationship with the Group by 30 September 2011
GSS III	The controlling shareholder
Merrylin International Investment Limited (BVI-1)	A company 100% controlled by Mr. Shen
Merrylin Hospitality Brands Limited (Cayman II)	A company controlled by Mr. Shen
Suzhou Tai De Hotel Management Co., Ltd.	A jointly controlled entity of the Group
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	A company controlled by Mr. Shen
Merrylin Holdings Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Food & Beverage Management Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	A company controlled by Mr. Shen
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	A company controlled by Mr. Shen
Motel Wu Zhong Lu Hotel Co., Ltd.	A company controlled by Mr. Shen
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	A company controlled by Mr.Shen
Dalian Merrylin Co., Ltd.	A company controlled by Mr.Shen
Shanghai Dazhong Merrylin Hotel Co., Ltd.	A company controlled by Mr.Shen
Shanghai Chang Hang Merrylin Hotel Co., Ltd.	A company controlled by Mr.Shen
Suzhou Motel Hotel Co., Ltd.	A company controlled by Mr.Shen

Name	Relationship with the Group after 30 September 2011
Home Inns & Hotel Management Inc.	The controlling shareholder

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

31	Related-party transactions (continued)

(a)	Transactions with related parties

Other than a subsidiary pending disposal to a related party as disclosed in Note 6 and the repurchase of own shares as disclosed in Note 14, the following transactions were undertaken by the Group with related parties during the nine months ended 30 September 2011 and 2010:

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Revenue from rendering services to
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	187,558	—
Suzhou Tai De Hotel Management Co., Ltd.	161,245	—
Shanghai Chang Hang Merrylin Hotel Co., Ltd.	11,091	17,225
Shanghai Dazhong Merrylin Hotel Co., Ltd.	1,230	4,314
Suzhou Motel Hotel Co., Ltd.	—	67,005

	361,124	88,544

Interest income
Merrylin International Investment Limited (BVI-1)	—	1,345,560

Rental expense (including the straight-line effect) to
Dalian Merrylin Co., Ltd.	5,509,839	5,297,979
Merrylin Holdings Co., Ltd.	252,000	252,000
Shanghai Zhou Ji Holiday Hotel Co., Ltd. (note)	—	8,209,425

	5,761,839	13,759,404

note:

During the nine-month period ended 30 September 2010, Shanghai Meiju Hong Tuo Hotel Co., Ltd. (‘Meiju Hong Tuo’), a then subsidiary of the Group leased certain properties from Shanghai Zhou Ji Holiday Hotel Co., Ltd. In November 2010, Meiju Hong Tuo was sold to an entity indirectly owned by Mr. Shen Feiyu. Hence, no rental expense to Shanghai Zhou Ji Holiday Hotel Co., Ltd. was incurred by the Group in 2011.

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

31	Related-party transactions (continued)

(a)	Transactions with related parties (continued)

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Expenses paid on behalf of
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	362,652	—
Suzhou Tai De Hotel Management Co., Ltd.	142,748	—
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	18,788	454,727
Others	18,329	45,425

	542,517	500,152

In addition to the related-party transactions as disclosed above, the Group paid an aggregated amount of Rmb 23,221,567 on behalf of GSS III and Merrylin International Investment Limited (BVI-1) (the ‘Merrylin International’) during the nine-month period ended 30 September 2011. It mainly represented the advisory service fees incurred by GSS III and Merrylin International in connection with the sales of the Company’s shares (Note 1(c)).

(b)	Key management compensation

	Nine months ended
	30 September 2011	30 September 2010
	(unaudited)	(unaudited)
	Rmb	Rmb
Salaries and other allowances	2,793,000	3,168,000
Social security costs	313,391	280,741

	3,106,391	3,448,741

(c)	Balances with related parties

Other than the shareholder’s loan to a jointly controlled entity as disclosed in Note 8 and the non-current payable balances to related parties as disclosed in Note 16, the Group had the following material current balances with related parties at the balance sheet dates:

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Amounts due from related parties:

Suzhou Tai De Hotel Management Co., Ltd. (note (i))	221,010	152,168
Shanghai Meiju Hong Tuo Hotel Co., Ltd.	32,564	332,195
Shanghai Merrylin Xian Xia Restaurant Co., Ltd.	4,326	45,115
Shanghai Merrylin Food & Beverage Management Co., Ltd. Beijing Branch Company	3,379	107,358
Suzhou Motel Hotel Co., Ltd. (note (i))	—	11,456,010
Shanghai Zhou Ji Holiday Hotel Co., Ltd.	—	654,525
Merrylin Hospitality Brands Limited (Cayman II)	—	607,671
Others	17,835	6,457

	279,114	13,361,499

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

31	Related-party transactions (continued)

(c)	Balances with related parties (continued)

(i)	During the nine-month period ended 30 September 2011, an agreement was entered into among the Company, Suzhou Taide, a jointly controlled entity of the Group, and Suzhou Motel Hotel Co., Ltd., whereby Suzhou Taide agreed to assume the liability of Suzhou Motel Hotel Co., Ltd. of Rmb 11,448,774 due to the Company. As a result, Rmb 10,000,000 out of the total amount was treated as the fulfilment of the Group’s commitment to provide a loan to Suzhou Taide and was booked as interests in Suzhou Taide (Note 8(b)). The remaining portion of Rmb 1,448,774 was booked as amount due from Suzhou Taide.

As at 30 September 2011, in addition to the amounts due from related parties as disclosed above, the Group had an aggregated amount of Rmb 23,221,567 due from GSS III and Merrylin International. The amount represented the advisory service fees the Group paid on behalf of GSS III and Merrylin International (Note 31(a)).

	As at
	30 September 2011	31 December 2010
	(unaudited)	(audited)
	Rmb	Rmb
Amounts due to related parties:

GSS III Monroe Holdings Limited (note (ii))	56,638,057	90,718,787
Merrylin International Investment Limited (BVI-1) (note (ii))	19,620,754	20,447,593
Merrylin Holdings Co., Ltd.	252,000	336,000
Suzhou Tai De Hotel Management Co., Ltd.	—	263,824

	76,510,811	111,766,204

(ii)	As described in Notes 1(b) and 1(c), the amounts due to GSS III as at 31 December 2010 included an amount of Rmb 31,693,967 representing the compensation resulted from the failure to include the Other Businesses in the ‘Enlarged Businesses’ based on the Monroe II Agreements. The amount was waived by GSS III and treated as contribution by a shareholder upon the completion of the sales of the Company’s shares on 30 September 2011.

The amount due to GSS III of Rmb 56,638,057 and the amount due to Merrylin International Investment Limited (BVI-1) of Rmb 19,620,754 as at 30 September 2011 (Rmb 59,024,820 and Rmb 20,447,593 respectively as at 31 December 2010) represented payables related to capital redemption in 2010 as described in Note 14(a).

32	Particulars of the subsidiaries and jointly controlled entity

Particulars of the subsidiaries and jointly controlled entity of the Group as at 30 September 2011 and 31 December 2010 are set out below:

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(a) Subsidiaries - established outside the PRC

Merrylin Hotel Holdings Ltd. (Mauritius)	20 September 2005	7,809	100%	100%	Investment holding
Merrylin Motel Holdings Ltd. (Mauritius)	20 September 2005	7,809	100%	100%	Investment holding
Merrylin Hospitality Holdings Ltd. (Mauritius)	13 April 2006	7,809	100%	100%	Investment holding
Better Wide Holdings Limited (BVI)	8 January 2008	14	100%	100%	Investment holding
Motel 168 Holdings Limited (Cayman)	22 November 2007	7	100%	100%	Investment holding
Merrylin Restaurant Brands Limited (Cayman)	7 January 2008	7	—	100%	Investment holding

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(a) Subsidiaries - established outside the PRC (continued)

Motel 168 International Holdings Limited (HK)	7 January 2008	1	100%	100%	Investment holding
Champion Merit Investments Limited (HK)	8 January 2008	2	100%	100%	Investment holding
Glory Essence Development Limited (HK)	14 November 2007	1	100%	100%	Investment holding
Unique Fortune Development Limited (HK)	7 January 2008	1	—	100%	Investment holding

(b) Subsidiaries - established in the PRC

Shanghai Motel Hotel Management Co., Ltd.	17 April 2003	60,000,000	100%	100%	Investment holding
Merrylin Hotel Management (Guangzhou) Co., Ltd.	24 April 2006	336,571,909	100%	100%	Investment holding
Shanghai Yiju Hotel Management Co., Ltd.	12 April 2006	155,684,643	100%	100%	Investment holding
Beijing Yuetai Hotel Management Co., Ltd.	12 April 2006	154,989,180	100%	100%	Investment holding
Meiju Hotel Management (Shanghai) Co., Ltd.	10 November 2006	142,372,512	100%	100%	Investment holding
Tianjin Jinju Hotel Management Co., Ltd.	25 March 2008	308,457,000	100%	100%	Investment holding
Hongju Hotel Management (Shanghai) Co., Ltd.	23 April 2009	8,194,800	100%	100%	Investment holding
Shanghai Shenzhou Merrylin Hotel Co., Ltd.	1 August 2006	5,000,000	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Hua Du Branch Company	3 April 2007	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Fan Yu No. 2 Branch Company	18 February 2008	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. No. 1 Branch Company	19 October 2007	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Fan Yu No. 1 Branch Company	5 June 2008	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. No. 2 Branch Company	27 May 2009	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Shenzhen Huang Gang Branch Company	14 June 2007	—	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Merrylin Hotel Management (Guangzhou) Co., Ltd. Shenzhen Branch Company	18 May 2007	—	100%	100%	Chained business hotel
Zhuhai Motel Hotel Management Co., Ltd.	22 May 2007	1,000,000	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Dong Guan No. 1 Branch Company	2 January 2008	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Dong Guan No. 2 Branch Company	23 August 2007	—	100%	100%	Chained business hotel
Merrylin Hotel Management (Guangzhou) Co., Ltd. Shun De Branch Company	7 January 2008	—	100%	100%	Chained business hotel
Huizhou Motel Mai Di Hotel Co., Ltd.	29 August 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Hui Nan Hotel Co., Ltd.	31 July 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Song Rong Hotel Co., Ltd.	3 April 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Jia Jing Hotel Co., Ltd.	2 October 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Hong Qiao Hotel Co., Ltd.	12 April 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Bei Xin Jing Hotel Co., Ltd.	27 September 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Yu Shan Hotel Co., Ltd.	25 August 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Bo Le Hotel Co., Ltd.	2 August 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Guang Dong Lu Hotel Co., Ltd.	3 July 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Wu Zhong Lu Hotel Co., Ltd.	9 October 2007	500,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Shanghai Yiju Wan Ding Lu Hotel Co., Ltd.	2 January 2008	1,000,000	100%	100%	Chained business hotel
Harbin Yiju Dong Da Zhi Jie Hotel Co., Ltd.	13 February 2007	1,000,000	100%	100%	Chained business hotel
Huangshan Motel Bing Jiang Zhong Lu Hotel Co., Ltd.	11 Jun 2008	1,000,000	100%	100%	Chained business hotel
Xi’an Motel Qing Nian Hotel	23 August 2007	1,000,000	100%	100%	Chained business hotel
Xi’an Motel Bei Guang Hotel Co., Ltd.	28 Jun 2007	1,000,000	100%	100%	Chained business hotel
Hangzhou Yiju Chuang Xing Hotel Co., Ltd.	17 August 2007	1,010,000	100%	100%	Chained business hotel
Hangzhou Yiju Shuo Li Hotel Co., Ltd.	17 May 2007	1,000,000	100%	100%	Chained business hotel
Nanjing Yiju Da Guang Hotel Co., Ltd.	29 October 2007	1,000,000	100%	100%	Chained business hotel
Nanjing Motel Huai Hai Hotel Co., Ltd.	4 July 2007	1,000,000	100%	100%	Chained business hotel
Nanjing Yiju Hu Ju Hotel Co., Ltd.	24 September 2007	1,000,000	100%	100%	Chained business hotel
Qingdao Motel Hai Bo Hotel Co., Ltd.	15 October 2007	1,000,000	100%	100%	Chained business hotel
Qingdao Motel Hua Yang Hotel Co., Ltd.	15 August 2007	1,000,000	100%	100%	Chained business hotel
Chongqing Motel Jie Fang Bei Hotel Co., Ltd.	5 February 2007	1,000,000	100%	100%	Chained business hotel
Changchun Yiju Hua Yi Hotel Co., Ltd.	11 October 2007	1,000,000	100%	100%	Chained business hotel
Yichang Motel Hotel Management Co., Ltd.	19 January 2007	1,000,000	100%	100%	Chained business hotel
Kunshan Motel Tong Feng Lu Hotel Co., Ltd.	25 April 2007	1,000,000	100%	100%	Chained business hotel
Shenyang Motel Bei Zhong Jie Hotel Co., Ltd.	20 June 2007	1,000,000	100%	100%	Chained business hotel
Chengdu Motel Shuang Qiao Hotel Co., Ltd.	24 January 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Zhou Hai Hotel Co., Ltd.	21 July 2008	1,000,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Dalian Yiju Xing Lin Hotel Co., Ltd.	29 January 2008	1,000,000	100%	100%	Chained business hotel
Wuhan Motel Wan Song Yuan Hotel Co., Ltd.	18 September 2008	1,000,000	100%	100%	Chained business hotel
Beijing Yuetai An Zhen Qiao Hotel Co., Ltd.	27 April 2007	1,000,000	100%	100%	Chained business hotel
Beijing You An Men Yuetai Hotel Co., Ltd.	2 August 2007	1,000,000	100%	100%	Chained business hotel
Ma’anshan Yuetai Jiefang Hotel Co., Ltd.	16 January 2009	1,000,000	100%	100%	Chained business hotel
Nanjing Yuetai Hotel Management Co., Ltd.	16 September 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Wei Qing Hotel Co., Ltd.	29 September 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Min Bao Hotel Co., Ltd.	4 May 2008	1,000,000	100%	100%	Chained business hotel
Huzhou Meiju Hong Qi Hotel Co., Ltd.	7 January 2008	1,000,000	100%	100%	Chained business hotel
Qingdao Meiju Da He Hotel Co., Ltd.	21 December 2007	1,000,000	100%	100%	Chained business hotel
Dalian Meiju Yi Dei Jie Hotel Co., Ltd.	21 January 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Tian Yao Qiao Hotel Co., Ltd.	16 June 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Qi Xin Hotel Co., Ltd.	20 November 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Gan Quan Hotel Co., Ltd.	28 February 2008	1,000,000	100%	100%	Chained business hotel
Jiashan Meiju Hotel Co., Ltd.	6 May 2008	1,000,000	100%	100%	Chained business hotel
Tianjin Meiju Jin Tang Hotel Co., Ltd.	4 February 2008	1,000,000	100%	100%	Chained business hotel
Tianjin Meiju Dong Ting Lu Hotel Co., Ltd.	16 October 2008	1,000,000	100%	100%	Chained business hotel
Tianjin Motel He Nan Hotel Co., Ltd.	18 November 2008	1,000,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Jilin Meiju Jin Hua Hotel Management Co., Ltd.	23 October 2008	1,000,000	100%	100%	Chained business hotel
Wuhan Motel Min Yi Square Hotel Co., Ltd.	17 November 2008	1,000,000	100%	100%	Chained business hotel
Wuhan Motel Fu Xing Hotel Co., Ltd.	23 December 2008	1,000,000	100%	100%	Chained business hotel
Nanjing Meiju Ai Yu Hotel Co., Ltd.	18 November 2008	1,000,000	100%	100%	Chained business hotel
Nanjing Meiju Ai Ge Hotel Co., Ltd.	13 December 2008	1,000,000	100%	100%	Chained business hotel
Nanjing Meiju Ai Zhong Hotel Co., Ltd.	30 December 2008	1,000,000	100%	100%	Chained business hotel
Changsha Meiju Nan Yang Hotel Co., Ltd.	21 December 2008	1,000,000	100%	100%	Chained business hotel
Nanjing Meiju Long Pan Hotel Co., Ltd.	12 January 2009	1,000,000	100%	100%	Chained business hotel
Wuxi Meiju Rong Hu Hotel Co., Ltd.	4 January 2009	1,000,000	100%	100%	Chained business hotel
Jinan Meiju Bei Da Yuan Hotel Co., Ltd.	29 July 2009	1,000,000	100%	100%	Chained business hotel
Kunshan Meiju Hong Qiao Hotel Co., Ltd.	21 July 2009	1,000,000	100%	100%	Chained business hotel
Tianjin Jinju Shu Jie Hotel Co., Ltd.	7 September 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Xin Jin Qiao Lu Hotel Co., Ltd.	25 August 2003	3,000,000	100%	100%	Chained business hotel
Shanghai Motel Xin Jin Qiao Lu Hotel Co., Ltd. No.1 Branch	22 December 2003	—	100%	100%	Chained business hotel
Shanghai Motel An Yuan Lu Hotel Co., Ltd.	9 October 2003	5,000,000	100%	100%	Chained business hotel
Shanghai Motel Tian Lin Hotel Co., Ltd.	5 December 2003	2,000,000	100%	100%	Chained business hotel
Shanghai Motel Huo Shan Lu Hotel Co., Ltd.	7 September 2004	5,000,000	100%	100%	Chained business hotel
Shanghai Motel Zhou Jia Zui Lu Hotel Co., Ltd.	24 September 2004	5,000,000	100%	100%	Chained business hotel
Shanghai Motel Shang Cheng Lu Hotel Co., Ltd.	10 October 2004	3,000,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Shanghai Motel Hua Xiang Lu Hotel Co., Ltd.	21 January 2005	3,000,000	100%	100%	Chained business hotel
Shanghai Motel Hua Xia Dong Lu Hotel Co., Ltd.	17 March 2005	3,000,000	100%	100%	Chained business hotel
Shanghai Motel Yan An Xi Lu Hotel Co., Ltd.	27 April 2005	3,000,000	100%	100%	Chained business hotel
Shanghai Motel Yin Du Lu Hotel Co., Ltd.	9 June 2005	2,000,000	100%	100%	Chained business hotel
Shanghai Motel Hu Tai Lu Hotel Co., Ltd.	25 January 2006	2,000,000	100%	100%	Chained business hotel
Shanghai Motel Hua Shan Lu Hotel Co., Ltd.	21 September 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Da Du He Lu Hotel Co., Ltd.	1 March 2006	2,000,000	100%	100%	Chained business hotel
Shanghai Xuhui Motel Hotel Co., Ltd.	10 August 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Ci Shan Jie Hotel Management Co., Ltd.	10 February 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Jin Ling Dong Lu Hotel Co., Ltd.	4 July 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Zhong Shan Bei Yi Lu Hotel Co., Ltd.	27 July 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Si Ping Lu Hotel Co., Ltd.	20 June 2006	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Gong He Xin Lu Hotel Co., Ltd.	12 January 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Xu Jia Hui Lu Hotel Co., Ltd.	6 February 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Ba Yi Lu Hotel Co., Ltd.	5 April 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Merrylin Ao Men Lu Restaurant Co., Ltd.	2 April 2002	1,680,000	100%	100%	Chained business hotel
Beijing Meiju Hotel Management Co., Ltd.	9 August 2006	1,000,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Beijing Motel Jin Jie Hotel Co., Ltd.	25 July 2007	1,000,000	100%	100%	Chained business hotel
Wuxi Motel Hotel Co., Ltd.	15 December 2005	1,000,000	100%	100%	Chained business hotel
Wuhan Motel Hotel Management Co., Ltd.	14 Jun 2005	2,000,000	100%	100%	Chained business hotel
Wuhan Motel Hua Qiao Hotel Co., Ltd.	24 October 2006	2,000,000	100%	100%	Chained business hotel
Hubei Motel Wang Jia Dun Hotel Management Co., Ltd.	7 August 2007	2,000,000	100%	100%	Chained business hotel
Guiyang Motel Hotel Co., Ltd.	8 September 2006	1,000,000	100%	100%	Chained business hotel
Motel Hangzhou Tian Cheng Lu Hotel Co., Ltd.	13 July 2006	1,000,000	100%	100%	Chained business hotel
Hefei Motel Hotel Co., Ltd.	25 July 2006	1,000,000	100%	100%	Chained business hotel
Nanjing Motel Jian Ning Hotel Co., Ltd.	9 October 2006	1,000,000	100%	100%	Chained business hotel
Jinhua Motel Yang Guang Lu Hotel Co., Ltd.	6 November 2006	1,000,000	100%	100%	Chained business hotel
Shenzhen Motel Qi Lin Hotel Co., Ltd.	27 April 2007	1,000,000	100%	100%	Chained business hotel
Shenzhen Motel Luo Fang Hotel Co., Ltd.	24 May 2005	1,000,000	100%	100%	Chained business hotel
Shenzhen Motel Long He Hotel Co., Ltd.	19 October 2007	1,000,000	100%	100%	Chained business hotel
Shenzhen Motel Dong Huan Hotel Co., Ltd.	21 November 2008	1,000,000	100%	100%	Chained business hotel
Shenzhen Motel Hong Ling Hotel Co., Ltd.	28 September 2008	1,000,000	100%	100%	Chained business hotel
Yantai Motel Hai Hang Dian Hotel Co., Ltd.	2 March 2007	1,000,000	100%	100%	Chained business hotel
Changsha Motel Hotel Co., Ltd.	1 November 2006	1,000,000	100%	100%	Chained business hotel
Hunan Motel Wu Yi Hotel Co., Ltd.	6 June 2007	2,000,000	100%	100%	Chained business hotel
Hunan Motel Fu Rong Hotel Co., Ltd.	26 October 2007	2,000,000	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

32	Particulars of the subsidiaries and jointly controlled entity (continued)

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Yiwu Yiju Che Zhan Lu Hotel Co., Ltd.	5 March 2007	1,000,000	100%	100%	Chained business hotel
Suzhou Guan Qian Motel Hotel Co., Ltd.	6 April 2007	1,000,000	100%	100%	Chained business hotel
Zhongshan Motel Hotel Co., Ltd.	3 September 2006	1,000,000	100%	100%	Chained business hotel
Jinan Motel Pu Li Jie Hotel Co., Ltd.	19 March 2007	1,000,000	100%	100%	Chained business hotel
Jiangyin Motel Hotel Co., Ltd.	22 April 2007	1,000,000	100%	100%	Chained business hotel
Chongqing Motel Shang Qing Si Lu Hotel Co., Ltd.	8 June 2007	1,000,000	100%	100%	Chained business hotel
Shaoxing Motel Zhong Xing Bei Lu Hotel Co., Ltd.	21 June 2007	1,000,000	100%	100%	Chained business hotel
Yangzhou Motel Wen He Bei Lu Hotel Co., Ltd.	5 July 2007	1,000,000	100%	100%	Chained business hotel
Changzhou Qian Ling Motel Hotel Co., Ltd.	6 June 2007	1,000,000	100%	100%	Chained business hotel
Changzhou Motel Lan Ling Hotel Management Co., Ltd.	3 September 2007	1,000,000	100%	100%	Chained business hotel
Tongxiang Motel Shi Ji Da Dao Hotel Co., Ltd.	24 December 2007	1,000,000	100%	100%	Chained business hotel
Shanghai Yiju Tian Mu Dong Lu Hotel Co., Ltd.	12 May 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Meiju Zhi Jiang Hotel Co., Ltd.	19 July 2008	1,000,000	100%	100%	Chained business hotel
Suzhou Cheng Xi Motel Hotel Co., Ltd.	6 November 2008	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Kunshan Heng Shan Lu Dian	14 January 2009	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhengzhou Er Qi Square Branch Company	11 March 2009	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Chengdu Jiu Yan Qiao Branch Company	14 April 2009	—	100%	100%	Chained business hotel

MOTEL 168 INTERNATIONAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2011 AND 2010

Name	Date of incorporation/ establishment	Nominal value of issued and fully paid share capital/ paid-in capital	Effective interest held as at		Principal activities
			30 September 2011	31 December 2010
(b) Subsidiaries - established in the PRC (continued)

Shanghai Motel Hotel Management Co., Ltd. Hefei Sheng Li Lu Branch Company	14 May 2009	—	100%	100%	Chained business hotel
Guiyang Motel Jie Fang Lu Hotel Co., Ltd.	22 June 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhenjiang Jie Fang Lu Branch Company	14 October 2009	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Harbin Ai De Meng Dun Lu Branch Company	10 October 2009	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Kunshan Bei Men Lu Branch Company	16 December 2009	—	100%	100%	Chained business hotel
Shanghai Motel De Ping Lu Hotel Co., Ltd.	14 April 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Pu Dong Nan Lu Hotel Co., Ltd.	20 October 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Jin Chuan Lu Branch Company	5 November 2009	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Xin Cun Lu Branch Company	23 June 2009	—	100%	100%	Chained business hotel
Hangzhou Motel Ti Yu Chang Lu Hotel Co., Ltd.	15 July 2009	1,000,000	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Zhang Jiang Lu Branch Company	11 May 2010	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Wu Chang Jing An Lu Branch Company	26 April 2010	—	100%	100%	Chained business hotel
Shanghai Motel Hotel Management Co., Ltd. Chang Sha Cheng Nan Dong Lu Branch Company	11 March 2010	—	100%	100%	Chained business hotel
Shijiazhuang Meiju Qing Li Hotel Co., Ltd.	11 November 2010	1,000,000	100%	100%	Chained business hotel

(c) Jointly controlled entity - established in the PRC

Suzhou Tai De Hotel Management Co., Ltd.	29 April 2010	1,000,000	50%	50%	Chained business hotel

33	Approval and authorization for issue of financial statements

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on 27 April 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association, we may indemnify our directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are party or are threatened to be made a party by reason of their acting as our directors, officers, employees or agents. To be entitled to indemnification, these persons must have acted in good faith and in the best interest and not contrary to the interest of our company, and must not have acted in a manner willfully or grossly negligent and, with respect to any criminal action, they must have had no reasonable cause to believe their conduct was unlawful. Our amended and restated memorandum and articles of association also allow for indemnification of such person in the case of a suit initiated by our company or in the right of our company.

We have entered into indemnification agreements with our directors and executive officers, the form of which was filed as Exhibit 10.2 to our registration statement on Form F-1 (file no. 333-142190) that was filed with the SEC on April 25, 2007, to indemnify them to the fullest extent permitted by applicable law and our articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 9. EXHIBITS

The exhibits to this registration statement are listed in the Index to Exhibits on page II-5 of this registration statement.

ITEM 10. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the People’s Republic of China on May 3, 2012.

HOME INNS & HOTELS MANAGEMENT INC.

By:	/s/ David Jian Sun
Name:	David Jian Sun
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Jian Sun and Huiping Yan, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 3, 2012.

Signature	Title

/s/ David Jian Sun

Name: David Jian Sun	Chief Executive Officer, Director (principal executive officer)

/s/ Huiping Yan
Name: Huiping Yan	Chief Financial Officer (principal financial and accounting officer)

/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen	Co-Chairman of the Board of Directors

/s/ Yunxin Mei
Name: Yunxin Mei	Co-Chairman of the Board of Directors

/s/ Min Bao
Name: Min Bao	Director

/s/ James Jianzhang Liang
Name: James Jianzhang Liang	Director

/s/ Kenneth Gaw
Name: Kenneth Gaw	Director

/s/ Terry Yongmin Hu
Name: Terry Yongmin Hu	Director

/s/ Arthur M. Wang

Name: Arthur M. Wang	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Home Inns & Hotels Management Inc., has signed this registration statement in New York, New York, on May 3, 2012.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name:Kate Ledyard
Title:Manager

INDEX TO EXHIBITS

Exhibit Number		Description of Document

4.1		Specimen American Depositary Receipt of Home Inns & Hotels Management, Inc. (included in Exhibit 4.3 of the Registration Statement on Form F-1 (File No. 333-142190) filed with the Securities and Exchange Commission on April 18, 2007).

4.2		Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-1 (File No. 333-142190) filed with the SEC on April 18, 2007).

4.3		Deposit Agreement dated October 31, 2006 among the registrant, The Bank of New York as depositary and all owners and beneficial owners from time to time of the American Depositary Shares (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form F-1 (File No. 333-142190) filed with the SEC on April 18, 2007).

4.4		Amended and Restated Memorandum and Articles of Association of the registrant, effective November 3, 2009 (incorporated by reference to Exhibit 99.3 of Form 6-K (File No. 001-33082) filed with the SEC on November 4, 2009).

4.5		Registration Rights Agreement dated as of September 30, 2011 among Home Inns & Hotels Management, Inc., GSS III Monroe Holdings Limited and Merrylin International Investment Limited (incorporated by reference to Exhibit 2.5 of Form 20-F (File No. 001-33082) filed with the SEC on April 24, 2012).

5.1	*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered.

8.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters.

8.2	*	Opinion of Commerce & Finance Law Offices regarding certain PRC tax matters.

23.1	*	Consent of Independent Registered Public Accounting Firm.

23.2	*	Consent of Independent Registered Public Accounting Firm.

23.3	*	Consent of Maples and Calder (included in Exhibit 5.1).

23.4	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

23.5	*	Consent of Commerce & Finance Law Offices.

24.1	*	Powers of Attorney (included as part of the signature page in Part II of this registration statement).

*	Filed herewith.